                                                     Filed under Rule 424(b)(4)
                                                     - Registration Statement
                                                       No. 333-51043
PROSPECTUS
                                2,000,000 Shares

                                   [JDA LOGO]
                                  COMMON STOCK
                            ------------------------
  OF THE 2,000,000 SHARES OF COMMON STOCK OFFERED HEREBY, 1,520,000 SHARES ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS AND 480,000 SHARES ARE BEING OFFERED INITIALLY OUTSIDE OF THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS. SEE "UNDERWRITERS." ALL OF THE SHARES
    OF COMMON STOCK BEING OFFERED HEREBY ARE BEING SOLD BY THE COMPANY. THE COMPANY'S COMMON STOCK IS LISTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL
 "JDAS." ON MAY 6, 1998, THE LAST SALE PRICE OF THE COMMON STOCK AS REPORTED ON
  THE NASDAQ NATIONAL MARKET WAS $46 1/8 PER SHARE. SEE "PRICE RANGE OF COMMON
                                    STOCK."
                            ------------------------
        THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                          COMMENCING ON PAGE 5 HEREOF.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------
                               PRICE $46 A SHARE
                            ------------------------

                                                                  UNDERWRITING
                                             PRICE TO             DISCOUNTS AND           PROCEEDS TO
                                              PUBLIC             COMMISSIONS(1)           COMPANY(2)
                                             --------            --------------           -----------
Per Share..............................       $46.00                  $2.39                 $43.61
Total(3)...............................     $92,000,000            $4,780,000             $87,220,000

------------

    (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."

    (2) Before deducting expenses payable by the Company estimated at $500,000.

    (3) The Company has granted the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 300,000 additional Shares at the price to public, less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions and proceeds to Company will be $105,800,000, $5,497,000 and $100,303,000, respectively.
        See "Underwriters."
                            ------------------------
     The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters named herein and subject to approval of certain legal matters by Brobeck, Phleger & Harrison LLP, counsel for the Underwriters. It is expected that delivery of the Shares will be made on or about May 12, 1998 at the office of Morgan Stanley & Co Incorporated, New York, N.Y., against payment therefor in immediately available funds.
                            ------------------------
MORGAN STANLEY DEAN WITTER
                  DONALDSON, LUFKIN & JENRETTE
                        Securities Corporation

                                                               HAMBRECHT & QUIST

May 6, 1998

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Incorporation of Certain Documents by
  Reference....................................     2
Prospectus Summary.............................     3
The Company....................................     4
Risk Factors...................................     5
Forward Looking Statements.....................    15
Use of Proceeds................................    15
Dividend Policy................................    15
Price Range of Common Stock....................    16
Capitalization.................................    17
Selected Consolidated Financial Data...........    18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    19

                                                 PAGE
                                                 ----
Business.......................................    29
Management.....................................    42
Certain United States Federal Income Tax
  Considerations for Non-U.S. Holders of Common
  Stock........................................    44
Underwriters...................................    46
Legal Matters..................................    49
Experts........................................    49
Available Information..........................    49

                            ------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated in this Prospectus by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (3) the Company's Current Report on Form 8-K dated and filed April 24, 1998; and (4) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owners, to whom a copy of the Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be submitted to Mr. Lindsay L. Hoopes, Vice President -- Accounting, 11811 North Tatum Boulevard, Suite 2000, Phoenix, Arizona 85028.
                            ------------------------

     The Company has filed domestic trademark applications for the symbols JDA, Distributed Store System, DSS, Merchandise Management System, MMS, Open DataBase Merchandising System, ODBMS, Retail IDEAS and Win/DSS and foreign trademark applications for the symbol JDA. All other trademarks or trade names referred to in this Prospectus are the property of their respective owners.
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS."
                            ------------------------

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) OR THEIR RESPECTIVE AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITERS."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this Prospectus or incorporated by reference. Except as otherwise indicated, all information in this Prospectus assumes that the Underwriters' over-allotment option is not exercised. See "Underwriters."
                                  THE COMPANY

     JDA Software Group, Inc. is a leading international provider of integrated enterprise-wide software products and services that address mission-critical management information needs of the retail supply chain. The Company offers a broad array of software products designed to provide integrated technology solutions for the collection, organization and analysis of data and the distribution of information throughout a retail organization. The Company's products include: merchandising, financial and decision support systems at the corporate level; point-of-sale, back office and distributed processing applications at the store level; and warehouse management and logistics systems at the distribution level. The Company offers products that operate on IBM AS/400-based and DOS-based platforms, as well as products that operate in the UNIX and Windows NT open client/server environments. JDA also offers a wide range of professional services through its consulting and customer support organizations, including project management, system planning, design and implementation, custom modifications, training and support services.

     The Company's products and services are marketed and sold primarily through JDA's direct sales force and through cooperative relationships with sales agents, distributors and other vendors, including IBM and Siemens Nixdorf. The Company's solutions have been licensed to more than 300 retail enterprises worldwide and address a wide variety of retail markets, including hard and soft lines retailers, warehouse operations, department stores and grocery stores. The Company's customers include many of the world's leading specialty retailers such as Bed, Bath and Beyond, Inc., CompUSA, Inc., Gucci SpA, LensCrafters, Inc., Office Depot International, Oshman's Sporting Goods, Inc., PETCO Animal Supplies, Inc., Planet Hollywood International, Royal Duty Free Shop, Inc., Sears Clothing Ltd., Staples, Inc., Stride Rite Children's Group, Inc., Virgin Entertainment Group, Inc. and Williams-Sonoma, Inc.

                                  THE OFFERING

U.S. Offering..............................................  1,520,000 Shares
International Offering.....................................  480,000 Shares
        Total..............................................  2,000,000 Shares
Common Stock to be outstanding after the offering..........  15,318,781 Shares(1)
Use of proceeds............................................  For general corporate purposes, including product development and working capital and potential acquisitions.
                                                             See "Use of Proceeds."
Nasdaq National Market symbol..............................  JDAS

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS
                                                               ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                                                              ------------------    -----------------------------
                                                               1998       1997       1997       1996       1995
                                                              -------    -------    -------    -------    -------
CONSOLIDATED STATEMENT OF INCOME DATA:
  Total revenues............................................  $30,893    $16,844    $91,771    $47,840    $30,084
  Gross profit..............................................   16,544      9,940     52,899     30,986     20,144
  Income from operations....................................    5,246      3,499     19,370     12,277      7,504
  Net income(2).............................................    3,484      2,313     12,466      7,680      4,401
  Basic and diluted earnings per share......................  $   .26    $   .18    $   .95    $   .64    $   .42
  Shares used to compute basic earnings per share(3)........   13,236     13,007     13,078     12,010     10,952
  Shares used to compute diluted earnings per share(3)......   13,579     13,168     13,109     12,010     10,952

                                                                   MARCH 31, 1998
                                                              -------------------------
                                                              ACTUAL     AS ADJUSTED(4)
                                                              -------    --------------
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $31,897       $118,617
  Working capital...........................................   55,333        142,053
  Total assets..............................................   92,150        178,870
  Long-term liabilities.....................................      269            269
  Stockholders' equity......................................   77,564        164,284

------------
(1) Based on the number of shares outstanding as of March 31, 1998. Excludes (i) 1,282,117 shares of Common Stock issuable upon the exercise of stock options outstanding under the Company's stock option plans as of March 31, 1998, at a weighted average exercise price of $24.30 per share, the issuance of 99,172 shares of which will not cause further dilution, (ii) 249,005 shares of Common Stock reserved for option grants under the Company's stock option plans, (iii) 1,750,000 shares of Common Stock reserved, subject to stockholder approval, for option grants under the Company's stock option plans and (iv) 300,000 shares of Common Stock reserved, subject to stockholder approval, for issuance under the Company's 1998 Employee Stock Purchase Plan.

(2) Prior to March 30, 1995, certain of JDA's commonly-held predecessor companies elected S Corporation status. Net income for 1995 includes a pro forma provision for U.S. federal income taxes at statutory rates. Without such pro forma provision, net income for 1995 was $5,573.

(3) Includes common and equivalent shares outstanding subsequent to the Company's reorganization on March 30, 1995.

(4) As adjusted to reflect the sale of 2,000,000 shares of Common Stock offered by the Company hereby (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company) and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Capitalization."

                                  THE COMPANY

     JDA Software Group, Inc. ("JDA" or the "Company) is a leading international provider of integrated enterprise-wide software products and services that address mission-critical management information needs of the retail supply chain. The Company offers a broad array of software products designed to provide integrated technology solutions for the collection, organization and analysis of data and the distribution of information throughout a retail organization. The Company's products include: merchandising, financial and decision support systems at the corporate level; point-of-sale, back office and distributed processing applications at the store level; and warehouse management and logistics systems at the distribution level. The Company offers products that operate on IBM AS/400-based and DOS-based platforms, as well as products that operate in the UNIX and Windows NT open client/server environments. JDA also offers a wide range of professional services through its consulting and customer support organizations, including project management, system planning, design and implementation, custom modifications, training and support services.

     The retailing industry is experiencing rapid change, driven primarily by changing consumer preferences, intensifying competition and increasing globalization. To respond to today's competitive challenges, retailers must accelerate the rate at which they identify and respond to changing business conditions and consumer requirements. A retail organization's agility and ultimate success are dependent upon its ability to rapidly and cost-effectively collect, organize and analyze data, and disseminate information throughout the enterprise to facilitate effective business decisions. Retailers are recognizing the strategic imperative of employing technology to cut costs, reduce inefficiencies and enhance sales in an increasingly competitive environment dominated by value-conscious consumers. As a result, retailers are demanding highly functional, easy to use and scaleable software applications that can be economically and rapidly implemented and adapted for changes in their mission-critical business functions.

     The Company's products and services are marketed and sold primarily through JDA's direct sales force and through cooperative relationships with sales agents, distributors and other vendors, including IBM and Siemens Nixdorf. The Company's solutions have been licensed to more than 300 retail enterprises worldwide and address a wide variety of retail markets, including hard and soft lines retailers, warehouse operations, department stores and grocery stores. The Company's customers include many of the world's leading specialty retailers such as Bed, Bath and Beyond, Inc., CompUSA, Inc., Gucci SpA, LensCrafters, Inc., Office Depot International, Oshman's Sporting Goods, Inc., PETCO Animal Supplies, Inc., Planet Hollywood International, Royal Duty Free Shop, Inc., Sears Clothing Ltd., Staples, Inc., Stride Rite Children's Group, Inc., Virgin Entertainment Group, Inc. and Williams-Sonoma, Inc.

     The Company's objective is to strengthen its leadership position by providing a comprehensive suite of software solutions that address mission-critical management information needs of the retail supply chain. Key elements of the Company's strategy include: leveraging the Company's the in-depth understanding of retailers' requirements accumulated from sales to over 300 customers; expanding product sales to existing customers; continuing to invest in the Company's high quality professional services organization; expanding the Company's presence in international markets; further developing and expanding strategic relationships for development, distribution and implementation of the Company's products; continuing to develop and offer products and services that address customers' emerging technological and financial issues; and acquiring complementary businesses, products and technologies.

     The Company's principal executive offices are located at 11811 North Tatum Blvd., Suite 2000, Phoenix, AZ 85028, and the telephone number at that address is (602) 404-5500. Unless the context otherwise requires, the "Company" or "JDA" refers to JDA Software Group, Inc. and its consolidated subsidiaries.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed below and in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." See "Forward Looking Statements."

     Variability in Quarterly Operating Results. The Company's quarterly operating results have varied and are expected to continue to vary in the future. These fluctuations may be caused by many factors, including: demand for the Company's products and services; the size and timing of individual sales; the lengthening of the Company's sales cycle; competitive pricing pressures; customer order deferrals in anticipation of new products; changes in the mix of products and services sold; the timing of introductions and enhancements of products by the Company or its competitors; market acceptance of new products; technological changes in platforms supporting the Company's products; changes in the Company's operating expenses; changes in the mix of domestic and international revenues; the Company's ability to complete fixed-price consulting contracts within budget; personnel changes; foreign currency exchange rate fluctuations; expansion of international operations; changes in the Company's strategies; and general industry and economic conditions. The Company's business has experienced, and is expected to continue to experience, some degree of seasonality due in large part to its retail customers' buying cycles. Specifically, within each fiscal year software license revenues have been highest in the fourth quarter. Further, the gross margin on software licenses is significantly greater than the gross margins on consulting, maintenance and other services. As a result, the Company's gross margin has fluctuated from quarter to quarter, and management expects that its gross margin may continue to fluctuate significantly based on revenue mix and seasonality.

     The Company's software products typically ship when contracts are signed. Consequently, license backlog at the beginning of any quarter has represented only a small portion of that quarter's expected revenues. As a result, software license revenues in any quarter are difficult to forecast because such revenues are substantially dependent on agreements executed and the related shipment of software in that quarter. Moreover, the Company typically recognizes a substantial amount of its revenues in the last weeks or days of the quarter. The Company generally derives a significant portion of its quarterly software license revenues from a small number of relatively large sales. The timing of large individual sales is difficult to predict, and in some cases, large individual sales have occurred in quarters subsequent to those originally anticipated by the Company. The Company anticipates that the foregoing trends will continue. Any significant cancellation or deferral of customer orders, or the Company's inability to conclude license negotiations in the compressed time frame at the end of a fiscal quarter may have a material adverse effect on its operating results reported in any particular quarter.

     Further, the Company's expense levels are based on its expectations of future revenues. Since software license sales are typically accompanied by a significant amount of consulting, implementation and support services, the Company's consulting and support resources must be managed to meet anticipated software license revenues. As a result, service personnel are generally hired and trained in advance of anticipated software license revenues. If such revenues were to fall short of expectations, or if other factors were to significantly affect the utilization rates of service personnel, the operating results reported in any particular quarter are likely to be adversely affected because a significant portion of the Company's expenses are not variable in the short-term, and cannot be quickly reduced to respond to any unexpected revenue shortfall.

     Prior to 1998, the Company recognized revenue in accordance with the provisions of the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 91-1, Software Revenue Recognition ("SOP 91-1"). The AICPA has recently adopted Statement of Position No. 97-2, Software Revenue Recognition ("SOP 97-2"), that supersedes SOP 91-1. The Company adopted SOP 97-2 effective January 1, 1998. The adoption of SOP 97-2 did not have a significant impact on the Company's financial statements for the three months ended March 31, 1998. However, there can be no assurance that subsequent interpretations of this pronouncement by the Company's independent auditors or the Securities and Exchange Commission will not modify the Company's revenue recognition policies, or that such modifications will not have a material adverse effect on the operating results reported in any particular quarter. There can be no assurance that the Company will not be required to adopt changes in its software licensing or services practices to conform to SOP 97-2, or that such changes, if adopted, will not result in delays or cancellations of potential sales of the Company's products.

     Based on all of the foregoing, the Company believes that future revenues, expenses and operating results are likely to vary significantly from quarter to quarter. As a result, quarter to quarter comparisons of operating results are not necessarily meaningful or indicative of future performance. Furthermore, the Company believes it is likely that in some future quarter the Company's operating results may be below the expectations of public market analysts or investors. In such event, or in the event that adverse conditions prevail, or are perceived to prevail, with respect to the Company's business or generally, the market price of the Common Stock would likely be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Dependence on Retail Industry. The Company has derived substantially all of its revenues to date from the license of software products and related services to the retail industry, and its future growth is critically dependent on increased sales to the retail industry. The success of the Company's customers is intrinsically linked to economic conditions in the retail industry, which in turn are subject to intense competitive pressures and are affected by overall economic conditions. In addition, the Company believes the license of its software products is relatively discretionary and generally involves a significant commitment of capital, which is often accompanied by large-scale hardware purchases or commitments. As a result, although the Company believes its products can assist retailers in a competitive environment, demand for the Company's products and services could be adversely affected by instability or downturns in the retail industry which may cause customers to exit the industry or delay, cancel or reduce any planned expenditures for information management systems and software products. The Company also believes that the retail industry is experiencing a period of increased consolidation, which has in the past and may in the future affect the demand for the Company's products. There can be no assurance that the Company will be able to continue its revenue growth or sustain its profitability on a quarterly or annual basis or that its operating results will not be adversely affected by future downturns in the retail industry. Any resulting decline in demand for the Company's products and services would have a material adverse effect on the Company's business, operating results and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Industry Background" and "-- Company Strategy."

     Management of Growth. The Company's business has grown rapidly in recent years, with revenues increasing from $30.1 million in 1995 to $47.8 million in 1996 to $91.8 million in 1997. The Company's recent expansion has resulted in substantial growth in the number of its employees, the scope of its operating systems and the geographic distribution of its operations and customers. This recent rapid growth has placed, and if continued will continue to place, a significant strain on the Company's management and operations. The Company's ability to compete effectively and to manage future growth, if any, will depend on its ability to continue to implement and improve operational, financial and management information systems on a timely basis, to expand, train, motivate and manage its work force, in particular its direct sales force and consulting services organization, and to deal effectively with third-party systems integrators and consultants. Several of the Company's executive management personnel have only recently joined the Company. In addition, Brent W. Lippman has only recently assumed the role of Chief Executive Officer. The Company's future growth and success depends in significant part upon the ability of the Company's executive management team to effectively manage the expansion of the Company's operations. There can be no assurance that the Company will be able to manage its recent or any future growth, and any failure to do so would have a material adverse effect on the Company's business, operating results and financial condition.

     The Company anticipates that continued growth, if any, will require it to recruit and hire a substantial number of new employees, including consulting and product development personnel, both domestically and abroad. The Company's ability to undertake new projects and increase revenues is substantially dependent on the availability of consulting personnel to assist in the design, planning and implementation of the Company's solutions. Consequently, the Company will not be able to continue to increase its business at historical rates without adding significant numbers of trained consulting personnel. Moreover, in the event the Company is unable to sufficiently increase its consulting capacity, the Company may be required to forego licensing opportunities or become increasingly dependent on systems integrators and professional consulting firms to provide implementation services for its products. Therefore, in anticipation of increasing its business the Company continues to significantly increase its consulting capacity. However, to the extent anticipated revenues fail to materialize following the hiring and training of new personnel, the Company's operating results would be adversely affected. The addition of significant numbers of new personnel requires the Company to incur significant start-up expenses, including procurement of office space and equipment, initial training costs and low utilization rates of new personnel. Such start-up expenses have in the past contributed, and may in the future contribute, to significant reductions in gross margin on consulting, maintenance and other services revenues and on overall gross margin. There can be no assurance that start-up expenses incurred in connection with the hiring of additional technical personnel would not result in a material adverse impact on the Company's future operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management."

     Ability to Attract and Retain Technical Personnel. The Company is heavily dependent upon its ability to attract, retain and motivate skilled technical and managerial personnel, especially highly skilled engineers involved in ongoing product development and consulting personnel who assist in the design, planning and implementation of the Company's solutions. In particular, the Company's ability to install, maintain and enhance its products is substantially dependent upon its ability to locate, hire, train and retain qualified software engineers. The market for such individuals is intensely competitive, particularly in international markets. In this regard, as part of its strategy, the Company plans to significantly increase the number of consulting personnel in connection with the continuing roll-out of its client/server products and to support further development and implementation of MMS. Given the critical roles of the Company's product development and consulting staffs, the inability to recruit successfully or the loss of a significant part of its product development or consulting staffs would have a material adverse effect on the Company. The software industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that the Company will be able to retain its current personnel, or that it will be able to attract and retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon the Company's business, operating results and financial condition. See
"Business -- Consulting, Maintenance and Other Services" and "-- Employees" and "Management."

     Limited Deployment of and Uncertain Market for New Software Products. The Company's newer software products, ODBMS, Win/DSS, Retail IDEAS and WCC, which are designed for open client/server environments, have all been commercially released within the last 18 months. To date, only a limited number of customers have licensed or implemented the Company's client/server products. The market for these products is new and evolving, and the Company believes that retailers may generally be more cautious than other businesses in adopting client/server technologies. Consequently, it is difficult to assess or predict with any assurance the growth rate, if any, and size of the market for the Company's client/server products and there can be no assurance that this market will continue to develop. Potential and existing customers may find it difficult, or be unable, to successfully implement the Company's client/server products, or may not purchase such products for a variety of reasons, including: the customer's inability to obtain hardware, software, networking infrastructure, or sufficient internal staff required to implement, operate and maintain an open client/server solution; the generally longer time periods and greater cost required to implement such products as compared to IBM AS/400-based products; and limited implementation experience with such products by the Company's service personnel or third-party implementation providers. Furthermore, the Company must overcome significant obstacles to successfully market its client/server solutions, including limited experience of the Company's sales and consulting personnel in the client/server market and limited existing reference accounts in this market. If the market for the Company's client/server products fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected. See "Business -- Products."

     Product Concentration. The Company has historically derived the majority of its revenues from software licenses and consulting, maintenance and other services related to MMS. MMS revenues are in part dependent on continued vitality of and support by IBM of its AS/400 platform. Although the Company expects MMS revenues to continue to represent a significant portion of total revenues for the foreseeable future, MMS revenues as a percentage of total revenues may continue to decline as a result of the increased revenues attributable to the Company's newer software products, particularly ODBMS and Win/DSS. The life cycle of the MMS product line is difficult to estimate due largely to the potential effect of new products, applications and product enhancements, including those introduced by the Company, changes in the retail industry and future competition. Any decline in MMS revenues, as a result of competition, technological change, a decline in the market for or support of the IBM AS/400 platform, or other factors, to the extent not offset by increases in revenues from other products, would have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that prospective purchasers of the Company's IBM AS/400-based products will respond favorably to the Company's future or enhanced software products or that the Company will continue to be successful in selling its software products or services in the IBM AS/400 market. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and
"Business -- Products" and "-- Consulting, Maintenance and Other Services."

     International Operations. The Company's international revenues, which include revenues from international subsidiaries and export sales, represented 48% and 51% of total revenues for the three months ended March 31, 1998 and 1997, respectively, and 55%, 43% and 39% of total revenues in fiscal 1997, 1996 and 1995, respectively. The Company expects that international revenues will continue to account for a significant percentage of the Company's revenues for the foreseeable future. The Company anticipates that continued growth of its international operations will require the Company to recruit and hire a number of new consulting, sales and marketing and support personnel in the countries in which the Company has established or will establish offices. In addition, the Company has only limited experience in developing localized versions of its products and in marketing and distributing its products internationally. International introductions of the Company's products often require significant investment by the Company in advance of anticipated future revenues. The opening of new offices by the Company typically results in initial recruiting and training expenses and reduced labor efficiencies associated with the introduction of products to a new market. There can be no assurance that the countries in which the Company operates will have a sufficient pool of qualified personnel from which the Company may hire, or that the Company will be successful at hiring, training or retaining such personnel. In addition, there can be no assurance that the Company will be able to successfully localize, market, sell and deliver its products internationally. The inability of the Company to successfully expand its international operations in a timely manner could materially adversely affect the Company's business, operating results and financial condition.

     The Company's international business operations are subject to risks inherent in international activities, including unexpected changes in regulatory requirements, tariffs and other trade barriers, costs and risks of localizing products for foreign countries, longer accounts receivable payment cycles in certain countries, potentially adverse tax consequences, difficulties in staffing and managing geographically disparate operations, greater difficulty in safeguarding intellectual property, licensing and other trade restrictions, currency fluctuations, repatriation of earnings, the burdens of complying with a wide variety of foreign laws, and general economic conditions in international markets. In addition, consulting, maintenance and other services in support of international software licenses typically have lower gross margins than those achieved domestically due to generally lower prevailing billing rates and/or higher costs in certain of the Company's international markets. Accordingly, any significant growth in the Company's international operations may result in further declines in gross margins on consulting, maintenance and other services. To the extent the Company's international operations expand, the Company expects that an increasing portion of its international software license and consulting, maintenance and other services revenues will be denominated in foreign currencies, subjecting the Company to fluctuations in foreign currency exchange rates. The Company does not currently engage in foreign currency hedging transactions. However, as the Company continues to expand its international operations, exposures to gains and losses on foreign currency transactions may increase. The Company may choose to limit such exposure by entering into forward foreign exchange contracts or engaging in similar hedging strategies. There can be no assurance that any currency exchange strategy would be successful in avoiding exchange-related losses. In addition, revenues of the Company earned in various countries where the Company does business may be subject to taxation by more than one jurisdiction, thereby adversely affecting the Company's earnings.

     The Asia/Pacific region encountered unstable local economies and significant devaluation in its currencies during the last six months of 1997 and continuing into 1998. The economic situation in the region has resulted in slower payments of outstanding receivable balances and various requests for extended or modified payment terms. To date, this region has not represented a significant portion of the Company's revenues. However, to the extent the Asia/Pacific region grows in importance to the Company, or the factors affecting the region begin to adversely affect retailers in other geographic locations, the Company's business, operating results and financial condition could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Company Strategy" and " -- Sales and Marketing."

     Competition. The markets for retail information systems are highly competitive. The Company believes the principal competitive factors in such markets are product quality, reliability, performance and price, vendor and product reputation, retail industry expertise, financial stability, features and functions, ease of use and quality of support. A number of companies offer competitive products addressing certain of the Company's target markets. In the enterprise systems market, the Company competes with internally developed systems and with third-party developers such as Intrepid Systems ("Intrepid"), Island Pacific, Radius PLC, Retek (a subsidiary of HNC Software, Inc.), STS Systems and Richter Management Services. In addition, the Company believes that new market entrants may attempt to develop fully integrated enterprise level systems targeting the retail industry. In particular, SAP AG has announced the availability of an integrated client/server enterprise system competitive with the Company's products. In addition, Intrepid has announced the formation of a joint development and marketing relationship with PeopleSoft, Inc., a provider of enterprise applications software, to develop products that are expected to compete directly with ODBMS.

     In the in-store systems market, which is more fragmented than the enterprise systems market, the Company competes with major hardware original equipment manufacturers such as ICL, NCR and IBM, as well as software companies such as CRS Business Computers, Datavantage, STS Systems, Trimax and GERS Retail Systems. In the distribution and warehouse management systems market, the Company's WCC product competes with products from Catalyst International, Inc., EXE and McHugh Freeman. The Retail IDEAS product competes with products from Microstrategy and Intrepid, among other vendors. In the market for consulting services, the Company is pursuing a strategy of forming informal working relationships with leading retail systems integrators such as Andersen Consulting and Ernst & Young LLP. These integrators, as well as independent consulting firms such as IBM Global Services Division, also represent potential competition to the Company's consulting services group.

     Many of the Company's existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and other resources than the Company, each of which could provide them with a significant competitive advantage over the Company. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition would not have a material adverse effect on the Company's business, operating results and financial condition. See "Business -- Competition."

     Risks Associated with Strategic Relationships. The Company has from time to time established formal and informal relationships with other companies, including IBM and Silvon, Inc., involving collaboration in areas such as product development, marketing and distribution. The maintenance of these relationships and the development of other such relationships is a meaningful part of the Company's business strategy. Currently, the Company's relationship with IBM is cooperative in that there is no written agreement defining the parties' obligations. There can be no assurance that the Company's current informal relationships will be beneficial to the Company, that such relationships will be sustained, or that the Company will be able to enter into successful new strategic relationships in the future. See "Business -- Sales and Marketing."

     Lengthy Implementation Process; Fixed-Price Service Contracts. The Company's software products are complex and perform or directly affect business-critical functions across many different functional and geographic areas of the enterprise. Consequently, implementation of the Company's software is a complex, lengthy process that involves a significant commitment of resources by the Company's customers and that is subject to a number of significant risks over which the Company has little or no control. The Company believes that the implementation of the client/server versions of its products is more complex and requires more time than the implementation of its DOS-based and IBM AS/400-based products. In addition, the Company's lack of experience in implementing its client/server-based products may contribute to the length of the implementation process. Delays in the completion of implementations of any of its software products, whether by the Company or its business partners, may result in customer dissatisfaction or damage to the Company's reputation and could have a material adverse effect on the Company's business, operating results and financial condition.

     The Company offers a combination of software products, implementation and support services to its customers. Typically, the Company enters into service agreements with its customers that provide for consulting and implementation services on a "time and expenses" basis. Certain customers have asked for, and the Company has from time to time entered into, fixed-price service contracts. These contracts specify certain milestones to be met by the Company regardless of actual costs incurred by the Company in fulfilling those obligations. The Company believes that fixed-price service contracts may increasingly be offered by its competitors to differentiate their product and service offerings. As result, the Company may enter into more fixed-price contracts in the future. There can be no assurance that the Company can successfully complete these contracts on budget, and the Company's inability to do so could have a material adverse effect on its business, operating results and financial condition. See "Business -- Consulting, Maintenance and Other Services."

     Technological Change and Market Acceptance of Evolving Standards. The computer software industry is subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, the Company's position in its existing markets, or other markets that it may enter, could be eroded rapidly by technological advancements not embraced by the Company. The life cycles of the Company's products are difficult to estimate. The products must keep pace with technological developments, conform to evolving industry standards and address increasingly sophisticated customer needs. In particular, the Company believes that it must continue to respond quickly to users' needs for broad functionality and multi-platform support and to advances in hardware and operating systems. Introduction of new products embodying new technologies and the emergence of new industry standards could render the Company's products obsolete and unmarketable. There can be no assurance that the Company will not experience future difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that new products and product enhancements will meet the requirements of the marketplace and achieve market acceptance. If the Company is unable to develop and introduce products in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition would be materially adversely affected. See "Business -- Product Development and JDA Technology."

     Dependence on Proprietary Technology. The Company's success and ability to compete is dependent in part upon its proprietary technology, including its software source code. To protect its proprietary technology, the Company relies on a combination of trade secret, nondisclosure and copyright law, which may afford only limited protection. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. The Company presently has no patents or patent applications pending. The source code for the Company's proprietary software is protected both as a trade secret and as a copyrighted work. Although the Company relies on the limited protection afforded by such intellectual property laws, it also believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable maintenance are also essential to establishing and maintaining a technology leadership position. The Company generally enters into confidentiality or license agreements with its employees, consultants and customers, and generally controls access to and distribution of its software, documentation and other proprietary information. The terms of the Company's license agreements with its customers often require the Company to provide the customer with a listing of the product source code. Although the license agreements place restrictions on the use by the customer of the Company's source code and do not permit the re-sale, sublicense or other transfer of such source code, there can be no assurance that unauthorized use of the Company's technology will not occur.

     Despite the measures taken by the Company to protect its proprietary rights, unauthorized parties may attempt to reverse engineer or copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results and financial condition.

     Certain technology used by the Company's products is licensed from third parties, generally on a non-exclusive basis. These licenses generally require the Company to pay royalties and fulfill confidentiality obligations. The Company believes that alternative resources exist for each of the material components of technology licensed by the Company from third parties. However, the termination of any such licenses, or the failure of the third-party licensors to adequately maintain or update their products, could result in delays in the Company's ability to sell certain of its products while it seeks to implement technology offered by alternative sources. Any required replacement licenses could prove costly. Also, any such delay, to the extent it becomes extended or occurs at or near the end of a fiscal quarter, could result in a material adverse effect on the Company's operating results. While it may be necessary or desirable in the future to obtain other licenses relating to one or more of the Company's products or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms, if at all.

     In the future, the Company may receive notices claiming that it is infringing the proprietary rights of third parties, and there can be no assurance that the Company will not become the subject of infringement claims or legal proceedings by third parties with respect to current or future products. In addition, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Any such claim could be time consuming, result in costly litigation, cause product shipment delays or force the Company to enter into royalty or license agreements rather than dispute the merits of such claims. Moreover, an adverse outcome in litigation or similar adversarial proceedings could subject the Company to significant liabilities to third parties, require the expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others or require the Company to cease the marketing or use of certain products, any of which could have a material adverse effect on the Company's business, operating results and financial condition. To the extent the Company desires or is required to obtain licenses to patents or proprietary rights of others, there can be no assurance that any such licenses will be made available on terms acceptable to the Company, if at all. As the number of software products in the industry increases and the functionality of these products further overlaps, the Company believes that software developers may become increasingly subject to infringement claims. Any such claims against the Company, with or without merit, as well as claims initiated by the Company against third parties, could be time consuming and expensive to defend, prosecute or resolve. See
"Business -- Proprietary Rights."

     Product Defects; Product Liability; Risk of Integration Difficulties. The Company's software products are highly complex and sophisticated and could, from time to time, contain design defects or software errors that could be difficult to detect and correct. In addition, implementation of the Company's products generally involves a significant amount of customer-specific customization, and may involve integration with systems developed by third parties. In particular, it is common for complex software programs, such as the Company's newer, client/server software products, to contain undetected errors when first released which are discovered only after the product has been implemented and used over time with different computer systems and in a variety of applications and environments. Despite extensive testing, the Company from time to time has discovered defects or errors in its products or custom modifications only after its systems have been used by many customers. In addition, the Company or its customers may from time to time experience difficulties integrating the Company's products with other hardware or software in the customer's environment that are unrelated to defects in the Company's products. There can be no assurance that errors in the Company's software products will not be discovered or, if discovered, that they will be successfully corrected on a timely basis, if at all. Further, there can be no assurance that such defects, errors or difficulties will not cause future delays in product introductions and shipments, result in increased costs and diversion of development resources, require design modifications or impair customer satisfaction with the Company's products. The Company's future business growth is substantially dependent on the continued development of market acceptance of its newer, client/server products. If customers experience significant problems with implementation of the Company's client/server products or are otherwise dissatisfied with the functionality or performance of such products, or if such products fail to achieve market acceptance for any reason, the Company's business, operating results and financial condition would be materially adversely affected.

     Since the Company's products may be used by its customers to perform mission-critical functions, design defects, software errors, misuse of the Company's products, incorrect data from external sources or other potential problems within or out of the Company's control that may arise from the use of the Company's products could result in financial or other damages to the Company's customers. Prior to 1997, the Company did not maintain product liability insurance. Although the Company's license agreements with its customers typically contain provisions designed to limit the Company's exposure to potential claims as well as any liabilities arising from such claims, such provisions may not effectively protect the Company against such claims and the liability and costs associated therewith. Accordingly, any such claim could have a material adverse effect on the Company's business, operating results and financial condition. See "Business -- Products" and "-- Product Development and JDA Technology."

     Year 2000 Compliance. Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies in a very wide variety of applications will experience operating difficulties unless they are modified or upgraded to adequately process information involving, related to or dependent upon the century change. Significant uncertainty exists in the software and other industries concerning the scope and magnitude of problems associated with the century change. The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures and has established a project team to assess Year 2000 risks. The project team will coordinate the identification and implementation of changes to computer hardware and software applications that will ensure availability and integrity of the Company's financial systems and the reliability of its operational systems. The Company is also assessing the potential overall impact of the impending century change on the Company's business, operating results and financial condition.

     Based on the Company's assessment to date, the Company believes its current versions of its software products and services are "Year 2000 compliant," that is, they are capable of adequately distinguishing 21st century dates from 20th century dates. However, the Company believes some of the Company's customers are running earlier versions of the Company's software products that are not Year 2000 compliant, and the Company has been encouraging such customers to migrate to current product versions. Moreover, the Company's products are generally integrated into enterprise systems involving complicated software products developed by other vendors. The Company may in the future be subject to claims based on Year 2000 problems in others' products, custom modifications made by third parties to the Company's products, or issues arising from the integration of multiple products within an overall system. Although the Company has not been a party to any litigation or arbitration proceeding to date involving its products or services and related to Year 2000 compliance issues, there can be no assurance that the Company will not in the future be required to defend its products or services in such proceedings, or to negotiate resolutions of claims based on Year 2000 issues. The costs of defending and resolving Year 2000-related disputes, and any liability of the Company for Year 2000-related damages, including consequential damages, could have a material adverse effect on the Company's business, operating results and financial condition.

     The Company is currently reviewing its internal management information and other systems in order to identify and modify those products, services or systems that are not Year 2000 compliant. The total cost of these Year 2000 compliance activities has not been, and is not anticipated to be, material to the Company's financial condition or its operating results. These costs and the timing in which the Company plans to complete its Year 2000 modification and testing processes are based on management's best estimates. However, there can be no assurance that the Company will timely identify and remediate all significant Year 2000 problems, that remedial efforts will not involve significant time and expense, or that such problems will not have a material adverse effect on the Company's business, operating results and financial condition.

     The Company also faces risk to the extent that suppliers of products, services and systems purchased by the Company and others with whom the Company transacts business on a worldwide basis do not comply with Year 2000 requirements. In the event any such third parties cannot timely provide the Company with products, services or systems that meet the Year 2000 requirements on a timely basis, or in the event Year 2000 issues prevent such third parties from timely delivery of products or services required by the Company, the Company's operating results could be materially adversely affected. Also, no assurance can be given that Year 2000 problems within the Company's prospective customer base of retail organizations will not result in the deferral or cancellation of such organizations' decisions to license and implement information systems such as those offered by the Company. To the extent Year 2000 issues cause significant delays in, or cancellation of, decisions to purchase the Company's products or services, the Company's business, operating results and financial condition would be materially adversely affected.

     Dependence on Key Personnel. The Company's performance is substantially dependent on the continued performance of its executive officers and other key employees, particularly the performance and services of Brent W. Lippman, the Company's Chief Executive Officer. The Company does not have in place "key person" life insurance policies on any of its employees. The loss of the services of Mr. Lippman or other key executive officers or employees could have a material adverse effect on the business, operating results and financial condition of the Company. See "Management."

     Volatility of Market Price. The market price of the Common Stock has experienced large fluctuations which may be expected to continue. Future announcements concerning the Company or its competitors, quarterly variations in operating results, accounts receivable balances or aging, announcements of technological innovations, the introduction of new products or changes in product pricing policies by the Company or its competitors, proprietary rights or other litigation, changes in earnings estimates by analysts or other factors could cause the market price of the Common Stock to fluctuate substantially. In addition, stock prices for many technology companies have fluctuated widely for reasons which have often been unrelated to the operating results of such companies. These fluctuations, as well as general economic, market and political conditions such as recessions or military conflicts, may materially and adversely affect the market price of the Common Stock. See "Price Range of Common Stock."

     Acquisition Strategy. It is expected that the Company will grow internally and through strategic acquisitions in order, among other things, to expand the breadth and depth of its product suite and to build its professional services organization. The Company continually evaluates potential acquisitions of complementary businesses, products and technologies, including those which could be material in size and scope. Acquisition opportunities considered to date include private companies, public companies and divisions and product lines of companies with annual revenues that range from several million dollars to revenues comparable to those of the Company. Although there are no current commitments or agreements regarding any acquisition, the Company has taken a number of actions with acquisition candidates in pursuit of various acquisition opportunities, including: engaged in preliminary discussions; exchanged nonpublic information; provided verbal and written expressions of interest; reviewed technological feasability; and made preliminary proposals regarding potential transaction structures and prices.

     Acquisitions involve a number of special risks, including diversion of management's attention to the assimilation of the operations and personnel of acquired businesses, and the integration of acquired businesses, products and technologies into the Company's business and product offerings. Achieving the anticipated benefits of any acquisition will depend, in part, upon whether the integration of the acquired business, products or technology is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate any acquisition the Company may pursue, and any related diversion of management's attention, could have a material adverse effect on the business, operating results and financial condition of the Company. Moreover, there can be no assurance that any products acquired will gain acceptance in the Company's markets, or that the Company will obtain the anticipated or desired benefits of such acquisitions. Any acquisition pursued or consummated by the Company could result in potentially dilutive issuances of equity securities, the incurrence by the Company of debt and contingent liabilities, amortization of goodwill and other intangibles, purchased research and development expense, other acquisition-related expenses and the loss of key employees, any of which items could have a material adverse effect on the Company's business, operating results and financial condition.

     A relatively large acquisition by the Company could result in the use of a significant portion of the Company's available cash, including a significant portion of the net proceeds of this offering. Although the Company is in negotiation for a credit facility which may include up to $35 million in funds which may be used for acquisitions by the Company, there can be no assurance that such financing will be available on acceptable terms, if at all. If the Company acquires businesses, technologies or products in the near future, it may use advances under such a credit facility, use proceeds from this offering, issue equity securities or a combination of the foregoing in order to pay for any such acquisitions.

     Although the Company anticipates that one or more acquisitions, including material acquisitions, may become available in the near future, the Company is unable to predict with any reasonable degree of certainty the likelihood of any such acquisition being completed. Consequently, no assurance can be given that any acquisition by the Company will occur, or that any completed acquisition will not materially and adversely affect the Company's business, operating results or financial condition. See "Business -- Company Strategy."

     Potential Effect of Shares Eligible for Future Sale. Sales of a substantial number of shares of Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Upon completion of this offering, the Company will have outstanding 15,318,781 shares of Common Stock (15,618,781 shares if the Underwriters' over-allotment option is exercised in full), assuming no exercise of outstanding options or other issuances under employee stock plans following March 31, 1998. Each of the Company and its directors and executive officers, who beneficially owned an aggregate of 1,889,704 shares of Common Stock as of March 31, 1998, has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of this Prospectus, subject to certain exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Following the expirations of such lock-up agreements, all of such shares will be eligible for immediate sale in the public market, subject in some cases to compliance with the volume and manner of sale requirements of Rule 144 under the Securities Act of 1933 (the "Securities Act").

     Anti-Takeover Provisions in Charter Documents and Delaware Law. The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Further, the Company's Board of Directors has the authority to issue up to 2,000,000 shares of the Company's preferred stock and to fix the rights, preferences, privileges and restrictions of those shares, including voting rights, without any further vote or action by the stockholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of the Company's preferred stock that may be issued in the future. The ability of the Board of Directors to issue shares of the Company's preferred stock without further stockholder approval, as well as certain other provisions of the Company's Certificate of Incorporation and Bylaws and of Delaware law, could have the effect of delaying, deferring or preventing a change in control of the Company.

     Broad Discretion over Use of Proceeds. Because the net proceeds to the Company of this offering are allocated to general corporate purposes, including product development, working capital and potential acquisitions, the Company's management will have broad discretion over the application of these funds. There can be no assurance that management will make such application effectively or in a manner that will not result in a material adverse effect on the Company's business, operating results and financial condition. See "-- Acquisition Strategy" and "Use of Proceeds."

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus that are not historical facts, including, but not limited to, statements found in "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," are "forward-looking statements," as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve a number of risks and uncertainties. Such forward looking statements may concern growth and future operating results, capital expenditures, potential acquisitions, new products and product enhancements, research and development activities and expenditures, the hiring of additional personnel, strategic relationships with third parties, liquidity and the Company's strategy. Such forward-looking statements are generally accompanied by words such as "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. Such forward-looking statements are based upon management's current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company's business, operating results and financial condition. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 2,000,000 shares of Common Stock offered by the Company hereby are estimated to be approximately $86.7 million ($99.8 million if the Underwriters' over-allotment option is exercised in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

     The Company intends to use the net proceeds of this offering primarily for general corporate purposes including product development, working capital and potential acquisitions. Pending such uses, the proceeds will be invested in short-term, investment-grade, interest-bearing securities. Although there are no current commitments or agreements regarding any potential acquisition, the Company may from time to time acquire businesses, technologies and products that management believes are complementary to the Company's business, technologies and products. Consequently, some or all of the net proceeds of this offering may be used to acquire such businesses, technologies and products. For a summary of certain risks associated with any such use of proceeds, see "Risk
Factors -- Acquisition Strategy."

                                DIVIDEND POLICY

     The Company anticipates that all earnings subsequent to this offering, if any, will be retained to finance the growth and development of the business and, therefore, the Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Future dividends, if any, will be determined by the Company's Board of Directors. Prior to the Company's reorganization on March 30, 1995, certain of its predecessor companies paid dividends to their S Corporation stockholders.

                          PRICE RANGE OF COMMON STOCK

     The Common Stock has been quoted on the Nasdaq National Market under the symbol "JDAS" since the Company's initial public offering on March 15, 1996. The following table sets forth, for the periods indicated, the high and low sale prices per share of the Common Stock as reported on the Nasdaq National Market.

                                                              HIGH    LOW
                                                              ----    ---
Calendar 1996
  First Quarter (from March 15, 1996).......................  $13 1/4 $11 1/4
  Second Quarter............................................   26      11 7/8
  Third Quarter.............................................   29      14 1/4
  Fourth Quarter............................................   39 3/8  26 1/2
Calendar 1997
  First Quarter.............................................  $30 3/8 $19
  Second Quarter............................................   34 5/8  17 1/4
  Third Quarter.............................................   38 3/4  28 3/4
  Fourth Quarter............................................   45 7/8  27 1/2
Calendar 1998
  First Quarter.............................................  $55     $27 1/4
  Second Quarter (through May 6, 1998)......................   59 1/8  46

     On May 6, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $46 1/8 per share. There were approximately 100 holders of record and approximately 3,300 beneficial holders of the Common Stock on April 24, 1998.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998, and as adjusted to give effect to the sale of 2,000,000 shares of Common Stock offered by the Company hereby (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company) and the application of the net proceeds therefrom. See "Use of Proceeds." The table should be read in conjunction with the Company's consolidated financial statements and related notes and the other information included or incorporated by reference in this Prospectus.

                                                                  MARCH 31, 1998
                                                              ----------------------
                                                              ACTUAL     AS ADJUSTED
                                                              -------    -----------
                                                                  (IN THOUSANDS)
Stockholders' equity:
  Common Stock, $.01 par value per share; 18,000,000 shares
     authorized; 13,318,781 outstanding and 15,318,781
     shares outstanding, as adjusted(1).....................  $   133     $    153
  Preferred Stock, $.01 par value per share; 2,000,000
     shares authorized;
     none issued............................................       --           --
  Additional paid-in capital................................   71,930      158,630
  Retained earnings.........................................    5,601        5,601
  Accumulated other comprehensive income (loss).............     (100)        (100)
                                                              -------     --------
          Total stockholders' equity........................   77,564      164,284
                                                              -------     --------
               Total capitalization.........................  $77,564     $164,284
                                                              =======     ========

------------
(1) Based on the number of shares outstanding as of March 31, 1998. Excludes (i) 1,282,117 shares of Common Stock issuable upon the exercise of stock options outstanding under the Company's stock option plans as of March 31, 1998, at a weighted average exercise price of $24.30 per share, the issuance of 99,172 shares of which will not cause further dilution, (ii) 249,005 shares of Common Stock reserved for option grants under the Company's stock option plans, (iii) 1,750,000 shares of Common Stock reserved, subject to stockholder approval, for option grants under the Company's stock option plans and (iv) 300,000 shares of Common Stock reserved, subject to stockholder approval, for issuance under the Company's 1998 Employee Stock Purchase Plan.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's consolidated financial statements and related notes and the other information included or incorporated by reference in this Prospectus. The "Consolidated Statement of Income Data" and "Consolidated Balance Sheet Data" as of and for each of the years in the five-year period ended December 31, 1997 are derived from audited consolidated financial statements of JDA Software Group, Inc. The "Statement of Income Data" for each of the three-month periods ended March 31, 1998 and 1997 and the "Balance Sheet Data" as of March 31, 1998 have been derived from unaudited interim consolidated financial statements. The unaudited interim consolidated financial statements reflect all adjustments (consisting only of normal recurring entries) which, in the opinion of the Company's management, are necessary for a fair presentation of the results for the interim periods presented.

                                                         THREE MONTHS
                                                             ENDED
                                                           MARCH 31,                    YEAR ENDED DECEMBER 31,
                                                       -----------------    -----------------------------------------------
                                                        1998      1997       1997      1996      1995      1994      1993
                                                       -------   -------    -------   -------   -------   -------   -------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF INCOME DATA:
  Revenues:
    Software licenses................................  $12,049   $ 7,866    $42,041   $24,296   $15,253   $12,221   $ 9,620
    Consulting, maintenance and other services.......   18,844     8,978     49,730    23,544    14,831    11,608    10,701
                                                       -------   -------    -------   -------   -------   -------   -------
        Total revenues...............................   30,893    16,844     91,771    47,840    30,084    23,829    20,321
                                                       -------   -------    -------   -------   -------   -------   -------
  Cost of revenues:
    Software licenses................................      505       200      1,145       438       159        57       305
    Consulting, maintenance and other services.......   13,844     6,704     37,727    16,416     9,781     6,870     6,780
                                                       -------   -------    -------   -------   -------   -------   -------
        Total cost of revenues.......................   14,349     6,904     38,872    16,854     9,940     6,927     7,085
                                                       -------   -------    -------   -------   -------   -------   -------
  Gross profit.......................................   16,544     9,940     52,899    30,986    20,144    16,902    13,236
                                                       -------   -------    -------   -------   -------   -------   -------
  Operating expenses:
    Product development..............................    4,279     2,235     11,364     6,478     3,512     1,923     1,345
    Sales and marketing..............................    3,896     2,517     12,633     7,242     5,199     3,228     2,404
    General and administrative.......................    3,123     1,689      9,532     4,989     3,929     2,529     2,466
    Tax related compensation to S Corporation
      Stockholders(1)................................                            --        --        --        --     7,422
                                                       -------   -------    -------   -------   -------   -------   -------
        Total operating expenses.....................   11,298     6,441     33,529    18,709    12,640     7,680    13,637
                                                       -------   -------    -------   -------   -------   -------   -------
  Income (loss) from operations......................    5,246     3,499     19,370    12,277     7,504     9,222      (401)
    Other income (expense) -- net....................      329       356      1,407       519      (434)     (221)     (172)
                                                       -------   -------    -------   -------   -------   -------   -------
  Income (loss) before income taxes..................    5,575     3,855     20,777    12,796     7,070     9,001      (573)
    Provision for income taxes(1)....................    2,091     1,542      8,311     5,116     2,669     3,437    (4,886)
                                                       -------   -------    -------   -------   -------   -------   -------
  Net income(1)......................................  $ 3,484   $ 2,313    $12,466   $ 7,680   $ 4,401   $ 5,564   $ 4,313
                                                       =======   =======    =======   =======   =======   =======   =======
  Basic and diluted earnings per share...............  $   .26   $   .18    $   .95   $   .64   $   .42   $   .49   $   .38
                                                       =======   =======    =======   =======   =======   =======   =======
  Shares used to compute basic earnings per
    share(2).........................................   13,236    13,007     13,078    12,010    10,952    11,250    11,250
  Shares used to compute diluted earnings per
    share(2).........................................   13,579    13,168     13,109    12,010    10,952    11,250    11,250

                                                                                           DECEMBER 31,
                                                              MARCH 31,   -----------------------------------------------
                                                                1998       1997      1996       1995      1994      1993
                                                              ---------   -------   -------   --------   -------   ------
                                                                                    (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents.................................   $31,897    $27,304   $30,986   $    498   $ 2,913   $  216
  Working capital...........................................    55,333     48,384    39,832        607     7,232    2,088
  Total Assets..............................................    92,150     83,202    59,056     27,795    11,557    6,854
  Long-term liabilities.....................................       269        267       620        309     2,607    2,513
  Redeemable convertible preferred stock....................        --         --        --     15,000        --       --
  Stockholders' equity (deficit)............................    77,564     67,910    48,661    (12,292)    6,228      864

------------
(1) Prior to March 30, 1995, certain of JDA's commonly-held predecessor companies elected S Corporation status. The results for 1995, 1994 and 1993 include a pro forma provision for U.S. federal income taxes at statutory rates and, for 1993, exclude tax-related compensation. Without such pro forma provision, net income for 1995 was $5,573. In addition, in 1993 these same companies charged to expense compensation paid to their founding stockholders in lieu of S Corporation dividends, in order to reduce state income tax liability.

(2) The results for 1995, 1994 and 1993 include common and equivalent shares outstanding subsequent to the Company's reorganization on March 30, 1995.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     JDA Software Group, Inc. ("JDA" or the "Company") is a leading international provider of integrated enterprise-wide software products and services that address mission-critical management information needs of the retail supply chain. The Company's products include: merchandising, financial and decision support systems at the corporate level; point-of-sale, back office and distributed processing applications at the store level; and warehouse management and logistics systems at the distribution level. JDA also offers a wide range of professional services through its consulting and customer support organizations, including project management, system planning, design and implementation, custom modifications, training and support services.

     In 1986, the Company introduced MMS, its first enterprise retail information solution, based on the IBM AS/400 platform. The Company's development efforts through 1993 were focused exclusively on enhancements, revisions and upgrades to MMS, which is currently in its fourth generation release. In 1994, the Company acquired DSS, an in-store system, from JDA Software Services Ltd. ("JDA Canada"), a then unaffiliated Canadian company. Since 1994, the Company has significantly increased its product development expenditures to develop products for open platforms. As a result of these efforts, the Company commercially released ODBMS, an open client/server enterprise system, in September 1996, and Win/DSS, a Windows-based in-store system, in January 1997. The Company also released Retail IDEAS, a data warehouse system, in January 1997 and acquired WCC, a client/server warehouse automation and management system, in connection with the acquisition of LIOCS Corporation ("LIOCS") in April 1997.

     JDA has historically derived the majority of its revenues from software licenses and consulting, maintenance and other services relating to MMS. Total revenues from the MMS product line represented 50% of the Company's total revenues during the three months ended March 31, 1998 as compared with 56%, 80% and 91% in fiscal years 1997, 1996 and 1995, respectively. Although the Company expects MMS revenues to continue to represent a significant portion of total revenues for the foreseeable future, MMS revenues as a percentage of total revenues may continue to decline as a result of the increased revenues attributable to the Company's newer product lines, particularly ODBMS and Win/DSS.

     Software license revenues and consulting, maintenance and other services revenues represented 39% and 61%, respectively, of JDA's total revenues during the three months ended March 31, 1998, as compared with 46% and 54%, respectively in fiscal year 1997, and 51% and 49%, respectively, in fiscal years 1996 and 1995. Consulting, maintenance and other services revenues are derived from a range of services, including system design and implementation and, to a lesser extent, software maintenance and support, and training. During the past two years, the Company has accelerated the growth of its services organization in anticipation of an increased mix of consulting, maintenance and other services revenues in both domestic and international markets, and continued market acceptance of its newer client/server product lines, which require longer implementation cycles. The Company believes its ability to offer a wide range of professional services provides it with a competitive advantage as well as additional revenue streams. Consulting, maintenance and other services revenues are generally more predictable and generate significantly lower gross margins than software revenues. In addition, consulting, maintenance and other services costs tend to be higher during periods of rapid expansion, particularly with the opening of new international offices where initial recruiting costs, training and other start-up expenses must be incurred in advance of anticipated revenues, and as a result of the reduced labor efficiencies associated with the introduction of products to a new customer base.

     The Company has pursued a strategy of addressing international markets by developing localized versions of its products and establishing international subsidiaries with direct sales and consulting capabilities. International revenues, which include revenues from international subsidiaries and export sales, represented 48% of total revenues for the three months ended March 31, 1998, and 55%, 43% and 39% of total revenues in fiscal years 1997, 1996 and 1995, respectively. Consulting, maintenance and other services in support of international software licenses typically have lower gross margins than those achieved domestically due to generally lower prevailing billing rates and/or higher costs in certain of the Company's international markets. Therefore, significant growth in the Company's international operations may result in further declines in gross margins on consulting, maintenance and other services.

     The Asia/Pacific region encountered unstable local economies and significant devaluation in its currencies during the last six months of 1997 and continuing into 1998. The economic situation in the region has resulted in slower payment of outstanding receivable balances and various requests for extended or modified payment terms. This region represented 4% of the Company's revenues for the three months ended March 31, 1998 and less than 10% of the Company's revenues and less than 2% of income from operations in fiscal year 1997. Asia/Pacific receivables, net of reserves, were approximately 9% of the Company's total net receivables as of March 31, 1998. To the extent the Asia/Pacific region grows in importance to the Company, or that the factors affecting the region begin to adversely affect retailers in other geographic locations, the Company's business, operating results and financial condition could be adversely affected.

     To the extent the Company's international operations expand, the Company expects that an increasing portion of its international software license and consulting, maintenance and other services revenues will be denominated in foreign currencies, subjecting the Company to fluctuations in foreign currency exchange rates. Historically, the Company's operations have not been materially adversely affected by fluctuations in foreign currency exchange rates, and the Company has not engaged in foreign currency hedging transactions. However, as the Company continues to expand its international operations, exposures to gains and losses on foreign currency transactions may increase. The Company may choose to limit such exposure by entering into forward foreign exchange contracts or engaging in similar hedging strategies. There can be no assurance that any currency exchange strategy would be successful in avoiding exchange-related losses. In addition, revenues of the Company earned in various countries where the Company does business may be subject to taxation by more than one jurisdiction, thereby adversely affecting the Company's earnings.

     Prior to 1998, the Company recognized revenue in accordance with the provisions of the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 91-1, Software Revenue Recognition ("SOP 91-1"). Under SOP 91-1, software license revenue is recognized upon the shipment of the product if collection is probable and the Company's remaining obligations under the license agreement are insignificant. Consulting services are generally billed on an hourly basis and revenues are recognized as the work is performed. Maintenance revenues from ongoing customer support are billed on a monthly basis and recorded as revenue in the applicable month. The AICPA has recently adopted Statement of Position No. 97-2, Software Revenue Recognition ("SOP 97-2"), that supersedes SOP 91-1. The Company adopted SOP 97-2 effective January 1, 1998. The adoption of SOP 97-2 did not have a significant impact on the Company's financial statements for the three months ended March 31, 1998. However, there can be no assurance that subsequent interpretations of this pronouncement by the Company's independent auditors or the Securities and Exchange Commission will not modify the Company's revenue recognition policies, or that such modifications will not have a material adverse effect on the operating results reported in any particular quarter. There can be no assurance that the Company will not be required to adopt changes in its software licensing or services practices to conform to SOP 97-2, or that such changes will not result in delays or cancellations of potential sales of the Company's products.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial information expressed as a percentage of total revenues for the periods indicated and certain gross margin data expressed as a percentage of software license or consulting, maintenance and other services revenues, as appropriate:

                                                    THREE MONTHS
                                                       ENDED             YEAR ENDED
                                                     MARCH 31,          DECEMBER 31,
                                                    ------------    --------------------
                                                    1998    1997    1997    1996    1995
                                                    ----    ----    ----    ----    ----
Revenues:
  Software licenses...............................   39%     47%     46%     51%     51%
  Consulting, maintenance and other services......   61      53      54      49      49
                                                    ---     ---     ---     ---     ---
          Total revenues..........................  100     100     100     100     100
                                                    ---     ---     ---     ---     ---
Cost of revenues:
  Software licenses...............................    1       1       1       1       1
  Consulting, maintenance and other services......   45      40      41      34      32
                                                    ---     ---     ---     ---     ---
          Total cost of revenues..................   46      41      42      35      33
                                                    ---     ---     ---     ---     ---
Gross profit......................................   54      59      58      65      67
                                                    ---     ---     ---     ---     ---
Operating expenses:
  Product development.............................   14      13      12      14      12
  Sales and marketing.............................   13      15      14      15      17
  General and administrative......................   10      10      11      10      13
                                                    ---     ---     ---     ---     ---
          Total operating expenses................   37      38      37      39      42
                                                    ---     ---     ---     ---     ---
Income from operations............................   17      21      21      26      25
  Other income (expense) -- net...................    1       2       2       1      (1)
                                                    ---     ---     ---     ---     ---
Income before income taxes........................   18      23      23      27      24
  Provision for income taxes(1)...................    7       9       9      11       9
                                                    ---     ---     ---     ---     ---
Net income(1).....................................   11%     14%     14%     16%     15%
                                                    ===     ===     ===     ===     ===
Gross margin on software licenses.................   96%     97%     97%     98%     99%
Gross margin on consulting, maintenance and other
  services........................................   27%     25%     24%     30%     34%

---------------

(1) The results for 1995 include a pro forma provision for U.S. federal income taxes at statutory rates.

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

  REVENUES

     Total revenues for the three months ended March 31, 1998 were $30.9 million, an increase of 83% over the $16.8 million reported in the comparable prior year period. Revenues consist of software licenses and consulting, maintenance and other services, which represented 39% and 61%, respectively, of total revenues during the three months ended March 31, 1998, and 47% and 53%, respectively in the comparable prior year period.

     Software Licenses. Software license revenues for the three months ended March 31, 1998 were $12.0 million, an increase of 53% over the $7.9 million reported in the comparable prior year period. Domestic and international software license revenues increased 106% and 12%, respectively, between the comparable periods. These increases resulted primarily from the Company's worldwide expansion of its sales and marketing staff, an increase in domestic sales of the MMS product line between such periods, and incremental sales of ODBMS and Retail IDEAS over the comparable prior year period.

     Consulting, Maintenance and Other Services. Consulting, maintenance and other services revenues for the three months ended March 31, 1998 were $18.8 million, an increase of 110% over the $9.0 million reported in the comparable prior year period. This increase resulted from increased software license sales and the introduction of client/server products that require longer implementation cycles. Although domestic consulting, maintenance and other services revenues increased 88% between the comparable periods, nearly 60% of total revenue growth occurred in the Company's international markets where the comparative increase was 135%.

  COST OF REVENUES

     Cost of software licenses was $505,000 for the three months ended March 31, 1998 and $200,000 in the comparable prior year period. Cost of software licenses represented 4% and 3% of software license revenues in the respective periods. The increase between such periods reflects the higher costs associated with ODBMS and Retail IDEAS that incorporate software technology licensed from third party suppliers. Consulting, maintenance and other services costs for the three months ended March 31, 1998 were $13.8 million, an increase of 107% over the $6.7 million reported in the comparable prior year period. The Company has expanded its consulting and customer support organizations as a result of, and in anticipation of continued, increased sales of new software licenses and increased demand from the existing client base for additional support and professional services. The Company increased the number of personnel in its consulting, maintenance and other services organization by 90% between the comparable periods, and as of March 31, 1998 the Company had approximately 500 employees involved in these functions. The Company anticipates that the dollar amount of consulting, maintenance and other services will continue to increase as the Company expands its operations.

  GROSS PROFIT

     Gross profit for the three months ended March 31, 1998 was $16.5 million, an increase of 66% over the $9.9 million reported in the comparable prior year period. Gross profit as a percentage of total revenues decreased from 59% in the three months ended March 31, 1997 to 54% in the comparable current year period. This decrease was primarily attributable to an increase in consulting, maintenance and other services revenues as a percentage of total revenues from 53% to 61% between the comparable periods. The Company did, however, increase gross margin on consulting, maintenance and other services revenues between the comparable periods from 25% in 1997 to 27% in 1998. The increase results from improved utilization rates and economies of scale between periods. There can be no assurance that the Company will successfully maintain or improve consulting, maintenance and other services margins, and such margins could be materially, adversely affected if revenues were to fall short of expectation, or if other factors were to significantly affect the utilization rates of the service personnel. Other factors include the continued rapid expansion of the Company's consulting infrastructure and the resulting high front-end recruiting, training and downtime costs, and the higher costs associated with the continued or increased use of outside contractors in international markets such as the United Kingdom to service the increased demand for installation work. The Company currently anticipates that quarterly consulting, maintenance and other services revenues as a percentage of total revenues will increase in 1998 compared to 1997, and accordingly, that overall gross profit as a percentage of total revenues will be reduced as a result of the significantly lower gross margins associated with consulting, maintenance and other services as compared to software licenses.

  OPERATING EXPENSES

     Product Development. Product development expenses for the three months ended March 31, 1998 were $4.3 million, an increase of 91% over the $2.2 million reported in the comparable prior year period. Product development expenses as a percentage of total revenues increased between the comparable periods from 13% in 1997 to 14% in 1998. The Company increased its product development staff by 36% between the comparable periods to continue development efforts on ODBMS, Win/DSS, Retail IDEAS and WCC, and to make further enhancements to the MMS product line. In addition, certain product development activities were conducted by the Company's services organization and by outside contractors during the three months ended March 31, 1998. Such activities were conducted primarily by the Company's internal product development staff in the comparable prior year period. The Company believes that a strong commitment to product development will be required in order to remain competitive. JDA has identified certain functions and design features in connection with early installations of ODBMS that it plans to add to the base code in order to shorten the deployment cycle and increase customer satisfaction. The Company currently expects product development expenses in 1998 to be between $18 million and $19 million as it incorporates these features into the ODBMS product and adds similar improvements to Win/DSS and other product lines. The Company believes its current process for developing software is essentially completed concurrent with the establishment of technological feasibility, and accordingly, no costs have been capitalized.

     Sales and Marketing. Sales and marketing expenses for the three months ended March 31, 1998 were $3.9 million, an increase of 55% over the $2.5 million reported in the comparable prior year period. Sales and marketing expenses as a percentage of total revenues decreased between the comparable periods from 15% in 1997 to 13% in 1998 due to the significant increase in total revenues. The increase in absolute dollars resulted from the Company's increased sales and marketing presence in both domestic and international markets. The Company increased its sales and marketing staff from 52 at March 31, 1997 to 76 at March 31, 1998. The Company anticipates that sales and marketing expenses may continue to increase in absolute dollars as the Company expands its operations.

     General and Administrative. General and administrative expenses for the three months ended March 31, 1998 were $3.1 million, an increase of 85% over the $1.7 million reported in the comparable prior year period. General and administrative expenses as a percentage of total revenues were 10% in each of the comparable periods. The increase in absolute dollars results from the addition of administrative personnel to support the Company's domestic and international growth. The Company anticipates that general and administrative expenses may continue to increase in absolute dollars as the Company expands its operations.

  PROVISION FOR INCOME TAXES

     The Company's effective income tax rate was 38% for the three months ended March 31, 1998 compared with a rate of 40% in the comparable prior year period. This rate reflects statutory federal, state and foreign tax rates, partially offset by a reduction for research and development expense tax credits.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  REVENUES

     Total revenues for 1997 were $91.8 million, an increase of 92% over the $47.8 million reported in 1996. Revenues consist of software licenses and consulting, maintenance and other services, which represented 46% and 54%, respectively, of total revenues during 1997, and 51% and 49%, respectively in 1996.

     Software Licenses. Software license revenues for 1997 were $42.0 million, an increase of 73% over the $24.3 million reported in 1996. Domestic and international software license revenues for 1997 increased 44% and 101%, respectively, over 1996. These increases resulted primarily from the Company's expanded sales and marketing efforts worldwide, the incremental sales of the Company's newer product lines such as ODBMS, Win/DSS and Retail IDEAS over the prior year, and an increase in average transaction size.

     Consulting, Maintenance and Other Services. Consulting, maintenance and other services revenues for 1997 were $49.7 million, an increase of 111% over the $23.5 million reported in 1996. This increase resulted from increased software license sales and the introduction of client/server products that require longer installation cycles. Although domestic consulting, maintenance and other services revenues increased 62% between the comparable years, nearly two-thirds of this revenue growth occurred in the Company's international markets where the comparative increase was 197%.

  COST OF REVENUES

     Cost of software licenses was $1.1 million and $438,000 in 1997 and 1996, respectively, representing 3% and 2% of software license revenues in the respective periods. Consulting, maintenance and other services costs for 1997 were $37.7 million, an increase of 130% over the $16.4 million reported in 1996. The Company has expanded its consulting and customer support organizations as a result, and in anticipation of, increased sales of new software licenses and increased demand from the existing client base for additional support and professional services. The Company increased the number of personnel in its consulting, maintenance and other services organization by 98% during 1997, and as of December 31, 1997, the Company had 430 employees involved in these functions.

  GROSS PROFIT

     Gross Profit for 1997 was $52.9 million, an increase of 71% over the $31.0 million reported in 1996. Gross profit as a percentage of total revenue decreased from 65% in 1996 to 58% in 1997. This decrease was primarily attributable to an increase in consulting, maintenance and other services revenues as a percentage of total revenues in 1997. In addition, the Company's gross margins on consulting, maintenance and other services revenues decreased from 30% in 1996 to 24% in 1997 as a result of the rapid expansion of the consulting infrastructure, including high front-end recruiting, training and downtime costs associated with the hiring of 213 consultants during 1997. Consulting, maintenance and other services margins were also reduced by the higher costs associated with the Company's use of up to 65 outside contractors in the United Kingdom during the second half of 1997 to service the increased demand for installation work in that market. The Company's objective is to improve its consulting, maintenance and other services margins during 1998 by gradually replacing these contractors with full-time staff and improving utilization rates and economies of scale, particularly with respect to the installation of the ODBMS client/server product.

  OPERATING EXPENSES

     Product Development. Product development expenses for 1997 were $11.4 million, an increase of 75% over the $6.5 million reported in 1996. Product development expenses as a percentage of total revenues decreased from 14% in 1996 to 12% in 1997. The increase in absolute dollars resulted from increases in the Company's product development staff to continue development efforts on ODBMS, Win/DSS, Retail IDEAS, and WCC, and to make further enhancements to the MMS product line.

     Sales and Marketing. Sales and marketing expenses for 1997 were $12.6 million, an increase of 74% over the $7.2 million reported in 1996. Sales and marketing expenses as a percentage of total revenues decreased from 15% in 1996 to 14% in 1997. The increase in absolute dollars results from the Company's increased sales and marketing presence in both domestic and international markets. The Company increased its sales and marketing staff from 49 as of December 31, 1996 to 73 as of December 31, 1997.

     General and Administrative. General and administrative expenses for 1997 were $9.5 million, an increase of 91% over the $5.0 million reported in 1996. General and administrative expenses as a percentage of total revenues were 11% and 10% in 1997 and 1996, respectively. The increase in absolute dollars results from the addition of administrative personnel to support the Company's domestic and international growth and from a $2.0 million increase in the allowance for doubtful accounts during 1997, including $1.0 million in specific reserves for receivables originating in the Asia/Pacific region.

  PROVISION FOR INCOME TAXES

     The Company's effective income tax rate was 40% for both 1997 and 1996. This rate reflects statutory federal, state and foreign tax rates, partially offset by a reduction for research and development expense tax credits.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  REVENUES

     Total revenues for 1996 were $47.8 million, an increase of 59% over the $30.1 million in 1995. The increase in total revenues was primarily due to increases in software licenses resulting from expanded sales and marketing efforts both domestically and internationally, combined with increases in consulting, maintenance and other services from associated implementations. To a lesser extent, the increase in total revenues in 1996 was also the result of the software license revenues generated by the Company's commercial release of its ODBMS software in September 1996 and revenues generated by JDA Canada which was acquired by the Company in August 1996.

     International revenues comprised 43% and 39% of total revenues in 1996 and 1995, respectively. This increase in international revenues as a percentage of total revenues was primarily attributable to increased revenues in Latin America, the Pacific Rim and Europe resulting from the Company's expanded sales and marketing efforts in those markets, including efforts in new geographic locations within those markets. The increase in international revenues in 1996 was also the result of the acquisition of JDA Canada in August 1996 and the related increase in revenues in Canada.

     Software Licenses. Software license revenues increased 59% to $24.3 million in 1996 from $15.3 million in 1995. The increase was primarily attributable to the expansion of the Company's sales and marketing efforts in all markets and, to a lesser extent, to the commercial release of ODBMS in September 1996 and the acquisition of JDA Canada in August 1996.

     Consulting Maintenance and Other Services. Consulting, maintenance and other services revenues increased 59% to $23.5 million in 1996 from $14.8 million in 1995. The increase was primarily attributable to increased software license revenues and associated implementations both domestically and internationally.

  COST OF REVENUES

     Cost of software licenses was $438,000 and $159,000 in 1996 and 1995, respectively, representing 2% and 1% of software license revenues in the respective periods. Cost of consulting, maintenance and other services was $16.4 million and $9.8 million, representing 70% and 66% of consulting, maintenance and other services revenues, in 1996 and 1995, respectively. The increase in these costs as a percentage of consulting, maintenance and other services revenues was primarily due to the increased percentage of consulting, maintenance and other service revenues attributable to international installations, which typically generate lower gross margins than those achieved domestically due to generally lower prevailing billing rates in certain of the Company's international markets.

  GROSS PROFIT

     Gross profit for 1996 was $31.0 million, an increase of 54% over the $20.1 million reported in 1995. Gross profit as a percentage of total revenues decreased from 67% in 1995 to 65% in 1996. This decrease resulted primarily from the higher mix of international consulting, maintenance and other services revenues, which typically have lower gross margins than those achieved domestically.

  OPERATING EXPENSES

     Product Development. Product development expenses increased by 84% from $3.5 million in 1995 to $6.5 million in 1996, representing 12% and 14%, respectively, of total revenues in those periods. Increased product development expenses were primarily a result of an increase in the number of product development personnel from 48 as of December 31, 1995 to 90 as of December 31, 1996. Significant product development efforts in 1995 included the continued development and initial beta release of ODBMS, continued enhancements to MMS and initial development of Win/DSS. Significant product development efforts in 1996 included the continued development of ODBMS and Win/DSS and continued enhancements to MMS.

     Sales and Marketing. Sales and marketing expenses increased 39% to $7.2 million in 1996 from $5.2 million in 1995, representing 15% and 17% of total revenues in those respective periods. Sales and marketing expenses increased in absolute dollars in 1996 due to continued additions to sales and marketing personnel and related expenses, but decreased as a percentage of total revenues due to the significant increase in total revenues.

     General and Administrative. General and administrative expenses increased by 27% to $5.0 million in 1996 from $3.9 million in 1995, representing 10% and 13% of total revenues in those periods, respectively. The increase in absolute dollars of general and administrative expenses in 1996 was primarily due to the continued addition of personnel and increased legal and accounting expenses.

  PROVISION FOR INCOME TAXES

     The Company's effective income tax rate was 40% in 1996. The effective rate reflects statutory federal, state and foreign tax rates, partially offset by a reduction for research and development expense tax credits. Prior to March 30, 1995, certain of JDA's predecessor companies elected S Corporation status. As a result, the Company's statement of income for the first quarter of 1995 does not contain a provision for federal income taxes. The 1995 Consolidated Statement of Income reflects a pro forma adjustment for federal income taxes and an effective rate of 38%.

QUARTERLY RESULTS OF OPERATIONS

     The following table sets forth certain unaudited consolidated statement of income data, both in absolute dollars and as a percentage of total revenues (except for gross margin data), for each of the Company's last five quarters. This data has been derived from unaudited consolidated financial statements that have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of the Company, include all adjustments (consisting only of normal adjustments) necessary for a fair presentation of such information. These unaudited quarterly results should be read in conjunction with the Company's consolidated financial statements and related notes and the other information included or incorporated by reference in this Prospectus. The consolidated results of operations for any quarter are not necessarily indicative of the results for any future period.

                                                                                 THREE MONTHS ENDED
                                                              ---------------------------------------------------------
                                                              MAR. 31,    DEC. 31,    SEPT. 30,    JUNE 30,    MAR. 31,
                                                                1998        1997        1997         1997        1997
                                                              --------    --------    ---------    --------    --------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Software licenses.........................................  $12,049     $14,552      $10,066     $ 9,557     $ 7,866
  Consulting, maintenance and other services................   18,844      15,603       13,609      11,540       8,978
                                                              -------     -------      -------     -------     -------
        Total revenues......................................   30,893      30,155       23,675      21,097      16,844
Cost of Revenues:
  Software licenses.........................................      505         454          258         233         200
  Consulting, maintenance and other services................   13,844      11,723       10,207       9,093       6,704
                                                              -------     -------      -------     -------     -------
        Total cost of revenues..............................   14,349      12,177       10,465       9,326       6,904
                                                              -------     -------      -------     -------     -------
Gross profit................................................   16,544      17,978       13,210      11,771       9,940
                                                              -------     -------      -------     -------     -------
Operating expenses:
  Product development.......................................    4,279       4,031        2,747       2,351       2,235
  Sales and marketing.......................................    3,896       3,822        3,235       3,059       2,517
  General and administrative................................    3,123       3,317        2,119       2,407       1,689
                                                              -------     -------      -------     -------     -------
        Total operating expenses............................   11,298      11,170        8,101       7,817       6,441
                                                              -------     -------      -------     -------     -------
Income from operations......................................    5,246       6,808        5,109       3,954       3,499
  Other income..............................................      329         366          321         364         356
                                                              -------     -------      -------     -------     -------
Income before income taxes..................................    5,575       7,174        5,430       4,318       3,855
  Provision for income taxes................................    2,091       2,870        2,171       1,728       1,542
                                                              -------     -------      -------     -------     -------
Net income..................................................  $ 3,484     $ 4,304      $ 3,259     $ 2,590     $ 2,313
                                                              =======     =======      =======     =======     =======
Basic and diluted earnings per share........................  $   .26     $   .33      $   .25     $   .20     $   .18
                                                              =======     =======      =======     =======     =======
Shares used to compute:
  Basic earnings per share..................................   13,236      13,151       13,112      13,040      13,007
  Diluted earnings per share................................   13,579      13,208       13,219      13,197      13,168
AS A PERCENTAGE OF TOTAL REVENUES:
Revenues:
  Software licenses.........................................       39%         48%          43%         45%         47%
                                                              -------     -------      -------     -------     -------
  Consulting, maintenance and other services................       61          52           57          55          53
                                                              -------     -------      -------     -------     -------
        Total revenues......................................      100         100          100         100         100
Cost of revenues:
  Software licenses.........................................        1           1            1           1           1
  Consulting, maintenance and other services................       45          39           43          43          40
                                                              -------     -------      -------     -------     -------
        Total cost of revenues..............................       46          40           44          44          41
                                                              -------     -------      -------     -------     -------
Gross profit................................................       54          60           56          56          59
                                                              -------     -------      -------     -------     -------
Operating expenses:
  Product development.......................................       14          13           11          11          13
  Sales and marketing.......................................       13          13           14          15          15
  General and administrative................................       10          11            9          11          10
                                                              -------     -------      -------     -------     -------
        Total operating expenses............................       37          37           34          37          38
                                                              -------     -------      -------     -------     -------
Income from operations......................................       17          23           22          19          21
  Other income..............................................        1           1            1           1           2
                                                              -------     -------      -------     -------     -------
Income before income taxes..................................       18          24           23          20          23
  Provision for income taxes................................        7          10            9           8           9
                                                              -------     -------      -------     -------     -------
Net income..................................................       11%         14%          14%         12%         14%
                                                              =======     =======      =======     =======     =======
Gross margin on software licenses...........................       96%         97%          97%         98%         97%
Gross margin on consulting, maintenance and other
  services..................................................       27%         25%          25%         21%         25%

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company has financed its operations primarily through cash generated from operations and public sales of equity securities and, to a lesser extent, borrowings under its bank line of credit. The Company had working capital of $55.3 million at March 31, 1998 compared with $48.4 million at December 31, 1997. Cash and cash equivalents at March 31, 1998 were $31.9 million, an increase of $4.6 million from the $27.3 million reported at December 31, 1997.

     Operating activities provided cash of $2.3 million during the three months ended March 31, 1998 and $2.1 million, $6.1 million, and $5.5 million in the years ended December 31, 1997, 1996 and 1995, respectively. The Company had net accounts receivable of $33.7 million and $32.4 million at March 31, 1998 and December 31, 1997, respectively, which represented 98 and 99 days of sales outstanding ("DSOs"). DSOs have historically been higher in the second and third quarters of each fiscal year as a result, the Company believes, of the seasonal cash flow requirements of its retail customers. DSOs may fluctuate significantly on a quarterly basis due to a number of factors including seasonality, shifts in customer buying patterns, the underlying mix of products and services, and the geographic concentration of revenues.

     Investing activities utilized cash of $3.9 million during the three months ended March 31, 1998, utilized cash of $12.4 million in fiscal year 1997, provided cash of $8.6 million in fiscal year 1996, and utilized cash of $16.1 million in fiscal year 1995. The activity in the three-month period represents capital expenditures to support the Company's growth. The fiscal year 1997 activity includes $10.8 million in capital expenditures to support the Company's growth and an initial payment of $1.6 million for the purchase of LIOCS and the fiscal year 1996 activity includes the redemption of $14.6 million in restricted short-term investments acquired during fiscal year 1995 and capital expenditures of $6.2 million.

     Financing activities provided cash of $6.0 million during the three months ended March 31, 1998 and $7.4 million, $15.4 million and $8.2 million during the years ended December 31, 1997, 1996 and 1995, respectively. The activity in the three-month period consists primarily of proceeds from the issuance of stock and related tax benefits. The fiscal year 1997 activity includes $8.0 million in proceeds from the issuance of stock and related tax benefits. The fiscal year 1996 activity includes the issuance of 2,182,866 shares of Common Stock for $25.3 million in an initial public offering on March 20, 1996, the net proceeds of which were offset by the repayment of stockholder notes and the redemption of preferred stock, and the issuance of 600,000 shares of Common Stock by the Company for $15.5 million in a secondary offering on November 26, 1996.

     Changes in the currency exchange rates of the Company's foreign operations had the effect of increasing cash by $205,000 during the three months ended March 31, 1998, and reducing cash by $743,000 in fiscal year 1997. The Company did not enter into any foreign exchange contracts or engage in similar hedging strategies during any of these periods.

     The Company may in the future pursue additional acquisitions of businesses, products and technologies, or enter into joint venture arrangements, that could complement or expand the Company's business. Any material acquisition or joint venture could result in a decrease to the Company's working capital depending on the amount, timing and nature of the consideration to be paid. In addition, any material acquisitions of complementary businesses, products or technologies could require the Company to obtain additional equity or debt financing. Although the Company is in negotiation for a credit facility which may include up to $35 million in funds which may be used for acquisitions by the Company, there can be no assurance that such financing will be available on acceptable terms, if at all.

     The Company maintains a $5.0 million line of credit with a commercial bank. The line of credit is collateralized by property and equipment, receivables and intangibles; accrues interest at the bank's reference rate, which approximates prime; and requires the Company to maintain certain current ratios and tangible net worth. The line of credit matures on July 1, 1998, and the Company intends to seek renewal at that time. There were no amounts outstanding on the line of credit as of March 31, 1998. The Company believes that its cash and cash equivalents, available borrowings under the bank line of credit and funds generated from operations will provide adequate liquidity to meet the Company's normal operating requirements for at least the next twelve months.

YEAR 2000 COMPLIANCE

     Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies in a very wide variety of applications will experience operating difficulties unless they are modified or upgraded to adequately process information involving, related to or dependent upon the century change. Significant uncertainty exists in the software and other industries concerning the scope and magnitude of problems associated with the century change. The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures and has established a project team to assess Year 2000 risks. The project team will coordinate the identification and implementation of changes to computer hardware and software applications that will ensure availability and integrity of the Company's financial systems and the reliability of its operational systems. The Company is also assessing the potential overall impact of the impending century change on the Company's business, operating results and financial condition.

     Based on the Company's assessment to date, the Company believes its current versions of its software products and services are "Year 2000 compliant," that is, they are capable of adequately distinguishing 21st century dates from 20th century dates. However, the Company believes some of the Company's customers are running earlier versions of the Company's software products that are not Year 2000 compliant, and the Company has been encouraging such customers to migrate to current product versions. Moreover, the Company's products are generally integrated into enterprise systems involving complicated software products developed by other vendors. The Company may in the future be subject to claims based on Year 2000 problems in others' products, custom modifications made by third parties to the Company's products, or issues arising from the integration of multiple products within an overall system. Although the Company has not been a party to any litigation or arbitration proceeding to date involving its products or services and related to Year 2000 compliance issues, there can be no assurance that the Company will not in the future be required to defend its products or services in such proceedings, or to negotiate resolutions of claims based on Year 2000 issues. The costs of defending and resolving Year 2000-related disputes, and any liability of the Company for Year 2000-related damages, including consequential damages, could have a material adverse effect on the Company's business, operating results and financial condition.

     The Company is currently reviewing its internal management information and other systems in order to identify and modify those products, services or systems that are not Year 2000 compliant. The total cost of these Year 2000 compliance activities has not been, and is not anticipated to be, material to the Company's financial condition or its operating results. These costs and the timing in which the Company plans to complete its Year 2000 modification and testing processes are based on management's best estimates. However, there can be no assurance that the Company will timely identify and remediate all significant Year 2000 problems, that remedial efforts will not involve significant time and expense, or that such problems will not have a material adverse effect on the Company's business, operating results and financial condition.

     The Company also faces risk to the extent that suppliers of products, services and systems purchased by the Company and others with whom the Company transacts business on a worldwide basis do not comply with Year 2000 requirements. In the event any such third parties cannot timely provide the Company with products, services or systems that meet the Year 2000 requirements on a timely basis, or in the event Year 2000 issues prevent such third parties from timely delivery of products or services required by the Company, the Company's operating results could be materially adversely affected. Also, no assurance can be given that Year 2000 problems within the Company's prospective customer base of retail organizations will not result in the deferral or cancellation of such organizations' decisions to license and implement information systems such as those offered by the Company. To the extent Year 2000 issues cause significant delays in, or cancellation of, decisions to purchase the Company's products or services, the Company's business, operating results and financial condition would be materially adversely affected.

                                    BUSINESS

     JDA Software Group, Inc. ("JDA" or the "Company") is a leading international provider of integrated enterprise-wide software products and services that address mission-critical management information needs of the retail supply chain. The Company offers a broad array of software products designed to provide integrated technology solutions for the collection, organization and analysis of data and the distribution of information throughout a retail organization. The Company's products include: merchandising, financial and decision support systems at the corporate level; point-of-sale, back office and distributed processing applications at the store level; and warehouse management and logistics systems at the distribution level. The Company offers products that operate on IBM AS/400-based and DOS-based platforms, as well as products that operate in the UNIX and Windows NT open client/server environments. JDA also offers a wide range of professional services through its consulting and customer support organizations including: project management, system planning, design and implementation, custom modifications, training and support services.

     The Company's products and services are marketed and sold primarily through JDA's direct sales force and through cooperative relationships with sales agents, distributors and other vendors, including IBM and Siemens Nixdorf. The Company's solutions have been licensed to more than 300 retail enterprises worldwide and address a wide variety of retail markets, including hard and soft lines retailers, warehouse operations, department stores and grocery stores. The Company's customers include many of the world's leading specialty retailers such as Bed, Bath and Beyond, Inc., CompUSA, Inc., Gucci SpA, LensCrafters, Inc., Office Depot International, Oshman's Sporting Goods, Inc., PETCO Animal Supplies, Inc., Planet Hollywood International, Royal Duty Free Shop, Inc., Sears Clothing Ltd., Staples, Inc., Stride Rite Children's Group, Inc., Virgin Entertainment Group, Inc. and Williams-Sonoma, Inc.

INDUSTRY BACKGROUND

     The retailing industry is experiencing rapid change, driven primarily by changing consumer preferences, intensifying competition and increasing globalization. Consumers' purchase patterns have shifted, with today's consumer choosing value, in the form of lower prices and improved convenience and personal service, over brand and retailer loyalty. The result for many retailers has been increased pressure on operating profits as they try to lower prices and increase marketing and promotions to increase traffic in stores in order to increase sales. In addition, new retail formats, such as the "category killer" format employed by retailers such as Staples and PETCO, have enjoyed broad market acceptance and are setting the standards for lower prices and improved customer service. To exploit international growth opportunities a number of retailers are seeking to apply their concepts outside their domestic markets. Despite the significant challenges in the retail industry, many retailers have successfully achieved efficiencies and reduced operating costs by improving inventory management, decentralizing the decision making process while centralizing purchasing and other administrative functions, deploying state of the art information technology and pursuing aggressive roll-out strategies to achieve economies of scale.

     To respond to today's competitive challenges, retailers must accelerate the rate at which they identify and respond to changing business conditions and consumer requirements. A retail organization's agility and ultimate success are dependent upon its ability to rapidly and cost-effectively collect, organize and analyze data, and disseminate information throughout the enterprise to facilitate effective business decisions. Such information provides a basis for critical product, marketing, inventory, pricing and human resource decisions. In addition, inventory management has become more complicated as retailers seek to reduce costs and improve margins while replenishing inventory on a just-in-time basis. Accordingly, retailers are demanding more sophisticated purchasing, inventory management and merchandising tools that enable them to distribute and manage goods efficiently. Retailers are also increasingly restructuring existing operations so that consumers interact effectively with the entire enterprise from a single store location. This requires store level personnel and decision makers throughout an enterprise to have a common base of readily available sales and inventory information and that in-store personnel have the ability to more rapidly respond to consumers' needs. To meet their increasing requirements for information, retailers seek information systems that are adept at handling large volumes of transactions, possess a high degree of reliability, accommodate peak load and seasonal requirements and rapidly capture and analyze data and distribute information throughout the geographically dispersed parts of the enterprise. Moreover, global retailers require applications that support the specialized requirements of international business, including local language support, multiple currencies, import/export costing and foreign tax and regulatory requirements. Retailers are also seeking solutions that address emerging technical and business issues, such as Year 2000 compliance and the increased prevalence of electronic commerce.

     Historically, information technology in the retail supply chain has consisted largely of separate legacy applications at the corporate, store and distribution levels. These legacy applications have primarily been host-centric systems that operate on mainframe or mid-range computers. These systems, developed and modified internally over many years or licensed from third parties, represent considerable investments by retailers and have provided benefits within their distinct roles. However, they generally do not have the flexibility to support diverse and changing operations within a customer's business or to respond effectively to changing technologies. Additionally, these solutions have only targeted distinct levels of the retail supply chain such as the corporate or in-store levels, and have not generally provided the full benefits of integration, which allows information to be distributed effectively throughout the retail enterprise. Despite these limitations, many host-centric systems are still being widely deployed for retail applications because of their strengths in particular segments, as well as to preserve significant hardware and software investments. Furthermore, retailers have historically been cautious in adopting new technologies due to the real-time, transaction-intensive nature of retailing and the economic consequences of disruptions to their operations.

     Despite their reservations, retailers are recognizing the strategic imperative of employing technology to cut costs, reduce inefficiencies and enhance sales in an increasingly competitive environment dominated by value-conscious consumers. The development of distributed client/server computing has created a technological framework for software applications that are adaptable, integrated and tailored for the retail supply chain. Additionally, improved hardware price/performance and database capabilities on platforms such as the IBM AS/400 have improved the capabilities of the information systems that can leverage retailers' existing hardware investments. As a result, retailers are demanding highly functional, easy to use and scaleable software applications that can be economically and rapidly implemented and adapted for changes in their mission-critical business functions. The Company believes that the adoption of new information technologies by retailers will accelerate as competitive pressures increasingly necessitate the ability to change business practices quickly and to empower employees with the information and tools to respond to consumer requirements.

JDA SOLUTION

     JDA is a leading international provider of integrated enterprise-wide software products and related services that address mission-critical management information needs throughout the retail supply chain. The Company's product suite is designed to provide integrated technology solutions for the collection, organization, distribution and analysis of data throughout a retail organization. At the corporate level, the Company offers two merchandise management systems, Merchandise Management System ("MMS") for the IBM AS/400 platform, and Open Database Merchandising System ("ODBMS") for open client/server environments, that distribute data throughout the retail enterprise and enable management to make more informed and timely decisions, respond more rapidly to changes in the competitive environment, monitor store-level activity and achieve greater operating efficiencies. The Company's in-store systems, DOS-based Distributed Store System ("DSS") and Windows-based Win/DSS, register transactions at the point-of-sale, capture individual consumer profiles and demographic information, and leverage enterprise-wide information such as stock availability, pricing and inventory replenishment by bringing it to the store level. The Company also offers Warehouse Control Center ("WCC") for management of the storage and flow of inventory within the warehouse or distribution center. The Company also offers Retail IDEAS, a multi-platform client/server data warehouse system that provides retailers with powerful application tools for analyzing their business, monitoring strategic plans and supporting tactical actions. Finally, the Company provides a wide range of professional services designed to enable customers to rapidly achieve the benefits of the Company's software products. These services, known as Optimum Pathways, include project management, system planning, design and implementation, custom modifications, training and support services.

     The Company's solutions are designed to provide the following benefits to retailers:

     Enhanced Decision Making Capabilities. The Company's products are designed to identify and highlight the most relevant information from large volumes of transaction and work-flow data. By collecting and distributing valuable enterprise-wide information, the Company's solutions enable retailers to make more informed and timely decisions, to quickly adapt their products and operations to changes in competition and consumer preferences, and to maximize operational efficiencies.

     Fully Integrated Adaptable Solutions. The Company offers an integrated suite of software products that enables retailers to respond to consumer demand at the point-of-sale and distribute that information throughout the enterprise. These products link point-of-sale level information with the centralized merchandising and financial functions that ultimately affect decisions with suppliers and vendors. The Company's integrated corporate, in-store and distribution products operate a range of applications and function seamlessly with each other's databases, enabling greater speed, data integrity and ease of modification. The Company's newer products, ODBMS and Win/DSS, are designed to be adaptable and easily configured by customers to meet their specialized and evolving needs.

     Improved Inventory Planning and Distribution Logistics. The Company's enterprise-wide solutions are designed to help retailers achieve operating efficiencies by automating the collection and analysis of data from key functions, such as the management of inventory, distribution and merchandising, and providing decision makers with access to critical supply chain information. JDA provides retailers with tools for vendor analysis, stock status monitoring, sales capture and analysis, merchandise allocation and replenishment, purchase order management, distribution center management and other important activities that enable retailers to improve gross margins and return on inventory investment through increased inventory turnover, reduced inventory investment, reduced clearance mark-downs and more efficient management of ordering and distribution.

     Increased Responsiveness to Consumer Needs. The Company's solutions help retailers better understand and fulfill consumer needs. With the Company's enterprise systems, retailers can explore "what if" merchandising plans, track and analyze performance, and adjust quickly to market changes and consumer purchase patterns, all to help ensure that the appropriate pricing and merchandise mix is available to the consumer at the point-of-sale. The Company's in-store software products provide enterprise information at the point-of-sale enabling store level personnel to track the preferences of individual consumers and provide a higher level of personalized service.

     Ease of Implementation. The Company's products are specifically designed to meet the needs of the retail industry, and the Company's consulting, maintenance and other services organization is primarily comprised of individuals who are trained for and experienced with system implementations in the retail environment. The Company's newer products, ODBMS and Win/DSS, are designed to be easily configured by customers to meet their specialized and evolving needs. As a result, the Company believes it offers rapid, low cost implementations, which are generally accomplished within three to twelve months.

COMPANY STRATEGY

     JDA's objective is to strengthen its position by providing a comprehensive suite of software solutions that address the mission-critical management information needs of the retail supply chain. Key elements of the Company's strategy to achieve this objective are as follows:

     Leverage Retail Application Knowledge Base. The Company intends to continue to leverage its retail industry knowledge base to provide comprehensive integrated solutions to retailers. The Company believes its in-depth understanding of retailers' requirements accumulated from its twelve-year history and over 300 retail customers differentiates it from competitors and provides a significant advantage in securing new customers. The Company further augments its knowledge through ongoing customer consulting engagements and interaction with its user group.

     Expand Product Sales to Existing Customers. The Company's products are designed to meet the enterprise-wide needs of the retail supply chain. Although most organizations initially deploy one or more of the Company's products in an organization, the Company believes that initial customer success can lead to opportunities for additional sales of products to other parts of the organization. The Company has a significant installed base of customers from its twelve-year history to which it intends to market and sell additional products and services. In addition, the Company believes that references from its installed base will also provide assistance in making additional sales to new customers.

     Provide High Quality Professional Services. The Company believes that its high-quality consulting, implementation, support and training services enable the Company to achieve a high level of customer satisfaction, strong customer references and long-term relationships as well as facilitate software improvements based on customer feedback. With the release of its new client/server products, the Company intends to continue to invest in its professional services organization to provide better service to its customers. The Company also plans to continue to provide innovative offerings such as Direct Path, a streamlined approach for implementing MMS within three months in order to help respond to customers' Year 2000 requirements well into 1999. In addition, the Company plans to leverage its cooperative relationships with IBM's Global Services Division and Siemens Nixdorf to compliment its internal professional services organization in international markets.

     Expand Presence in International Markets. The Company intends to expand its international presence by continuing to develop localized versions of its products and investing directly in strategic markets by establishing additional international operations with local direct sales and consulting personnel, and through cooperative relationships with companies with established international presence, such as IBM and Siemens Nixdorf. To date, the Company has established international offices in Australia, Canada, Chile, France, Germany, Mexico, Singapore, South Africa and the United Kingdom, and plans to continue to expand its worldwide infrastructure in order to provide additional localized products and implementation services.

     Enhance Solutions for Evolving Customer Needs. The Company will continue to develop and offer products and services that address emerging technological and financial issues confronting retailers such as Year 2000 compliance, adoption of a common Eurocurrency, and the growth of electronic commerce. JDA's Direct Path implementation methodology for MMS is designed to quickly address the requirements of retailers whose systems are not yet Year 2000 compliant. Eurocurrency functionality has been incorporated into the Company's open client/server products and the Company currently plans to add Eurocurrency functionality to its IBM AS/400 products. JDA is implementing a development strategy to Web-enable ODBMS, MMS and Retail IDEAS. The Company continues to work on adding additional features and functionality to its product suite.

     Further Develop and Leverage Strategic Relationships. The Company intends to continue to establish strategic business relationships for the development of products that complement the Company's current software solutions or enhance the delivery of professional services. The Company has a number of cooperative relationships with system integrators, other software vendors and retail systems consulting groups, including, among others, IBM, Siemens Nixdorf, Lawson Software ("Lawson"), Ernst & Young and Andersen Consulting. The Company believes these relationships can provide the Company with greater access to international markets, greater market presence and a greater opportunity to increase its customer base and sales.

     Acquire Complementary Businesses, Products and Technologies. The Company intends to pursue acquisition opportunities for complementary businesses, products and technologies in order to add to its current product offerings and increase its market share. The Company believes that such acquisitions will also assist its efforts to leverage its installed base.

PRODUCTS

     The Company offers a suite of software products which collects, organizes and analyzes data and distributes information throughout a retail organization. The Company's products are designed to provide an end-to-end supply chain solution for the mission-critical components of retailing operations -- from the planning and purchasing functions through the distribution and final sale of goods. The Company offers merchandising, financial and decision support systems at the corporate level, point-of-sale, back office and distributed processing applications at the store level, and warehouse management and logistics systems at the distribution level. The Company also offers a data warehouse system for the analysis of information throughout the retail supply chain.

     The following chart summarizes certain key functions of the retail enterprise addressed by the Company's products:

      [CHART DEPICTING CERTAIN FEATURES AND FUNCTIONALITY OF JDA PRODUCTS] Merchandise Management Systems

     The Company's merchandise management systems process high volumes of information to provide decision support for inventory control, cost and price management, purchase order management, automated replenishment, merchandise planning, transfer management and allocation. Merchandise management systems distribute data throughout the retail enterprise and enable management to make more informed and timely decisions, respond more rapidly to changes in the competitive environment, monitor store-level activity and achieve greater operating efficiencies. The Company's merchandise management systems can be integrated with in-store, warehouse and logistics products designed by the Company or by third parties. The Company offers two merchandise management systems: MMS for the IBM AS/400 platform and ODBMS for open client/server environments. Both systems are comprised of functional modules that are selected by the customer and can be configured to fit the customer's unique requirements.

     MMS was first introduced in 1986 and was specifically designed to take advantage of the IBM AS/400 database and operating environment. MMS can be configured by the retailer to adapt to changing strategies and prevailing competitive conditions by performing product price analyses based upon key data such as gross margin, sales velocity and competitive prices. The product can then recommend and automate price changes based on the retailer's specifically defined pricing strategies. To date, the Company has performed over 250 MMS implementations worldwide. The Company has continued to invest in the development and enhancement of MMS to address the requirements of a broad spectrum of retailing formats and processes.

     ODBMS, which was commercially released in September 1996, offers the same core functionality of MMS, excluding the general ledger, accounts payable and accounts receivable modules of MMS's retail sales accounting system, and also offers, through its open client/server architecture, enhanced adaptability and scaleability. ODBMS is capable of operating with Oracle and Informix relational database management systems running on Windows NT and the most popular UNIX platforms. ODBMS is designed to support the information requirements of international, multi-format retail organizations and features support for multiple concurrent languages and currencies, user-specific nomenclature and user-defined data structures and hierarchies. Thus, an international retailer can centrally establish a product margins objective and apply it to local market rules, including currency conversions, applicable taxation and rounding algorithms, to determine final pricing at each location. The Company is party to a co-marketing agreement with Lawson to develop interfaces between ODBMS and Lawson's client/server business applications, which provide financial, human resource, procurement and supply-chain management for the retail industry, and which are Web-deployable.

     License fees for the Company's merchandise management systems vary depending upon a number of factors, including the size and complexity of the retail operation and the modules chosen. License fees have generally ranged from $250,000 to $750,000 for MMS, and from $500,000 to in excess of $1.0 million for ODBMS.

  In-Store Systems

     The Company offers two in-store systems: DSS for DOS-based platforms and Win/DSS for the Windows environment. The Company's in-store systems are designed to enable a retailer to capture and analyze in-store operations information and transmit such information to corporate-level systems for sales and other analysis. These systems also allow store-level personnel to access valuable enterprise-wide information to better serve the consumer at the point-of-sale. DSS and Win/DSS are comprised of functional modules that are selected by the customer and can be configured to fit the customer's unique requirements.

     DSS can be licensed independently and utilized with a customer's existing merchandise management system, or it can work in concert with the Company's MMS merchandise management system, to provide the retailer the ability to manage information through a wide range of retail operations. A typical installation of DSS enables the retailer to perform a number of individual store-level functions and support back office, store inventory and point-of-sale operations. For example, store managers can use DSS to measure the results of a store promotional event. In addition, DSS enables retailers to track the preferences of individual consumers and provide a higher level of personalized service.

     Win/DSS incorporates the core functionality of DSS with the enhanced capabilities of the Windows platforms. Win/DSS incorporates an object-oriented software design that is capable of arranging retail business processes to adapt to a retailer's specialized and evolving requirements. For example, a retailer can utilize the Win/DSS multi-tasking capabilities by configuring its point-of-sale systems to simultaneously run credit authorizations, process transactions and update store inventory records. In addition, to reflect a more service-oriented workflow, the customer service desk in the same store can be configured to provide ready access to personal information and purchase histories of individual consumers. Business information process flows can be adapted to reflect changing store strategies during special promotions or periods of peak consumer traffic.

     License fees for the Company's in-store systems vary depending upon a variety of factors, including the size and complexity of the retail operation and the modules chosen, and generally have ranged from $50,000 to in excess of $600,000.

  Warehouse and Logistics Systems

     The Company offers warehouse and logistics systems for client/server and IBM AS/400 environments. WCC is a client/server system that combines the latest automation tools, bar coding and radio frequency technologies with the benefits of a client/server architecture. The product was acquired from LIOCS Corporation in April 1997 and became commercially available in December 1997. WCC is a stand-alone system that can be integrated with ODBMS or software supplied by third-party vendors. WCC provides a variety of functions including receipt scheduling, license plate labeling, system-directed putaway, and lot and serial number tracking. For the IBM AS/400 platform, the Company offers warehouse management, merchandise receiving and wholesale order entry modules as part of its MMS merchandise product. License fees for these modules have generally ranged from $50,000 to $230,000.

  Data Warehouse System

     Retail IDEAS is a data warehouse system developed jointly with Silvon Software, Inc. ("Silvon") that provides a comprehensive set of tools for analyzing business results, monitoring strategic plans and enabling tactical decisions. Retail IDEAS is currently available on the IBM AS/400 and Windows NT platforms, and is under development for UNIX platforms. Retail IDEAS is designed as a packaged offering that enables retailers to monitor vendor performance, promotional effectiveness and distribution center productivity, and to analyze financial measurements related to sales and inventory, margins and profitability, merchandise categories and items, open and suggested orders, and promotional and pricing events. The product integrates with the Company's MMS product and may also be used with non-JDA transactional systems. Integration with ODBMS is under development.

CONSULTING, MAINTENANCE AND OTHER SERVICES

     The Company provides a wide range of professional services designed to enable customers to rapidly achieve the benefits of the Company's software products. These services, known as Optimum Pathways, include project management, system planning, design and implementation, custom modifications, training and support services. The Company believes that its Optimum Pathways consulting services facilitate a customer's early success with its products, strengthen its relationship with the customer, and add to the Company's industry-specific knowledge base for use in future implementation and product development efforts. Although the Company's service offerings are optional, the Company has found that substantially all of its customers utilize some or all of its services to some degree in connection with the implementation and ongoing support of the Company's software products. The Company believes its ability to provide these services provides a competitive advantage, which is expected to be enhanced by a developing cooperative relationship with IBM Global Services Division to jointly support, distribute and implement ODBMS. As of March 31, 1998, the Company had approximately 500 employees in its consulting, maintenance and other services organization. The Company is pursuing a strategy to increasingly utilize third-party consultants, such as those from major systems integrators, to assist in certain large-scale implementations and for extensive business process re-engineering projects.

  Consulting Services

     The Company's consulting services group consists of business consultants, systems analysts and technical personnel with extensive retail industry experience that are devoted to assisting retailers in all phases of systems development, including systems planning and design, customer-specific configuration of application modules, and on-site implementation or conversion from existing systems. Consulting services are generally billed on a time and expenses basis. The Company's consulting engagements have typically taken between six months and one year for merchandise management systems, between three and six months for in-store systems, between three and six months for warehouse and logistic systems, and between two and three months for data warehouse systems. Given the complexity of platforms on which the Company's ODBMS and Win/DSS systems operate and the increased ability of the customer to configure these new products to its work flows and processes, the implementation of such systems generally requires increased levels of consulting services, as well as longer periods of time. In order to satisfy the demands of both existing and future customers, the Company plans to substantially increase its consulting services personnel to support anticipated growth in product implementations. To the extent anticipated revenues fail to materialize following the hiring and training of such personnel, the Company's operating results would be adversely affected.

  Education and Training

     The Company offers comprehensive education and training programs to its customers, associates and business partners. The Company initiated JDA University in 1997 as a formal education program that combines lectures, demonstrations and hands-on exercise sessions for each of JDA's software solutions. JDA

University features a curriculum for each JDA system, and a full-time administration consisting of professional instructors and course developers. The JDA University curriculum ranges from introductory to advanced levels and includes application training on JDA systems, technical courses on design and data models for such systems, and developer courses for programmers and designers. Classes are offered at in-house facilities as well as at customer locations. Approximately 2,700 individuals attended JDA University during 1997.

  Customer Support Services

     The Company believes that providing business solutions along with a high level of on-going support to its customers is a critical element in establishing long-term relationships and maintaining a high level of customer satisfaction. The Company offers a comprehensive support program that includes maintenance, on-line support and help desk services. The standard maintenance support program includes new releases and unspecified upgrades of products. Standard support programs have historically been purchased by the majority of the Company's customers and are generally annual contracts that are paid on a monthly basis. For clients who have licensed DSS or Win/DSS, the Company offers a program, known as Optimum Store Support, that features help desk services, 24 hours a day, 7 days per week, and field upgrade support.

CUSTOMERS

     The Company has licensed its software products to more than 300 retail customers worldwide in a wide variety of retail markets, including hard and soft lines retailers, warehouse operations, department stores and grocery stores. The Company generally targets customers having from 50 to over 500 store locations, with annual sales in excess of $100 million.

     The following is a partial list of the Company's customers that have purchased at least $500,000 of the Company's products or services through March 31, 1998:

APPAREL
Bally Management Ltd.
  (Switzerland)
Big M, Inc.
CHANEL, Inc.
Columbia Sportswear
  Company
Filenes Basement Corp.
Footstar, Inc.
Foschini Group (Pty) Ltd.
  (South Africa)
Gucci SpA (Italy)
Guess?, Inc.
InWear Group A/S
  (Denmark)
Johnson's S.A. (Chile)
Moregro Retail Group, Ltd.
  (South Africa)
Mothercare, U.K., Ltd. (UK)
Sainsbury's Savacentro,
  Ltd. (UK)
Sears Clothing Ltd. (UK)
Stride Rite Children's
  Group, Inc.
Today's Man
Wilsons The Leather Experts

AUTOMOTIVE
Chief Auto Parts, Inc.
CSK Auto, Inc.
The Retail Operations Division
  of Bridgestone/ Firestone, Inc.
Western Auto Supply
  Company

CONVENIENCE STORES
Fina Plc. (UK)
Petro-Canada (Canada)

CRAFTS & TOYS
Frank's Nursery & Crafts, Inc.
Lewiscraft (Canada)

DEPARTMENT STORES
Almacenes Paris Commercial
  S.A. (Chile)
Beijing Wang Fu Jing Retail
  Management Co. Ltd.
  (China)
Cativen (Venezuela)
Royal Duty Free Shop, Inc.
  (Philippines)
Specialty Department
  Stores, Inc.

DRUG & COSMETICS
A.S. Watson & Co. Limited
  (Hong Kong)
Bath & Body Works
Beauty Brands, Inc.
Farmatodo, C.A. (Venezuela)
MedMax, Inc.

FOOD
Calgary Co-operative Assoc.
  Ltd. (Canada)
Chedraui (Mexico)
Laura Secord, Inc. (Canada)
Provigo, Inc. (Canada)
Santa Isabel (Chile)
Starbucks Corporation
Whole Foods Market, Inc.

FURNITURE, APPLIANCES &
ELECTRONICS
ABC Carpet & Home, Inc.
British Gas Energy
  Centres, Ltd. (UK)
CompUSA, Inc.
Grupo Elektra (Mexico)
Heilig-Meyers Company
Onking Chain-Store Co. Ltd.
  (Taiwan)
Sun Television &
  Appliances, Inc.
Tandy Corporation

GENERAL MERCHANDISE
PETCO Animal Supplies, Inc.
Sky Connection Limited
  (Hong Kong)
Kingfisher Group (UK)

HOME IMPROVEMENT
Eagle Hardware &
  Garden, Inc.
Great Mills (Retail)
  Ltd. (UK)
Intergamma BV (Netherlands)
Sodimac Chile (Chile)
Westlake ACE Hardware, Inc.
Wolohan Lumber, Inc.

HOUSEWARES
Bed, Bath & Beyond, Inc.
Lechters, Inc.
Robert Dyas Ltd. (UK)
Williams-Sonoma, Inc.

JEWELRY & CATALOG SHOWROOMS
Asprey Plc. (UK)
Carlyle & Co. Jewelers
Helzberg Diamonds, Inc.

LUGGAGE, CARDS & GIFTS
Birthdays Ltd. (UK)
Carlton Retail, Inc.
Factory Card Outlet Corp.
Party City Corporation

MUSIC, BOOKS, VIDEOS &
  SOFTWARE
Books-A-Million, Inc.
Guitar Center, Inc.
HMV Group (UK)
Rogers Video
Virgin Entertainment
  Group, Inc.

OFFICE PRODUCTS
Maxi-Papier-Market GMBH
  (Staples-Germany)
Office Depot International
Staples, Inc. (UK and US)

OPTICAL & CAMERA
Black Photo Corporation
  (Canada)
LensCrafters, Inc.
Sunglass Hut
  International, Inc.
Vantios Group (UK)
Wolf Camera & Video

SPORTING GOODS
Gart Sports
JumboSports, Inc.
Mountain Equipment Co-op
  (Canada)
Oshman's Sporting Goods, Inc.
West Marine, Inc.

THEME RETAIL
MCA/Universal Studios
MGM Grand, Inc.
Planet Hollywood International

SALES AND MARKETING

     The Company's worldwide sales effort is conducted primarily through a direct sales force located in Phoenix, Arizona and through international operations in Australia, Brazil, Canada, Chile, France, Germany, Mexico, Singapore and the United Kingdom. Internationally, in addition to its direct sales force, the Company leverages its cooperative relationships with sales agents, distributors, and other vendors, including IBM in China, Columbia, India, the Middle East and Scandinavia. Additional relationships with system integrators, other major hardware vendors and the retail systems consulting groups of major accounting firms are also components of the Company's sales and marketing strategy. The Company believes these relationships provide important product endorsements and valuable feedback as well as sales referrals.

     While the sales cycle varies substantially from customer to customer, it typically requires six to nine months from generation of the sales lead to execution of a license agreement. Because of the complexity and technical nature of the Company's systems, consulting and product development employees often participate directly in the sales cycle and educate prospective customers on the advantages of using the Company's solutions.

     The Company's marketing activities are directed at increasing market awareness of the Company's products and services and identifying prospective customers. The execution of major agreements with customers, when agreed to by the customer, are accompanied by press announcements and public relations activities. The Company combines attendance at key trade shows with a limited amount of focused advertising and direct mail campaigns to generate prospects. In addition to these activities, the Company's marketing personnel provide extensive support to the sales organization, including responding to requests for proposals, conducting product demonstrations and determining hardware specifications. The marketing organization is also responsible for corporate communications and development of sales tools and marketing materials. As of March 31, 1998, the Company's sales and marketing organization consisted of 37 sales and marketing personnel in the United States and 39 sales and marketing personnel in the rest of the world.

PRODUCT DEVELOPMENT AND JDA TECHNOLOGY

     The Company has invested and expects to continue to invest substantial resources in research and development. The Company believes that its future performance will depend in large part on its ability to maintain and enhance its current products, develop new products that achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. The Company intends to continue development efforts towards new products, such as its recently released ODBMS product, and enhancements that address emerging requirements for highly adaptable applications utilizing the advantages of client/server technologies across multiple platforms. In addition, the Company continues to devote significant resources to modify its MMS product line to take advantage of recent client/server enhancements to the IBM AS/400 platform.

     The Company's software design philosophy is to develop products with broad, enterprise-wide retailing functionality that is applicable to the majority of retailers' needs. At the same time, the Company's objective is to design products that are easily tailored to the specific work flows and business processes of the individual retailer and are readily adapted to changing conditions, reducing the amount of software modification required.

     The Company has established a design framework, known as the Advanced Retail Architecture ("ARA"), based on the principles of open systems and object-oriented technologies, for developing new products and modules. This architecture is designed to protect the Company's investment in product development, as well as its customers' software investment, from changes in underlying technology and front-end interfaces. The Company believes products designed to ARA specifications can support multiple platforms and accommodate platform changes or new platforms generally without significant modification to the JDA application. The Company's products designed within the ARA framework are ODBMS, Win/DSS and WCC. The Company intends to apply ARA to the development of new products and the enhancement of existing products to the extent feasible. However, the Company's ability to take advantage of the full scope of ARA design objectives is limited by the proprietary nature of the IBM AS/400-based and DOS-based platforms upon which MMS and DSS operate.

     As of March 31, 1998, there were 140 employees on the Company's product development staff. The Company's product development expenditures in 1997, 1996 and 1995 were $11.4 million, $6.5 million and $3.5 million, and represented 12%, 14% and 12% of total revenues, respectively. The Company's product development expenditures were $4.3 million or 14% of total revenues for the three months ended March 31, 1998, and the Company currently expects total product development expenses in 1998 to be between $18 million and $19 million. The Company's ongoing product development efforts include projects related to shortening the implementation cycle and facilitating the integration of its products.

     The Company's newer software products, ODBMS, Win/DSS, Retail IDEAS and WCC, which are designed for open client/server environments, have all been commercially released within the last 18 months. To date, only a limited number of customers have licensed or implemented the Company's client/server products. The market for these products is new and evolving, and the Company believes that retailers may generally be more cautious than other businesses in adopting client/server technologies. Consequently, it is difficult to assess or predict with any assurance the growth rate, if any, and size of the market for the Company's client/server products, and there can be no assurance that this market will continue to develop. Potential and existing customers may find it difficult, or be unable, to successfully implement the Company's client/server products, or may not purchase such products for a variety of reasons, including: the customer's inability to obtain hardware, software, networking infrastructure, or sufficient internal staff required to implement, operate and maintain an open client/server solution; the generally longer time periods and greater cost required to implement such products as compared to IBM AS/400-based products; and limited implementation experience with such products by the Company's service personnel or third-party implementation providers. Furthermore, the Company must overcome significant obstacles to successfully market its client/server solutions, including limited experience of the Company's sales and consulting personnel in the client/server market and limited existing reference accounts in this market. If the market for the Company's client/server products fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected.

     The computer software industry is subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, the Company's position in its existing markets or other markets that it may enter could be eroded rapidly by technological advancements not embraced by the Company. The life cycles of the Company's products are difficult to estimate. The products must keep pace with technological developments, conform to evolving industry standards and address increasingly sophisticated customer needs. In particular, the Company believes that it must continue to respond quickly to users' needs for broad functionality and multi-platform support and to advances in hardware and operating systems. Introduction of new products embodying new technologies and the emergence of new industry standards could render the Company's products obsolete and unmarketable. There can be no assurance that the Company will not experience future difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that new products and product enhancements will meet the requirements of the marketplace and achieve market acceptance. If the Company is unable to develop and introduce products in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition would be materially adversely affected.

     In addition, the Company strives to achieve compatibility between those products and retailing systems platforms which management believes are, or will become, popular and widely adopted. The Company invests substantial resources in development efforts aimed at achieving such compatibility. Any failure by the Company to anticipate or respond adequately to technology or market developments could result in a loss of competitiveness or revenue.

COMPETITION

     The markets for retail information systems are highly competitive. The Company believes the principal competitive factors in such markets are product quality, reliability, performance and price, vendor and product reputation, retail industry expertise, financial stability, features and functions, ease of use and quality of support. A number of companies offer competitive products addressing certain of the Company's target markets. In the enterprise systems market, the Company competes with in-house systems developed by the Company's targeted customers and with third-party developers such as Intrepid Systems ("Intrepid"), Island Pacific, Radius PLC, Retek (a subsidiary of HNC Software, Inc.), STS Systems and Richter Management Services. In addition, the Company believes that new market entrants may attempt to develop fully integrated enterprise level systems targeting the retail industry. In particular, SAP AG has announced the availability of an integrated client/server enterprise system competitive with the Company's products, and Intrepid has announced the formation of a joint development and marketing relationship with PeopleSoft, Inc., a provider of enterprise applications software, to develop products that are expected to compete directly with ODBMS.

     In the in-store systems market, which is more fragmented than the enterprise market, the Company competes with major hardware original equipment manufacturers such as ICL, NCR and IBM, as well as software companies such as CRS Business Computers, Datavantage, STS Systems, Trimax and GERS Retail Systems. In the distribution and warehouse management systems market, the Company's WCC product competes with products from Catalyst International, Inc., EXE and McHugh Freeman. The Retail IDEAS product competes with products from Microstrategy and Intrepid, among other vendors. In the market for consulting services, the Company is pursuing a strategy of forming informal working relationships with leading retail systems integrators such as Andersen Consulting and Ernst & Young LLP, and other similar major systems integrators. These integrators, as well as independent consulting firms such as IBM Global Services Division, also represent potential competition to the Company's consulting services group.

     Many of the Company's existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and other resources than the Company, each of which could provide them with a significant competitive advantage over the Company. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition would not have a material adverse effect on the Company's business, operating results and financial condition.

PROPRIETARY RIGHTS

     The Company's success and ability to compete is dependent in part upon its proprietary technology, including its software source code. To protect its proprietary technology, the Company relies on a combination of trade secret, nondisclosure and copyright law, which may afford only limited protection. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. The Company presently has no patents or patent applications pending. The source code for the Company's proprietary software is protected both as a trade secret and as a copyrighted work. Although the Company relies on the limited protection afforded by such intellectual property laws, it also believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable maintenance are also essential to establishing and maintaining a technology leadership position. The Company generally enters into confidentiality or license agreements with its employees, consultants and customers, and generally controls access to and distribution of its software, documentation and other proprietary information. The terms of the Company's license agreements with its customers often require the Company to provide the customer with a listing of the product source code. Although the license agreements place restrictions on the use by the customer of the Company's source code and do not permit the re-sale, sublicense or other transfer of such source code, there can be no assurance that unauthorized use of the Company's technology will not occur.

     Despite the measures taken by the Company to protect its proprietary rights, unauthorized parties may attempt to reverse engineer or copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results and financial condition.

     Certain technology used by the Company's products is licensed from third parties, generally on a non-exclusive basis. These licenses generally require the Company to pay royalties and fulfill confidentiality obligations. The Company believes that alternative resources exist for each of the material components of technology licensed by the Company from third parties. However, the termination of any such licenses, or the failure of the third-party licensors to adequately maintain or update their products, could result in delays in the Company's ability to ship certain of its products while it seeks to implement technology offered by alternative sources. Any required replacement licenses could prove costly. Also, any such delay, to the extent it becomes extended or occurs at or near the end of a fiscal quarter, could result in a material adverse effect on the Company's operating results. While it may be necessary or desirable in the future to obtain other licenses relating to one or more of the Company's products or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms, if at all.

     In the future, the Company may receive notices claiming that it is infringing the proprietary rights of third parties, and there can be no assurance that the Company will not become the subject of infringement claims or legal proceedings by third parties with respect to current or future products. In addition, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Any such claim could be time consuming, result in costly litigation, cause product shipment delays or force the Company to enter into royalty or license agreements rather than dispute the merits of such claims. Moreover, an adverse outcome in litigation or similar adversarial proceedings could subject the Company to significant liabilities to third parties, require the expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require the Company to cease the marketing or use of certain products, any of which could have a material adverse effect on the Company's business, operating results and financial condition. To the extent the Company desires or is required to obtain licenses to patents or proprietary rights of others, there can be no assurance that any such licenses will be made available on terms acceptable to the Company, if at all. As the number of software products in the industry increases and the functionality of these products further overlaps, the Company believes the software developers may become increasingly subject to infringement claims. Any such claims against the Company, with or without merit, as well as claims initiated by the Company against third parties, could be time consuming and expensive to defend, prosecute or resolve.

EMPLOYEES

     As of March 31, 1998, the Company had approximately 780 employees, of which approximately 450 were located in the United States. The Company has never had a work stoppage and none of its employees are represented by a collective bargaining agreement. The Company believes its relations with its employees are good.

     The Company's future operating results depend in significant part upon the continued service of its key technical and senior management personnel. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will retain its key managerial or technical personnel or that it can attract, assimilate and retain such personnel in the future. The Company has at times experienced, and continues to experience, difficulty recruiting qualified personnel and there can be no assurance that the Company will not experience such difficulties in the future. The Company actively recruits qualified product development, consulting and sales and marketing personnel. If the Company is unable to hire and retain qualified personnel in the future, such inability could have a material adverse effect on the Company's business, operating results and financial condition.

                                   MANAGEMENT

     The directors and executive officers of the Company, and their ages as of March 31, 1998, are as follows:

                   NAME                     AGE                       POSITION(S)
                   ----                     ---                       -----------
Brent W. Lippman..........................   41    Chief Executive Officer and Director
Kristen L. Magnuson.......................   41    Senior Vice President and Chief Financial Officer
Kenneth J. Desmarchais....................   39    Senior Vice President of Research and Development
J. Timothy Davis..........................   47    Senior Vice President of Worldwide Consulting
                                                   Services
Hamish Brewer.............................   36    Senior Vice President of International
James D. Armstrong........................   47    Co-Chairman of the Board
Frederick M. Pakis........................   44    Co-Chairman of the Board
Kurt R. Jaggers(1)........................   39    Director
William C. Keiper(1)......................   47    Director

------------
(1) Member of Audit and Compensation Committees.

     BRENT W. LIPPMAN serves on the Company's Board of Directors and was promoted to Chief Executive Officer in October 1997. Mr. Lippman previously served as the Company's Chief Operating Officer during 1997, as Senior Vice President of Sales and Marketing during 1996, as Vice President of Marketing from 1991 to 1995, and as Director of Marketing upon joining the Company in 1990. Prior to joining the Company, Mr. Lippman served as a Sales Manager with Sterling Software, Inc., a publicly-held software company, from 1984 to 1990, and as a Senior Systems Consultant for Wang Laboratories from 1983 to 1984. Mr. Lippman received a Bachelor of Science Degree in Operations Research and a Masters of Business Administration Degree from Case Western Reserve University.

     KRISTEN L. MAGNUSON has served as the Company's Senior Vice President and Chief Financial Officer since joining the Company in September 1997. Prior to joining the Company, Ms. Magnuson served as Vice President of Finance and Planning for Michaels Stores, Inc., a $1.4 billion publicly-held arts and craft retailer from 1990 to 1997, as Senior Vice President and Controller of MeraBank FSB, an $8 billion financial institution, from 1987 to 1990, and various positions in the audit department of Ernst & Young from 1978 to 1987. Ms. Magnuson is a Certified Public Accountant and received a Bachelor of Business Administration Degree in Accounting from the University of Washington.

     KENNETH J. DESMARCHAIS has served as the Company's Senior Vice President of Research and Development since June 1997. Mr. Desmarchais previously served as the Company's Vice President of Technology from 1995 to 1997, as Director of Technology from 1992 to 1995, as Manager of New Product Development from 1990 to 1992 and as a Project Manager from 1988 to 1990. Prior to joining the Company, Mr. Desmarchais served as a Project Manager with JDA Canada from 1986 to 1987, and as an Advisory Systems Engineer with IBM Canada from 1980 to 1985. Mr. Desmarchais received a Bachelor of Science Degree in Computer Science from Ryerson Polytechnic Institute in Toronto, Ontario.

     J. TIMOTHY DAVIS has served as the Company's Senior Vice President of Worldwide Consulting Services since October 1997. Mr. Davis previously served as the Company's Vice President of North American Consulting Services from 1996 to 1997. Prior to joining the Company, Mr. Davis served as Vice President and Senior Manager with Price Waterhouse's Management Horizons Division from 1991 to 1995, as a Managing Associate with Coopers & Lybrand from 1983 and 1990, and as Director of Financial Systems Planning and Analysis for Zale Corporation, a publicly-held retail jewelry corporation, from 1980 to 1982. Mr. Davis received a Bachelor of Science Degree in Business and Public Administration from the University of Texas.

     HAMISH BREWER was promoted to Senior Vice President of International in January 1998. Mr. Brewer previously served as Vice President of the Company's European, Middle East and African operations from 1996 to 1997, as Sales Director of the Company's European, Middle East and African operations from 1995 to 1996, and as a Marketing Representative from 1994 to 1995. Prior to joining the Company, Mr. Brewer served as a Retail Marketing Specialist with IBM from 1986 to 1994, and in various operational positions with a privately-held retail sales organization located in England. Mr. Brewer received a Bachelor of Science and a Bachelor of Commerce Degree from the University of Birmingham in England.

     JAMES D. ARMSTRONG has been a director of the Company since 1985 and currently serves as Co-Chairman of the Board with Mr. Pakis. Mr. Armstrong co-founded the Company in 1985 and served as its Chief Executive Officer until October 1997. Mr. Armstrong founded JDA Software Services, Ltd., a Canadian software development company, in 1978 and served as its President until 1987. Mr. Armstrong also served as a director of Mark's Work Wearhouse, a publicly-held Canadian specialty retailing company from 1985 to 1987. Mr. Armstrong attended Ryerson Polytechnic Institute in Toronto, Ontario.

     FREDERICK M. PAKIS has been a director of the Company since 1985 and currently serves as Co-Chairman of the Board with Mr. Armstrong. Mr. Pakis co-founded the Company in 1985 and served as its President until October 1997. Mr. Pakis served as a Retail Consulting Manager with Touche Ross & Co. from 1981 to 1985, and as Director of Corporate Planning for the Sherwin Williams Company, a home improvement specialty store company from 1976 to 1981. Mr. Pakis has served on the Board of Directors of Advanced Food Systems, Inc., a privately-held food manufacturing and distribution company since October 1997. Mr. Pakis attended the United States Military Academy at West Point, received a Bachelor of Science Degree in Operations Research from Case Western Reserve University and a Master of Business Administration Degree from the London School of Business, where he studied as a Sloan Fellow.

     KURT R. JAGGERS has served as a director of the Company since March 1995. Mr. Jaggers has served as a Managing Director of TA Associates, an equity investment firm since 1997. He has also served as a Principal for TA Associates from 1993 to 1997, and in various advisory capacities with that firm from 1990 to 1993. Mr. Jaggers currently serves on the Board of Directors of Invitrogen and International Microcircuits, two privately-held technology companies. Mr. Jaggers attended Stanford University, receiving a Bachelor of Science and a Master of Science Degree in electrical engineering, and a Master of Business Administration Degree.

     WILLIAM C. KEIPER joined the Company as a director on April 22, 1998. Mr. Keiper has served as a Managing Director of Software Equity Group, L.L.C., a software industry mergers, acquisitions and strategic consulting firm based in Phoenix, Arizona, since January 1998. From January 1993 until October 1997, Mr. Keiper served in various positions with Artisoft, Inc., a publicly-held software company that provides local area network, PC communications and computer telephony solutions. Mr. Keiper served as the President and Chief Operating Officer of Artisoft, Inc. from January 1993 until June 1993, Chief Executive Officer from June 1993 until October 1997, and Chairman of the Board from October 1995 until October 1997. From 1986 through January 1993, Mr. Keiper held various positions at MicroAge, Inc., a publicly-held distributor of personal computer hardware and software, including serving as President and Chief Operating Officer.

     Crawford L. Cole resigned from the Company's Board of Directors effective April 22, 1998.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
                      FOR NON-U.S. HOLDERS OF COMMON STOCK

     The following discussion concerns the material United States federal income tax consequences of the ownership and disposition of shares of Common Stock applicable to Non-U.S. Holders of shares of Common Stock. In general, a "Non-U.S. Holder" is any holder other than (i) a citizen or an individual considered under the U.S. tax laws to be a resident of the U.S., (ii) a corporation or partnership created or organized in the U.S. or under the laws of the U.S. or any State, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust for which a court within the U.S. is able to exercise primary supervision over the administration of the trust, and for which one or more U.S. fiduciaries has the authority to control all substantial decisions of the trust. The discussion is based on current law, which is subject to change retroactively or prospectively, and is for general information only. The discussion does not address all aspects of federal income taxation and does not address any aspects of federal estate taxation or of state, local or foreign tax laws. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. Holder (including the fact that in the case of a Non-U.S. Holder that is a partnership, the U.S. tax consequences of holding and disposing of shares of Common Stock may be affected by certain determinations made at the partner level). Accordingly, prospective investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of holding and disposing of shares of Common Stock.

     Dividends. Dividends, if any (see "Dividend Policy"), paid to a Non-U.S. Holder generally will be subject to United States withholding tax at a 30% rate (or a lower rate as may be prescribed by an applicable tax treaty) unless the dividends are effectively connected with a trade or business of the Non-U.S. Holder within the U.S. Dividends effectively connected with a trade or business will generally not be subject to withholding (if the Non-U.S. Holder complies with applicable U.S. Internal Revenue Service ("IRS") reporting requirements) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of a Non-U.S. Holder which is a corporation, such effectively connected income also may be subject to the branch profits tax (which is generally imposed on a foreign corporation on the deemed repatriation from the U.S. of effectively connected earnings and profits) at a 30% rate or, if available, a lower treaty rate. Under currently effective U.S. Treasury regulations, dividends paid to an address outside the U.S. are presumed to be paid to a resident of such country for purposes of the withholding tax. Under interpretations of currently effective U.S. Treasury regulations, the same presumption applies to determine the applicability of a reduced rate of withholding under a tax treaty. Thus, non-U.S. holders receiving dividends at addresses outside the U.S. are not currently required to file tax forms to obtain the benefit of an applicable treaty rate. Recently finalized U.S. Treasury Regulations applicable to dividends paid after December 31, 1999 (the "Final Regulations") generally provide that the status of a payee as a Non-U.S. Holder would be made based upon a withholding certificate. In addition, the Final Regulations establish certain presumptions upon which the Company may generally rely to determine whether, in the absence of a certification, a holder should be treated as a Non-U.S. Holder for purposes of the 30% withholding tax described above. The presumptions would not apply for purposes of granting a reduced rate of withholding under a treaty. Under the Final Regulations, to obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder will generally be required either (i) to provide an IRS Form W-8 certifying such Non-U.S. Holder's entitlement to benefits under a treaty together with, in certain circumstances, additional information or (ii) satisfy certain other applicable certification requirements. The Final Regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty and for purposes of the 30% withholding tax described above, dividends paid to a Non-U.S. Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity.

     Dispositions of Common Stock. Generally, a Non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the disposition of such holder's shares of Common Stock unless (i) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder with the U.S. (in which case the branch profits tax may also apply); (ii) the Non-U.S. Holder is an individual who holds the shares of Common Stock as a capital asset and is present in the U.S. for 183 days or more in the taxable year of the disposition and to whom such gain is U.S. source; (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain former U.S. citizens or residents; or (iv) the Company is or has been a "U.S. real property holding corporation" for federal income tax purposes (which the Company does not believe that it is or is likely to become) at any time during the five-year period ending on the date of disposition (or such shorter period that such shares were held).

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Dividends. The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to and the tax withheld, if any, with respect to such holder. These information reporting requirements apply regardless of whether withholding was reduced by an applicable tax treaty. Copies of these information returns may also be available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides. Dividends that are subject to U.S. withholding tax at the 30% statutory rate or at a reduced tax treaty rate and dividends that are effectively connected with the conduct of a trade or business in the U.S. (if certain certification and disclosure requirements are met) are exempt from backup withholding of U.S. federal income tax. In general, backup withholding at a rate of 31% and information reporting will apply to other dividends paid on shares of Common Stock to holders that are not "exempt recipients" and fail to provide in the manner required certain identifying information (such as the holder's name, address and taxpayer identification number). Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. For dividends paid after December 31, 1999, the Final Regulations provide certain presumptions and other rules under which Non-U.S. Holders may be subject to backup withholding and related information reporting in the absence of required certifications.

     Dispositions of Common Stock. The payment of the proceeds from the disposition of shares of Common Stock through the U.S. office of a broker will be subject to information reporting and backup withholding unless the holder, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. Generally, the payment of the proceeds from the disposition of shares of Common Stock to or through a non-U.S. office of a broker will not be subject to backup withholding and will not be subject to information reporting. In the case of the payment of proceeds from the disposition of shares of Common Stock through a non-U.S. office of a broker that is a U.S. person or a "U.S.-related person," existing regulations require information reporting (but not backup withholding) on the payment unless the broker receives a statement from the owner, signed under penalties of perjury, certifying, among other things, its status as a Non-U.S. Holder, or the broker has documentary evidence in its files that the owner is a Non-U.S. Holder, the broker has no actual knowledge to the contrary and ceratin other requirements are satisfied. For tax purposes, a "U.S.-related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) effective after December 31, 1999, certain brokers that are foreign partnerships with U.S. partners or that are engaged in a U.S. trade or business.

     Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom and the procedures for obtaining such an exemption, if available.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below for whom Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Hambrecht & Quist LLC are acting as U.S. Representatives, and the International Underwriters named below for whom Morgan Stanley & Co. International Limited, Donaldson, Lufkin & Jenrette International and Hambrecht & Quist LLC are acting as International Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of shares of Common Stock set forth opposite the names of such Underwriters below:

                                                                NUMBER OF
                            NAME                                 SHARES
                            ----                                ---------
U.S. Underwriters:
  Morgan Stanley & Co. Incorporated.........................      480,000
  Donaldson, Lufkin & Jenrette Securities Corporation.......      240,000
  Hambrecht & Quist LLC.....................................      240,000
  Adams, Harkness & Hill, Inc. .............................       40,000
  A.G. Edwards & Sons, Inc. ................................       80,000
  Jefferies & Company, Inc. ................................       40,000
  Edward D. Jones & Co., L.P. ..............................       80,000
  Lazard Freres & Co. LLC...................................       80,000
  Pacific Growth Equities, Inc. ............................       40,000
  Piper Jaffray Inc. .......................................       80,000
  Prudential Securities Incorporated........................       80,000
  Wheat, First Securities, Inc. ............................       40,000
                                                                ---------
     Subtotal...............................................    1,520,000
                                                                ---------
International Underwriters:
  Morgan Stanley & Co. International Limited................      240,000
  Donaldson, Lufkin & Jenrette International................      120,000
  Hambrecht & Quist LLC.....................................      120,000
                                                                ---------
     Subtotal...............................................      480,000
                                                                ---------
          Total.............................................    2,000,000
                                                                =========

     The U.S. Underwriters and the International Underwriters, and the U.S. Representatives and the International Representatives, are collectively referred to as the "Underwriters" and the "Representatives," respectively. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken.

     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares (as defined herein) for the account of anyone other than a United States or Canadian Person (as defined herein) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares for the account of any United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person. With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter apply only to it in its capacity as a U.S. Underwriter and (ii) made by it in its capacity as an International Underwriter apply only to it in its capacity as an International Underwriter. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of Common Stock to be purchased by the Underwriters under the Underwriting Agreement are referred to herein as the "Shares."

     Pursuant to the Agreement between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of Shares as may be mutually agreed. The per share price of any Shares so sold shall be the public offering price set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

     Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the date six months after the closing date for the sale of the Shares to the International Underwriters, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

     The Underwriters initially propose to offer part of the shares of Common Stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of $1.42 a share under the public offering price. Any Underwriter may allow, and such dealers may reallow, a concession not in excess of $.10 a share to other Underwriters or to certain dealers. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the Representatives.

     The Company has granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 300,000 additional shares of Common Stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered hereby. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of Common Stock set forth next to the names of all U.S. Underwriters in the preceding table.

     Each of the Company and the directors and executive officers of the Company has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of this Prospectus, subject to certain exceptions,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     In order to facilitate the offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position in the Common Stock for their own account. In addition, to cover over-allotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Common Stock in the offering, if the syndicate repurchases previously distributed Common Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Underwriters and dealers may engage in passive market making transactions in the Common Stock in accordance with Rule 103 of Regulation M promulgated by the Securities and Exchange Commission. In general, a passive market maker may not bid for, or purchase, the Common Stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the Common Stock during a specified two month prior period, or 200 shares, whichever is greater. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of the Common Stock above independent market levels. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

     The validity of the securities offered hereby has been and general corporate legal matters will be passed upon for the Company by Gray Cary Ware & Freidenrich LLP, Austin, Texas. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Brobeck, Phleger & Harrison LLP, Austin, Texas.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference and has been so incorporated in reliance upon such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 and, in connection therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549. In addition, copies of such materials filed electronically by the Company with the Commission may be obtained from the web site that the Commission maintains at http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus concerning the contents of any documents referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description, and each such statement shall be deemed qualified in its entirety by such reference.

                                   [JDA LOGO]

                                                     Filed under Rule 424(b)(4)
                                                     - Registration Statement
                                                       No. 333-51043

PROSPECTUS

                                2,000,000 Shares

                                   [JDA LOGO]
                                  COMMON STOCK
                            ------------------------
OF THE 2,000,000 SHARES OF COMMON STOCK BEING OFFERED HEREBY, 480,000 SHARES ARE
     BEING OFFERED INITIALLY OUTSIDE OF THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS AND 1,520,000 SHARES ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS. SEE "UNDERWRITERS." ALL
    OF THE SHARES OF COMMON STOCK BEING OFFERED HEREBY ARE BEING SOLD BY THE COMPANY. THE COMPANY'S COMMON STOCK IS LISTED ON THE NASDAQ NATIONAL MARKET
UNDER THE SYMBOL "JDAS." ON MAY 6, 1998, THE LAST SALE PRICE OF THE COMMON STOCK
  AS REPORTED ON THE NASDAQ NATIONAL MARKET WAS $46 1/8 PER SHARE. SEE "PRICE
                            RANGE OF COMMON STOCK."
                            ------------------------
        THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                          COMMENCING ON PAGE 5 HEREOF.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------
                               PRICE $46 A SHARE
                            ------------------------

                                                                  UNDERWRITING
                                             PRICE TO             DISCOUNTS AND           PROCEEDS TO
                                              PUBLIC             COMMISSIONS(1)           COMPANY(2)
                                             --------            --------------           -----------
Per Share..............................       $46.00                  $2.39                 $43.61
Total(3)...............................     $92,000,000            $4,780,000             $87,220,000

------------

    (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."

    (2) Before deducting expenses payable by the Company estimated at $500,000.

    (3) The Company has granted the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 300,000 additional Shares at the price to public, less the underwriting discounts and commissions, solely to cover over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions and proceeds to Company will be $105,800,000, $5,497,000 and $100,303,000, respectively. See
        "Underwriters."
                            ------------------------
     The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters named herein and subject to approval of certain legal matters by Brobeck, Phleger & Harrison LLP, counsel for the Underwriters. It is expected that delivery of the Shares will be made on or about May 12, 1998 at the office of Morgan Stanley & Co Incorporated, New York, N.Y., against payment therefor in immediately available funds.
                            ------------------------
MORGAN STANLEY DEAN WITTER
                  DONALDSON, LUFKIN & JENRETTE
                           International

                                                               HAMBRECHT & QUIST

May 6, 1998

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Incorporation of Certain Documents by
  Reference....................................     2
Prospectus Summary.............................     3
The Company....................................     4
Risk Factors...................................     5
Forward Looking Statements.....................    15
Use of Proceeds................................    15
Dividend Policy................................    15
Price Range of Common Stock....................    16
Capitalization.................................    17
Selected Consolidated Financial Data...........    18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................    19

                                                 PAGE
                                                 ----
Business.......................................    29
Management.....................................    42
Certain United States Federal Income Tax
  Considerations for Non-U.S. Holders of Common
  Stock........................................    44
Underwriters...................................    46
Legal Matters..................................    49
Experts........................................    49
Available Information..........................    49

                            ------------------------
                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated in this Prospectus by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (3) the Company's Current Report on Form 8-K dated and filed April 24, 1998; and (4) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owners, to whom a copy of the Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be submitted to Mr. Lindsay L. Hoopes, Vice President -- Accounting, 11811 North Tatum Boulevard, Suite 2000, Phoenix, Arizona 85028.
                            ------------------------

     The Company has filed domestic trademark applications for the symbols JDA, Distributed Store System, DSS, Merchandise Management System, MMS, Open DataBase Merchandising System, ODBMS, Retail IDEAS and Win/DSS and foreign trademark applications for the symbol JDA. All other trademarks or trade names referred to in this Prospectus are the property of their respective owners.
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS."
                            ------------------------

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) OR THEIR RESPECTIVE AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITERS."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this Prospectus or incorporated by reference. Except as otherwise indicated, all information in this Prospectus assumes that the Underwriters' over-allotment option is not exercised. See "Underwriters."
                                  THE COMPANY

     JDA Software Group, Inc. is a leading international provider of integrated enterprise-wide software products and services that address mission-critical management information needs of the retail supply chain. The Company offers a broad array of software products designed to provide integrated technology solutions for the collection, organization and analysis of data and the distribution of information throughout a retail organization. The Company's products include: merchandising, financial and decision support systems at the corporate level; point-of-sale, back office and distributed processing applications at the store level; and warehouse management and logistics systems at the distribution level. The Company offers products that operate on IBM AS/400-based and DOS-based platforms, as well as products that operate in the UNIX and Windows NT open client/server environments. JDA also offers a wide range of professional services through its consulting and customer support organizations, including project management, system planning, design and implementation, custom modifications, training and support services.

     The Company's products and services are marketed and sold primarily through JDA's direct sales force and through cooperative relationships with sales agents, distributors and other vendors, including IBM and Siemens Nixdorf. The Company's solutions have been licensed to more than 300 retail enterprises worldwide and address a wide variety of retail markets, including hard and soft lines retailers, warehouse operations, department stores and grocery stores. The Company's customers include many of the world's leading specialty retailers such as Bed, Bath and Beyond, Inc., CompUSA, Inc., Gucci SpA, LensCrafters, Inc., Office Depot International, Oshman's Sporting Goods, Inc., PETCO Animal Supplies, Inc., Planet Hollywood International, Royal Duty Free Shop, Inc., Sears Clothing Ltd., Staples, Inc., Stride Rite Children's Group, Inc., Virgin Entertainment Group, Inc. and Williams-Sonoma, Inc.

                                  THE OFFERING

U.S. Offering..............................................  1,520,000 Shares
International Offering.....................................  480,000 Shares
        Total..............................................  2,000,000 Shares
Common Stock to be outstanding after the offering..........  15,318,781 Shares(1)
Use of proceeds............................................  For general corporate purposes, including product development and working capital and potential acquisitions.
                                                             See "Use of Proceeds."
Nasdaq National Market symbol..............................  JDAS

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS
                                                               ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                                                              ------------------    -----------------------------
                                                               1998       1997       1997       1996       1995
                                                              -------    -------    -------    -------    -------
CONSOLIDATED STATEMENT OF INCOME DATA:
  Total revenues............................................  $30,893    $16,844    $91,771    $47,840    $30,084
  Gross profit..............................................   16,544      9,940     52,899     30,986     20,144
  Income from operations....................................    5,246      3,499     19,370     12,277      7,504
  Net income(2).............................................    3,484      2,313     12,466      7,680      4,401
  Basic and diluted earnings per share......................  $   .26    $   .18    $   .95    $   .64    $   .42
  Shares used to compute basic earnings per share(3)........   13,236     13,007     13,078     12,010     10,952
  Shares used to compute diluted earnings per share(3)......   13,579     13,168     13,109     12,010     10,952

                                                                   MARCH 31, 1998
                                                              -------------------------
                                                              ACTUAL     AS ADJUSTED(4)
                                                              -------    --------------
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $31,897       $118,617
  Working capital...........................................   55,333        142,053
  Total assets..............................................   92,150        178,870
  Long-term liabilities.....................................      269            269
  Stockholders' equity......................................   77,564        164,284

------------
(1) Based on the number of shares outstanding as of March 31, 1998. Excludes (i) 1,282,117 shares of Common Stock issuable upon the exercise of stock options outstanding under the Company's stock option plans as of March 31, 1998, at a weighted average exercise price of $24.30 per share, the issuance of 99,172 shares of which will not cause further dilution, (ii) 249,005 shares of Common Stock reserved for option grants under the Company's stock option plans, (iii) 1,750,000 shares of Common Stock reserved, subject to stockholder approval, for option grants under the Company's stock option plans and (iv) 300,000 shares of Common Stock reserved, subject to stockholder approval, for issuance under the Company's 1998 Employee Stock Purchase Plan.

(2) Prior to March 30, 1995, certain of JDA's commonly-held predecessor companies elected S Corporation status. Net income for 1995 includes a pro forma provision for U.S. federal income taxes at statutory rates. Without such pro forma provision, net income for 1995 was $5,573.

(3) Includes common and equivalent shares outstanding subsequent to the Company's reorganization on March 30, 1995.

(4) As adjusted to reflect the sale of 2,000,000 shares of Common Stock offered by the Company hereby (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company) and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Capitalization."

                                  THE COMPANY

     JDA Software Group, Inc. ("JDA" or the "Company) is a leading international provider of integrated enterprise-wide software products and services that address mission-critical management information needs of the retail supply chain. The Company offers a broad array of software products designed to provide integrated technology solutions for the collection, organization and analysis of data and the distribution of information throughout a retail organization. The Company's products include: merchandising, financial and decision support systems at the corporate level; point-of-sale, back office and distributed processing applications at the store level; and warehouse management and logistics systems at the distribution level. The Company offers products that operate on IBM AS/400-based and DOS-based platforms, as well as products that operate in the UNIX and Windows NT open client/server environments. JDA also offers a wide range of professional services through its consulting and customer support organizations, including project management, system planning, design and implementation, custom modifications, training and support services.

     The retailing industry is experiencing rapid change, driven primarily by changing consumer preferences, intensifying competition and increasing globalization. To respond to today's competitive challenges, retailers must accelerate the rate at which they identify and respond to changing business conditions and consumer requirements. A retail organization's agility and ultimate success are dependent upon its ability to rapidly and cost-effectively collect, organize and analyze data, and disseminate information throughout the enterprise to facilitate effective business decisions. Retailers are recognizing the strategic imperative of employing technology to cut costs, reduce inefficiencies and enhance sales in an increasingly competitive environment dominated by value-conscious consumers. As a result, retailers are demanding highly functional, easy to use and scaleable software applications that can be economically and rapidly implemented and adapted for changes in their mission-critical business functions.

     The Company's products and services are marketed and sold primarily through JDA's direct sales force and through cooperative relationships with sales agents, distributors and other vendors, including IBM and Siemens Nixdorf. The Company's solutions have been licensed to more than 300 retail enterprises worldwide and address a wide variety of retail markets, including hard and soft lines retailers, warehouse operations, department stores and grocery stores. The Company's customers include many of the world's leading specialty retailers such as Bed, Bath and Beyond, Inc., CompUSA, Inc., Gucci SpA, LensCrafters, Inc., Office Depot International, Oshman's Sporting Goods, Inc., PETCO Animal Supplies, Inc., Planet Hollywood International, Royal Duty Free Shop, Inc., Sears Clothing Ltd., Staples, Inc., Stride Rite Children's Group, Inc., Virgin Entertainment Group, Inc. and Williams-Sonoma, Inc.

     The Company's objective is to strengthen its leadership position by providing a comprehensive suite of software solutions that address mission-critical management information needs of the retail supply chain. Key elements of the Company's strategy include: leveraging the Company's the in-depth understanding of retailers' requirements accumulated from sales to over 300 customers; expanding product sales to existing customers; continuing to invest in the Company's high quality professional services organization; expanding the Company's presence in international markets; further developing and expanding strategic relationships for development, distribution and implementation of the Company's products; continuing to develop and offer products and services that address customers' emerging technological and financial issues; and acquiring complementary businesses, products and technologies.

     The Company's principal executive offices are located at 11811 North Tatum Blvd., Suite 2000, Phoenix, AZ 85028, and the telephone number at that address is (602) 404-5500. Unless the context otherwise requires, the "Company" or "JDA" refers to JDA Software Group, Inc. and its consolidated subsidiaries.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed below and in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." See "Forward Looking Statements."

     Variability in Quarterly Operating Results. The Company's quarterly operating results have varied and are expected to continue to vary in the future. These fluctuations may be caused by many factors, including: demand for the Company's products and services; the size and timing of individual sales; the lengthening of the Company's sales cycle; competitive pricing pressures; customer order deferrals in anticipation of new products; changes in the mix of products and services sold; the timing of introductions and enhancements of products by the Company or its competitors; market acceptance of new products; technological changes in platforms supporting the Company's products; changes in the Company's operating expenses; changes in the mix of domestic and international revenues; the Company's ability to complete fixed-price consulting contracts within budget; personnel changes; foreign currency exchange rate fluctuations; expansion of international operations; changes in the Company's strategies; and general industry and economic conditions. The Company's business has experienced, and is expected to continue to experience, some degree of seasonality due in large part to its retail customers' buying cycles. Specifically, within each fiscal year software license revenues have been highest in the fourth quarter. Further, the gross margin on software licenses is significantly greater than the gross margins on consulting, maintenance and other services. As a result, the Company's gross margin has fluctuated from quarter to quarter, and management expects that its gross margin may continue to fluctuate significantly based on revenue mix and seasonality.

     The Company's software products typically ship when contracts are signed. Consequently, license backlog at the beginning of any quarter has represented only a small portion of that quarter's expected revenues. As a result, software license revenues in any quarter are difficult to forecast because such revenues are substantially dependent on agreements executed and the related shipment of software in that quarter. Moreover, the Company typically recognizes a substantial amount of its revenues in the last weeks or days of the quarter. The Company generally derives a significant portion of its quarterly software license revenues from a small number of relatively large sales. The timing of large individual sales is difficult to predict, and in some cases, large individual sales have occurred in quarters subsequent to those originally anticipated by the Company. The Company anticipates that the foregoing trends will continue. Any significant cancellation or deferral of customer orders, or the Company's inability to conclude license negotiations in the compressed time frame at the end of a fiscal quarter may have a material adverse effect on its operating results reported in any particular quarter.

     Further, the Company's expense levels are based on its expectations of future revenues. Since software license sales are typically accompanied by a significant amount of consulting, implementation and support services, the Company's consulting and support resources must be managed to meet anticipated software license revenues. As a result, service personnel are generally hired and trained in advance of anticipated software license revenues. If such revenues were to fall short of expectations, or if other factors were to significantly affect the utilization rates of service personnel, the operating results reported in any particular quarter are likely to be adversely affected because a significant portion of the Company's expenses are not variable in the short-term, and cannot be quickly reduced to respond to any unexpected revenue shortfall.

     Prior to 1998, the Company recognized revenue in accordance with the provisions of the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 91-1, Software Revenue Recognition ("SOP 91-1"). The AICPA has recently adopted Statement of Position No. 97-2, Software Revenue Recognition ("SOP 97-2"), that supersedes SOP 91-1. The Company adopted SOP 97-2 effective January 1, 1998. The adoption of SOP 97-2 did not have a significant impact on the Company's financial statements for the three months ended March 31, 1998. However, there can be no assurance that subsequent interpretations of this pronouncement by the Company's independent auditors or the Securities and Exchange Commission will not modify the Company's revenue recognition policies, or that such modifications will not have a material adverse effect on the operating results reported in any particular quarter. There can be no assurance that the Company will not be required to adopt changes in its software licensing or services practices to conform to SOP 97-2, or that such changes, if adopted, will not result in delays or cancellations of potential sales of the Company's products.

     Based on all of the foregoing, the Company believes that future revenues, expenses and operating results are likely to vary significantly from quarter to quarter. As a result, quarter to quarter comparisons of operating results are not necessarily meaningful or indicative of future performance. Furthermore, the Company believes it is likely that in some future quarter the Company's operating results may be below the expectations of public market analysts or investors. In such event, or in the event that adverse conditions prevail, or are perceived to prevail, with respect to the Company's business or generally, the market price of the Common Stock would likely be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Dependence on Retail Industry. The Company has derived substantially all of its revenues to date from the license of software products and related services to the retail industry, and its future growth is critically dependent on increased sales to the retail industry. The success of the Company's customers is intrinsically linked to economic conditions in the retail industry, which in turn are subject to intense competitive pressures and are affected by overall economic conditions. In addition, the Company believes the license of its software products is relatively discretionary and generally involves a significant commitment of capital, which is often accompanied by large-scale hardware purchases or commitments. As a result, although the Company believes its products can assist retailers in a competitive environment, demand for the Company's products and services could be adversely affected by instability or downturns in the retail industry which may cause customers to exit the industry or delay, cancel or reduce any planned expenditures for information management systems and software products. The Company also believes that the retail industry is experiencing a period of increased consolidation, which has in the past and may in the future affect the demand for the Company's products. There can be no assurance that the Company will be able to continue its revenue growth or sustain its profitability on a quarterly or annual basis or that its operating results will not be adversely affected by future downturns in the retail industry. Any resulting decline in demand for the Company's products and services would have a material adverse effect on the Company's business, operating results and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Industry Background" and "-- Company Strategy."

     Management of Growth. The Company's business has grown rapidly in recent years, with revenues increasing from $30.1 million in 1995 to $47.8 million in 1996 to $91.8 million in 1997. The Company's recent expansion has resulted in substantial growth in the number of its employees, the scope of its operating systems and the geographic distribution of its operations and customers. This recent rapid growth has placed, and if continued will continue to place, a significant strain on the Company's management and operations. The Company's ability to compete effectively and to manage future growth, if any, will depend on its ability to continue to implement and improve operational, financial and management information systems on a timely basis, to expand, train, motivate and manage its work force, in particular its direct sales force and consulting services organization, and to deal effectively with third-party systems integrators and consultants. Several of the Company's executive management personnel have only recently joined the Company. In addition, Brent W. Lippman has only recently assumed the role of Chief Executive Officer. The Company's future growth and success depends in significant part upon the ability of the Company's executive management team to effectively manage the expansion of the Company's operations. There can be no assurance that the Company will be able to manage its recent or any future growth, and any failure to do so would have a material adverse effect on the Company's business, operating results and financial condition.

     The Company anticipates that continued growth, if any, will require it to recruit and hire a substantial number of new employees, including consulting and product development personnel, both domestically and abroad. The Company's ability to undertake new projects and increase revenues is substantially dependent on the availability of consulting personnel to assist in the design, planning and implementation of the Company's solutions. Consequently, the Company will not be able to continue to increase its business at historical rates without adding significant numbers of trained consulting personnel. Moreover, in the event the Company is unable to sufficiently increase its consulting capacity, the Company may be required to forego licensing opportunities or become increasingly dependent on systems integrators and professional consulting firms to provide implementation services for its products. Therefore, in anticipation of increasing its business the Company continues to significantly increase its consulting capacity. However, to the extent anticipated revenues fail to materialize following the hiring and training of new personnel, the Company's operating results would be adversely affected. The addition of significant numbers of new personnel requires the Company to incur significant start-up expenses, including procurement of office space and equipment, initial training costs and low utilization rates of new personnel. Such start-up expenses have in the past contributed, and may in the future contribute, to significant reductions in gross margin on consulting, maintenance and other services revenues and on overall gross margin. There can be no assurance that start-up expenses incurred in connection with the hiring of additional technical personnel would not result in a material adverse impact on the Company's future operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management."

     Ability to Attract and Retain Technical Personnel. The Company is heavily dependent upon its ability to attract, retain and motivate skilled technical and managerial personnel, especially highly skilled engineers involved in ongoing product development and consulting personnel who assist in the design, planning and implementation of the Company's solutions. In particular, the Company's ability to install, maintain and enhance its products is substantially dependent upon its ability to locate, hire, train and retain qualified software engineers. The market for such individuals is intensely competitive, particularly in international markets. In this regard, as part of its strategy, the Company plans to significantly increase the number of consulting personnel in connection with the continuing roll-out of its client/server products and to support further development and implementation of MMS. Given the critical roles of the Company's product development and consulting staffs, the inability to recruit successfully or the loss of a significant part of its product development or consulting staffs would have a material adverse effect on the Company. The software industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that the Company will be able to retain its current personnel, or that it will be able to attract and retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon the Company's business, operating results and financial condition. See
"Business -- Consulting, Maintenance and Other Services" and "-- Employees" and "Management."

     Limited Deployment of and Uncertain Market for New Software Products. The Company's newer software products, ODBMS, Win/DSS, Retail IDEAS and WCC, which are designed for open client/server environments, have all been commercially released within the last 18 months. To date, only a limited number of customers have licensed or implemented the Company's client/server products. The market for these products is new and evolving, and the Company believes that retailers may generally be more cautious than other businesses in adopting client/server technologies. Consequently, it is difficult to assess or predict with any assurance the growth rate, if any, and size of the market for the Company's client/server products and there can be no assurance that this market will continue to develop. Potential and existing customers may find it difficult, or be unable, to successfully implement the Company's client/server products, or may not purchase such products for a variety of reasons, including: the customer's inability to obtain hardware, software, networking infrastructure, or sufficient internal staff required to implement, operate and maintain an open client/server solution; the generally longer time periods and greater cost required to implement such products as compared to IBM AS/400-based products; and limited implementation experience with such products by the Company's service personnel or third-party implementation providers. Furthermore, the Company must overcome significant obstacles to successfully market its client/server solutions, including limited experience of the Company's sales and consulting personnel in the client/server market and limited existing reference accounts in this market. If the market for the Company's client/server products fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected. See "Business -- Products."

     Product Concentration. The Company has historically derived the majority of its revenues from software licenses and consulting, maintenance and other services related to MMS. MMS revenues are in part dependent on continued vitality of and support by IBM of its AS/400 platform. Although the Company expects MMS revenues to continue to represent a significant portion of total revenues for the foreseeable future, MMS revenues as a percentage of total revenues may continue to decline as a result of the increased revenues attributable to the Company's newer software products, particularly ODBMS and Win/DSS. The life cycle of the MMS product line is difficult to estimate due largely to the potential effect of new products, applications and product enhancements, including those introduced by the Company, changes in the retail industry and future competition. Any decline in MMS revenues, as a result of competition, technological change, a decline in the market for or support of the IBM AS/400 platform, or other factors, to the extent not offset by increases in revenues from other products, would have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that prospective purchasers of the Company's IBM AS/400-based products will respond favorably to the Company's future or enhanced software products or that the Company will continue to be successful in selling its software products or services in the IBM AS/400 market. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and
"Business -- Products" and "-- Consulting, Maintenance and Other Services."

     International Operations. The Company's international revenues, which include revenues from international subsidiaries and export sales, represented 48% and 51% of total revenues for the three months ended March 31, 1998 and 1997, respectively, and 55%, 43% and 39% of total revenues in fiscal 1997, 1996 and 1995, respectively. The Company expects that international revenues will continue to account for a significant percentage of the Company's revenues for the foreseeable future. The Company anticipates that continued growth of its international operations will require the Company to recruit and hire a number of new consulting, sales and marketing and support personnel in the countries in which the Company has established or will establish offices. In addition, the Company has only limited experience in developing localized versions of its products and in marketing and distributing its products internationally. International introductions of the Company's products often require significant investment by the Company in advance of anticipated future revenues. The opening of new offices by the Company typically results in initial recruiting and training expenses and reduced labor efficiencies associated with the introduction of products to a new market. There can be no assurance that the countries in which the Company operates will have a sufficient pool of qualified personnel from which the Company may hire, or that the Company will be successful at hiring, training or retaining such personnel. In addition, there can be no assurance that the Company will be able to successfully localize, market, sell and deliver its products internationally. The inability of the Company to successfully expand its international operations in a timely manner could materially adversely affect the Company's business, operating results and financial condition.

     The Company's international business operations are subject to risks inherent in international activities, including unexpected changes in regulatory requirements, tariffs and other trade barriers, costs and risks of localizing products for foreign countries, longer accounts receivable payment cycles in certain countries, potentially adverse tax consequences, difficulties in staffing and managing geographically disparate operations, greater difficulty in safeguarding intellectual property, licensing and other trade restrictions, currency fluctuations, repatriation of earnings, the burdens of complying with a wide variety of foreign laws, and general economic conditions in international markets. In addition, consulting, maintenance and other services in support of international software licenses typically have lower gross margins than those achieved domestically due to generally lower prevailing billing rates and/or higher costs in certain of the Company's international markets. Accordingly, any significant growth in the Company's international operations may result in further declines in gross margins on consulting, maintenance and other services. To the extent the Company's international operations expand, the Company expects that an increasing portion of its international software license and consulting, maintenance and other services revenues will be denominated in foreign currencies, subjecting the Company to fluctuations in foreign currency exchange rates. The Company does not currently engage in foreign currency hedging transactions. However, as the Company continues to expand its international operations, exposures to gains and losses on foreign currency transactions may increase. The Company may choose to limit such exposure by entering into forward foreign exchange contracts or engaging in similar hedging strategies. There can be no assurance that any currency exchange strategy would be successful in avoiding exchange-related losses. In addition, revenues of the Company earned in various countries where the Company does business may be subject to taxation by more than one jurisdiction, thereby adversely affecting the Company's earnings.

     The Asia/Pacific region encountered unstable local economies and significant devaluation in its currencies during the last six months of 1997 and continuing into 1998. The economic situation in the region has resulted in slower payments of outstanding receivable balances and various requests for extended or modified payment terms. To date, this region has not represented a significant portion of the Company's revenues. However, to the extent the Asia/Pacific region grows in importance to the Company, or the factors affecting the region begin to adversely affect retailers in other geographic locations, the Company's business, operating results and financial condition could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Company Strategy" and " -- Sales and Marketing."

     Competition. The markets for retail information systems are highly competitive. The Company believes the principal competitive factors in such markets are product quality, reliability, performance and price, vendor and product reputation, retail industry expertise, financial stability, features and functions, ease of use and quality of support. A number of companies offer competitive products addressing certain of the Company's target markets. In the enterprise systems market, the Company competes with internally developed systems and with third-party developers such as Intrepid Systems ("Intrepid"), Island Pacific, Radius PLC, Retek (a subsidiary of HNC Software, Inc.), STS Systems and Richter Management Services. In addition, the Company believes that new market entrants may attempt to develop fully integrated enterprise level systems targeting the retail industry. In particular, SAP AG has announced the availability of an integrated client/server enterprise system competitive with the Company's products. In addition, Intrepid has announced the formation of a joint development and marketing relationship with PeopleSoft, Inc., a provider of enterprise applications software, to develop products that are expected to compete directly with ODBMS.

     In the in-store systems market, which is more fragmented than the enterprise systems market, the Company competes with major hardware original equipment manufacturers such as ICL, NCR and IBM, as well as software companies such as CRS Business Computers, Datavantage, STS Systems, Trimax and GERS Retail Systems. In the distribution and warehouse management systems market, the Company's WCC product competes with products from Catalyst International, Inc., EXE and McHugh Freeman. The Retail IDEAS product competes with products from Microstrategy and Intrepid, among other vendors. In the market for consulting services, the Company is pursuing a strategy of forming informal working relationships with leading retail systems integrators such as Andersen Consulting and Ernst & Young LLP. These integrators, as well as independent consulting firms such as IBM Global Services Division, also represent potential competition to the Company's consulting services group.

     Many of the Company's existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and other resources than the Company, each of which could provide them with a significant competitive advantage over the Company. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition would not have a material adverse effect on the Company's business, operating results and financial condition. See "Business -- Competition."

     Risks Associated with Strategic Relationships. The Company has from time to time established formal and informal relationships with other companies, including IBM and Silvon, Inc., involving collaboration in areas such as product development, marketing and distribution. The maintenance of these relationships and the development of other such relationships is a meaningful part of the Company's business strategy. Currently, the Company's relationship with IBM is cooperative in that there is no written agreement defining the parties' obligations. There can be no assurance that the Company's current informal relationships will be beneficial to the Company, that such relationships will be sustained, or that the Company will be able to enter into successful new strategic relationships in the future. See "Business -- Sales and Marketing."

     Lengthy Implementation Process; Fixed-Price Service Contracts. The Company's software products are complex and perform or directly affect business-critical functions across many different functional and geographic areas of the enterprise. Consequently, implementation of the Company's software is a complex, lengthy process that involves a significant commitment of resources by the Company's customers and that is subject to a number of significant risks over which the Company has little or no control. The Company believes that the implementation of the client/server versions of its products is more complex and requires more time than the implementation of its DOS-based and IBM AS/400-based products. In addition, the Company's lack of experience in implementing its client/server-based products may contribute to the length of the implementation process. Delays in the completion of implementations of any of its software products, whether by the Company or its business partners, may result in customer dissatisfaction or damage to the Company's reputation and could have a material adverse effect on the Company's business, operating results and financial condition.

     The Company offers a combination of software products, implementation and support services to its customers. Typically, the Company enters into service agreements with its customers that provide for consulting and implementation services on a "time and expenses" basis. Certain customers have asked for, and the Company has from time to time entered into, fixed-price service contracts. These contracts specify certain milestones to be met by the Company regardless of actual costs incurred by the Company in fulfilling those obligations. The Company believes that fixed-price service contracts may increasingly be offered by its competitors to differentiate their product and service offerings. As result, the Company may enter into more fixed-price contracts in the future. There can be no assurance that the Company can successfully complete these contracts on budget, and the Company's inability to do so could have a material adverse effect on its business, operating results and financial condition. See "Business -- Consulting, Maintenance and Other Services."

     Technological Change and Market Acceptance of Evolving Standards. The computer software industry is subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, the Company's position in its existing markets, or other markets that it may enter, could be eroded rapidly by technological advancements not embraced by the Company. The life cycles of the Company's products are difficult to estimate. The products must keep pace with technological developments, conform to evolving industry standards and address increasingly sophisticated customer needs. In particular, the Company believes that it must continue to respond quickly to users' needs for broad functionality and multi-platform support and to advances in hardware and operating systems. Introduction of new products embodying new technologies and the emergence of new industry standards could render the Company's products obsolete and unmarketable. There can be no assurance that the Company will not experience future difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that new products and product enhancements will meet the requirements of the marketplace and achieve market acceptance. If the Company is unable to develop and introduce products in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition would be materially adversely affected. See "Business -- Product Development and JDA Technology."

     Dependence on Proprietary Technology. The Company's success and ability to compete is dependent in part upon its proprietary technology, including its software source code. To protect its proprietary technology, the Company relies on a combination of trade secret, nondisclosure and copyright law, which may afford only limited protection. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. The Company presently has no patents or patent applications pending. The source code for the Company's proprietary software is protected both as a trade secret and as a copyrighted work. Although the Company relies on the limited protection afforded by such intellectual property laws, it also believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable maintenance are also essential to establishing and maintaining a technology leadership position. The Company generally enters into confidentiality or license agreements with its employees, consultants and customers, and generally controls access to and distribution of its software, documentation and other proprietary information. The terms of the Company's license agreements with its customers often require the Company to provide the customer with a listing of the product source code. Although the license agreements place restrictions on the use by the customer of the Company's source code and do not permit the re-sale, sublicense or other transfer of such source code, there can be no assurance that unauthorized use of the Company's technology will not occur.

     Despite the measures taken by the Company to protect its proprietary rights, unauthorized parties may attempt to reverse engineer or copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results and financial condition.

     Certain technology used by the Company's products is licensed from third parties, generally on a non-exclusive basis. These licenses generally require the Company to pay royalties and fulfill confidentiality obligations. The Company believes that alternative resources exist for each of the material components of technology licensed by the Company from third parties. However, the termination of any such licenses, or the failure of the third-party licensors to adequately maintain or update their products, could result in delays in the Company's ability to sell certain of its products while it seeks to implement technology offered by alternative sources. Any required replacement licenses could prove costly. Also, any such delay, to the extent it becomes extended or occurs at or near the end of a fiscal quarter, could result in a material adverse effect on the Company's operating results. While it may be necessary or desirable in the future to obtain other licenses relating to one or more of the Company's products or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms, if at all.

     In the future, the Company may receive notices claiming that it is infringing the proprietary rights of third parties, and there can be no assurance that the Company will not become the subject of infringement claims or legal proceedings by third parties with respect to current or future products. In addition, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Any such claim could be time consuming, result in costly litigation, cause product shipment delays or force the Company to enter into royalty or license agreements rather than dispute the merits of such claims. Moreover, an adverse outcome in litigation or similar adversarial proceedings could subject the Company to significant liabilities to third parties, require the expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others or require the Company to cease the marketing or use of certain products, any of which could have a material adverse effect on the Company's business, operating results and financial condition. To the extent the Company desires or is required to obtain licenses to patents or proprietary rights of others, there can be no assurance that any such licenses will be made available on terms acceptable to the Company, if at all. As the number of software products in the industry increases and the functionality of these products further overlaps, the Company believes that software developers may become increasingly subject to infringement claims. Any such claims against the Company, with or without merit, as well as claims initiated by the Company against third parties, could be time consuming and expensive to defend, prosecute or resolve. See
"Business -- Proprietary Rights."

     Product Defects; Product Liability; Risk of Integration Difficulties. The Company's software products are highly complex and sophisticated and could, from time to time, contain design defects or software errors that could be difficult to detect and correct. In addition, implementation of the Company's products generally involves a significant amount of customer-specific customization, and may involve integration with systems developed by third parties. In particular, it is common for complex software programs, such as the Company's newer, client/server software products, to contain undetected errors when first released which are discovered only after the product has been implemented and used over time with different computer systems and in a variety of applications and environments. Despite extensive testing, the Company from time to time has discovered defects or errors in its products or custom modifications only after its systems have been used by many customers. In addition, the Company or its customers may from time to time experience difficulties integrating the Company's products with other hardware or software in the customer's environment that are unrelated to defects in the Company's products. There can be no assurance that errors in the Company's software products will not be discovered or, if discovered, that they will be successfully corrected on a timely basis, if at all. Further, there can be no assurance that such defects, errors or difficulties will not cause future delays in product introductions and shipments, result in increased costs and diversion of development resources, require design modifications or impair customer satisfaction with the Company's products. The Company's future business growth is substantially dependent on the continued development of market acceptance of its newer, client/server products. If customers experience significant problems with implementation of the Company's client/server products or are otherwise dissatisfied with the functionality or performance of such products, or if such products fail to achieve market acceptance for any reason, the Company's business, operating results and financial condition would be materially adversely affected.

     Since the Company's products may be used by its customers to perform mission-critical functions, design defects, software errors, misuse of the Company's products, incorrect data from external sources or other potential problems within or out of the Company's control that may arise from the use of the Company's products could result in financial or other damages to the Company's customers. Prior to 1997, the Company did not maintain product liability insurance. Although the Company's license agreements with its customers typically contain provisions designed to limit the Company's exposure to potential claims as well as any liabilities arising from such claims, such provisions may not effectively protect the Company against such claims and the liability and costs associated therewith. Accordingly, any such claim could have a material adverse effect on the Company's business, operating results and financial condition. See "Business -- Products" and "-- Product Development and JDA Technology."

     Year 2000 Compliance. Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies in a very wide variety of applications will experience operating difficulties unless they are modified or upgraded to adequately process information involving, related to or dependent upon the century change. Significant uncertainty exists in the software and other industries concerning the scope and magnitude of problems associated with the century change. The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures and has established a project team to assess Year 2000 risks. The project team will coordinate the identification and implementation of changes to computer hardware and software applications that will ensure availability and integrity of the Company's financial systems and the reliability of its operational systems. The Company is also assessing the potential overall impact of the impending century change on the Company's business, operating results and financial condition.

     Based on the Company's assessment to date, the Company believes its current versions of its software products and services are "Year 2000 compliant," that is, they are capable of adequately distinguishing 21st century dates from 20th century dates. However, the Company believes some of the Company's customers are running earlier versions of the Company's software products that are not Year 2000 compliant, and the Company has been encouraging such customers to migrate to current product versions. Moreover, the Company's products are generally integrated into enterprise systems involving complicated software products developed by other vendors. The Company may in the future be subject to claims based on Year 2000 problems in others' products, custom modifications made by third parties to the Company's products, or issues arising from the integration of multiple products within an overall system. Although the Company has not been a party to any litigation or arbitration proceeding to date involving its products or services and related to Year 2000 compliance issues, there can be no assurance that the Company will not in the future be required to defend its products or services in such proceedings, or to negotiate resolutions of claims based on Year 2000 issues. The costs of defending and resolving Year 2000-related disputes, and any liability of the Company for Year 2000-related damages, including consequential damages, could have a material adverse effect on the Company's business, operating results and financial condition.

     The Company is currently reviewing its internal management information and other systems in order to identify and modify those products, services or systems that are not Year 2000 compliant. The total cost of these Year 2000 compliance activities has not been, and is not anticipated to be, material to the Company's financial condition or its operating results. These costs and the timing in which the Company plans to complete its Year 2000 modification and testing processes are based on management's best estimates. However, there can be no assurance that the Company will timely identify and remediate all significant Year 2000 problems, that remedial efforts will not involve significant time and expense, or that such problems will not have a material adverse effect on the Company's business, operating results and financial condition.

     The Company also faces risk to the extent that suppliers of products, services and systems purchased by the Company and others with whom the Company transacts business on a worldwide basis do not comply with Year 2000 requirements. In the event any such third parties cannot timely provide the Company with products, services or systems that meet the Year 2000 requirements on a timely basis, or in the event Year 2000 issues prevent such third parties from timely delivery of products or services required by the Company, the Company's operating results could be materially adversely affected. Also, no assurance can be given that Year 2000 problems within the Company's prospective customer base of retail organizations will not result in the deferral or cancellation of such organizations' decisions to license and implement information systems such as those offered by the Company. To the extent Year 2000 issues cause significant delays in, or cancellation of, decisions to purchase the Company's products or services, the Company's business, operating results and financial condition would be materially adversely affected.

     Dependence on Key Personnel. The Company's performance is substantially dependent on the continued performance of its executive officers and other key employees, particularly the performance and services of Brent W. Lippman, the Company's Chief Executive Officer. The Company does not have in place "key person" life insurance policies on any of its employees. The loss of the services of Mr. Lippman or other key executive officers or employees could have a material adverse effect on the business, operating results and financial condition of the Company. See "Management."

     Volatility of Market Price. The market price of the Common Stock has experienced large fluctuations which may be expected to continue. Future announcements concerning the Company or its competitors, quarterly variations in operating results, accounts receivable balances or aging, announcements of technological innovations, the introduction of new products or changes in product pricing policies by the Company or its competitors, proprietary rights or other litigation, changes in earnings estimates by analysts or other factors could cause the market price of the Common Stock to fluctuate substantially. In addition, stock prices for many technology companies have fluctuated widely for reasons which have often been unrelated to the operating results of such companies. These fluctuations, as well as general economic, market and political conditions such as recessions or military conflicts, may materially and adversely affect the market price of the Common Stock. See "Price Range of Common Stock."

     Acquisition Strategy. It is expected that the Company will grow internally and through strategic acquisitions in order, among other things, to expand the breadth and depth of its product suite and to build its professional services organization. The Company continually evaluates potential acquisitions of complementary businesses, products and technologies, including those which could be material in size and scope. Acquisition opportunities considered to date include private companies, public companies and divisions and product lines of companies with annual revenues that range from several million dollars to revenues comparable to those of the Company. Although there are no current commitments or agreements regarding any acquisition, the Company has taken a number of actions with acquisition candidates in pursuit of various acquisition opportunities, including: engaged in preliminary discussions; exchanged nonpublic information; provided verbal and written expressions of interest; reviewed technological feasability; and made preliminary proposals regarding potential transaction structures and prices.

     Acquisitions involve a number of special risks, including diversion of management's attention to the assimilation of the operations and personnel of acquired businesses, and the integration of acquired businesses, products and technologies into the Company's business and product offerings. Achieving the anticipated benefits of any acquisition will depend, in part, upon whether the integration of the acquired business, products or technology is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate any acquisition the Company may pursue, and any related diversion of management's attention, could have a material adverse effect on the business, operating results and financial condition of the Company. Moreover, there can be no assurance that any products acquired will gain acceptance in the Company's markets, or that the Company will obtain the anticipated or desired benefits of such acquisitions. Any acquisition pursued or consummated by the Company could result in potentially dilutive issuances of equity securities, the incurrence by the Company of debt and contingent liabilities, amortization of goodwill and other intangibles, purchased research and development expense, other acquisition-related expenses and the loss of key employees, any of which items could have a material adverse effect on the Company's business, operating results and financial condition.

     A relatively large acquisition by the Company could result in the use of a significant portion of the Company's available cash, including a significant portion of the net proceeds of this offering. Although the Company is in negotiation for a credit facility which may include up to $35 million in funds which may be used for acquisitions by the Company, there can be no assurance that such financing will be available on acceptable terms, if at all. If the Company acquires businesses, technologies or products in the near future, it may use advances under such a credit facility, use proceeds from this offering, issue equity securities or a combination of the foregoing in order to pay for any such acquisitions.

     Although the Company anticipates that one or more acquisitions, including material acquisitions, may become available in the near future, the Company is unable to predict with any reasonable degree of certainty the likelihood of any such acquisition being completed. Consequently, no assurance can be given that any acquisition by the Company will occur, or that any completed acquisition will not materially and adversely affect the Company's business, operating results or financial condition. See "Business -- Company Strategy."

     Potential Effect of Shares Eligible for Future Sale. Sales of a substantial number of shares of Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Upon completion of this offering, the Company will have outstanding 15,318,781 shares of Common Stock (15,618,781 shares if the Underwriters' over-allotment option is exercised in full), assuming no exercise of outstanding options or other issuances under employee stock plans following March 31, 1998. Each of the Company and its directors and executive officers, who beneficially owned an aggregate of 1,889,704 shares of Common Stock as of March 31, 1998, has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of this Prospectus, subject to certain exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Following the expirations of such lock-up agreements, all of such shares will be eligible for immediate sale in the public market, subject in some cases to compliance with the volume and manner of sale requirements of Rule 144 under the Securities Act of 1933 (the "Securities Act").

     Anti-Takeover Provisions in Charter Documents and Delaware Law. The Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Further, the Company's Board of Directors has the authority to issue up to 2,000,000 shares of the Company's preferred stock and to fix the rights, preferences, privileges and restrictions of those shares, including voting rights, without any further vote or action by the stockholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of the Company's preferred stock that may be issued in the future. The ability of the Board of Directors to issue shares of the Company's preferred stock without further stockholder approval, as well as certain other provisions of the Company's Certificate of Incorporation and Bylaws and of Delaware law, could have the effect of delaying, deferring or preventing a change in control of the Company.

     Broad Discretion over Use of Proceeds. Because the net proceeds to the Company of this offering are allocated to general corporate purposes, including product development, working capital and potential acquisitions, the Company's management will have broad discretion over the application of these funds. There can be no assurance that management will make such application effectively or in a manner that will not result in a material adverse effect on the Company's business, operating results and financial condition. See "-- Acquisition Strategy" and "Use of Proceeds."

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus that are not historical facts, including, but not limited to, statements found in "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," are "forward-looking statements," as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve a number of risks and uncertainties. Such forward looking statements may concern growth and future operating results, capital expenditures, potential acquisitions, new products and product enhancements, research and development activities and expenditures, the hiring of additional personnel, strategic relationships with third parties, liquidity and the Company's strategy. Such forward-looking statements are generally accompanied by words such as "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. Such forward-looking statements are based upon management's current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company's business, operating results and financial condition. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 2,000,000 shares of Common Stock offered by the Company hereby are estimated to be approximately $86.7 million ($99.8 million if the Underwriters' over-allotment option is exercised in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

     The Company intends to use the net proceeds of this offering primarily for general corporate purposes including product development, working capital and potential acquisitions. Pending such uses, the proceeds will be invested in short-term, investment-grade, interest-bearing securities. Although there are no current commitments or agreements regarding any potential acquisition, the Company may from time to time acquire businesses, technologies and products that management believes are complementary to the Company's business, technologies and products. Consequently, some or all of the net proceeds of this offering may be used to acquire such businesses, technologies and products. For a summary of certain risks associated with any such use of proceeds, see "Risk
Factors -- Acquisition Strategy."

                                DIVIDEND POLICY

     The Company anticipates that all earnings subsequent to this offering, if any, will be retained to finance the growth and development of the business and, therefore, the Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Future dividends, if any, will be determined by the Company's Board of Directors. Prior to the Company's reorganization on March 30, 1995, certain of its predecessor companies paid dividends to their S Corporation stockholders.

                          PRICE RANGE OF COMMON STOCK

     The Common Stock has been quoted on the Nasdaq National Market under the symbol "JDAS" since the Company's initial public offering on March 15, 1996. The following table sets forth, for the periods indicated, the high and low sale prices per share of the Common Stock as reported on the Nasdaq National Market.

                                                              HIGH    LOW
                                                              ----    ---
Calendar 1996
  First Quarter (from March 15, 1996).......................  $13 1/4 $11 1/4
  Second Quarter............................................   26      11 7/8
  Third Quarter.............................................   29      14 1/4
  Fourth Quarter............................................   39 3/8  26 1/2
Calendar 1997
  First Quarter.............................................  $30 3/8 $19
  Second Quarter............................................   34 5/8  17 1/4
  Third Quarter.............................................   38 3/4  28 3/4
  Fourth Quarter............................................   45 7/8  27 1/2
Calendar 1998
  First Quarter.............................................  $55     $27 1/4
  Second Quarter (through May 6, 1998)......................   59 1/8  46

     On May 6, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $46 1/8 per share. There were approximately 100 holders of record and approximately 3,300 beneficial holders of the Common Stock on April 24, 1998.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998, and as adjusted to give effect to the sale of 2,000,000 shares of Common Stock offered by the Company hereby (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company) and the application of the net proceeds therefrom. See "Use of Proceeds." The table should be read in conjunction with the Company's consolidated financial statements and related notes and the other information included or incorporated by reference in this Prospectus.

                                                                  MARCH 31, 1998
                                                              ----------------------
                                                              ACTUAL     AS ADJUSTED
                                                              -------    -----------
                                                                  (IN THOUSANDS)
Stockholders' equity:
  Common Stock, $.01 par value per share; 18,000,000 shares
     authorized; 13,318,781 outstanding and 15,318,781
     shares outstanding, as adjusted(1).....................  $   133     $    153
  Preferred Stock, $.01 par value per share; 2,000,000
     shares authorized;
     none issued............................................       --           --
  Additional paid-in capital................................   71,930      158,630
  Retained earnings.........................................    5,601        5,601
  Accumulated other comprehensive income (loss).............     (100)        (100)
                                                              -------     --------
          Total stockholders' equity........................   77,564      164,284
                                                              -------     --------
               Total capitalization.........................  $77,564     $164,284
                                                              =======     ========

------------
(1) Based on the number of shares outstanding as of March 31, 1998. Excludes (i) 1,282,117 shares of Common Stock issuable upon the exercise of stock options outstanding under the Company's stock option plans as of March 31, 1998, at a weighted average exercise price of $24.30 per share, the issuance of 99,172 shares of which will not cause further dilution, (ii) 249,005 shares of Common Stock reserved for option grants under the Company's stock option plans, (iii) 1,750,000 shares of Common Stock reserved, subject to stockholder approval, for option grants under the Company's stock option plans and (iv) 300,000 shares of Common Stock reserved, subject to stockholder approval, for issuance under the Company's 1998 Employee Stock Purchase Plan.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company's consolidated financial statements and related notes and the other information included or incorporated by reference in this Prospectus. The "Consolidated Statement of Income Data" and "Consolidated Balance Sheet Data" as of and for each of the years in the five-year period ended December 31, 1997 are derived from audited consolidated financial statements of JDA Software Group, Inc. The "Statement of Income Data" for each of the three-month periods ended March 31, 1998 and 1997 and the "Balance Sheet Data" as of March 31, 1998 have been derived from unaudited interim consolidated financial statements. The unaudited interim consolidated financial statements reflect all adjustments (consisting only of normal recurring entries) which, in the opinion of the Company's management, are necessary for a fair presentation of the results for the interim periods presented.

                                                         THREE MONTHS
                                                             ENDED
                                                           MARCH 31,                    YEAR ENDED DECEMBER 31,
                                                       -----------------    -----------------------------------------------
                                                        1998      1997       1997      1996      1995      1994      1993
                                                       -------   -------    -------   -------   -------   -------   -------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF INCOME DATA:
  Revenues:
    Software licenses................................  $12,049   $ 7,866    $42,041   $24,296   $15,253   $12,221   $ 9,620
    Consulting, maintenance and other services.......   18,844     8,978     49,730    23,544    14,831    11,608    10,701
                                                       -------   -------    -------   -------   -------   -------   -------
        Total revenues...............................   30,893    16,844     91,771    47,840    30,084    23,829    20,321
                                                       -------   -------    -------   -------   -------   -------   -------
  Cost of revenues:
    Software licenses................................      505       200      1,145       438       159        57       305
    Consulting, maintenance and other services.......   13,844     6,704     37,727    16,416     9,781     6,870     6,780
                                                       -------   -------    -------   -------   -------   -------   -------
        Total cost of revenues.......................   14,349     6,904     38,872    16,854     9,940     6,927     7,085
                                                       -------   -------    -------   -------   -------   -------   -------
  Gross profit.......................................   16,544     9,940     52,899    30,986    20,144    16,902    13,236
                                                       -------   -------    -------   -------   -------   -------   -------
  Operating expenses:
    Product development..............................    4,279     2,235     11,364     6,478     3,512     1,923     1,345
    Sales and marketing..............................    3,896     2,517     12,633     7,242     5,199     3,228     2,404
    General and administrative.......................    3,123     1,689      9,532     4,989     3,929     2,529     2,466
    Tax related compensation to S Corporation
      Stockholders(1)................................                            --        --        --        --     7,422
                                                       -------   -------    -------   -------   -------   -------   -------
        Total operating expenses.....................   11,298     6,441     33,529    18,709    12,640     7,680    13,637
                                                       -------   -------    -------   -------   -------   -------   -------
  Income (loss) from operations......................    5,246     3,499     19,370    12,277     7,504     9,222      (401)
    Other income (expense) -- net....................      329       356      1,407       519      (434)     (221)     (172)
                                                       -------   -------    -------   -------   -------   -------   -------
  Income (loss) before income taxes..................    5,575     3,855     20,777    12,796     7,070     9,001      (573)
    Provision for income taxes(1)....................    2,091     1,542      8,311     5,116     2,669     3,437    (4,886)
                                                       -------   -------    -------   -------   -------   -------   -------
  Net income(1)......................................  $ 3,484   $ 2,313    $12,466   $ 7,680   $ 4,401   $ 5,564   $ 4,313
                                                       =======   =======    =======   =======   =======   =======   =======
  Basic and diluted earnings per share...............  $   .26   $   .18    $   .95   $   .64   $   .42   $   .49   $   .38
                                                       =======   =======    =======   =======   =======   =======   =======
  Shares used to compute basic earnings per
    share(2).........................................   13,236    13,007     13,078    12,010    10,952    11,250    11,250
  Shares used to compute diluted earnings per
    share(2).........................................   13,579    13,168     13,109    12,010    10,952    11,250    11,250

                                                                                           DECEMBER 31,
                                                              MARCH 31,   -----------------------------------------------
                                                                1998       1997      1996       1995      1994      1993
                                                              ---------   -------   -------   --------   -------   ------
                                                                                    (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents.................................   $31,897    $27,304   $30,986   $    498   $ 2,913   $  216
  Working capital...........................................    55,333     48,384    39,832        607     7,232    2,088
  Total Assets..............................................    92,150     83,202    59,056     27,795    11,557    6,854
  Long-term liabilities.....................................       269        267       620        309     2,607    2,513
  Redeemable convertible preferred stock....................        --         --        --     15,000        --       --
  Stockholders' equity (deficit)............................    77,564     67,910    48,661    (12,292)    6,228      864

------------
(1) Prior to March 30, 1995, certain of JDA's commonly-held predecessor companies elected S Corporation status. The results for 1995, 1994 and 1993 include a pro forma provision for U.S. federal income taxes at statutory rates and, for 1993, exclude tax-related compensation. Without such pro forma provision, net income for 1995 was $5,573. In addition, in 1993 these same companies charged to expense compensation paid to their founding stockholders in lieu of S Corporation dividends, in order to reduce state income tax liability.

(2) The results for 1995, 1994 and 1993 include common and equivalent shares outstanding subsequent to the Company's reorganization on March 30, 1995.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     JDA Software Group, Inc. ("JDA" or the "Company") is a leading international provider of integrated enterprise-wide software products and services that address mission-critical management information needs of the retail supply chain. The Company's products include: merchandising, financial and decision support systems at the corporate level; point-of-sale, back office and distributed processing applications at the store level; and warehouse management and logistics systems at the distribution level. JDA also offers a wide range of professional services through its consulting and customer support organizations, including project management, system planning, design and implementation, custom modifications, training and support services.

     In 1986, the Company introduced MMS, its first enterprise retail information solution, based on the IBM AS/400 platform. The Company's development efforts through 1993 were focused exclusively on enhancements, revisions and upgrades to MMS, which is currently in its fourth generation release. In 1994, the Company acquired DSS, an in-store system, from JDA Software Services Ltd. ("JDA Canada"), a then unaffiliated Canadian company. Since 1994, the Company has significantly increased its product development expenditures to develop products for open platforms. As a result of these efforts, the Company commercially released ODBMS, an open client/server enterprise system, in September 1996, and Win/DSS, a Windows-based in-store system, in January 1997. The Company also released Retail IDEAS, a data warehouse system, in January 1997 and acquired WCC, a client/server warehouse automation and management system, in connection with the acquisition of LIOCS Corporation ("LIOCS") in April 1997.

     JDA has historically derived the majority of its revenues from software licenses and consulting, maintenance and other services relating to MMS. Total revenues from the MMS product line represented 50% of the Company's total revenues during the three months ended March 31, 1998 as compared with 56%, 80% and 91% in fiscal years 1997, 1996 and 1995, respectively. Although the Company expects MMS revenues to continue to represent a significant portion of total revenues for the foreseeable future, MMS revenues as a percentage of total revenues may continue to decline as a result of the increased revenues attributable to the Company's newer product lines, particularly ODBMS and Win/DSS.

     Software license revenues and consulting, maintenance and other services revenues represented 39% and 61%, respectively, of JDA's total revenues during the three months ended March 31, 1998, as compared with 46% and 54%, respectively in fiscal year 1997, and 51% and 49%, respectively, in fiscal years 1996 and 1995. Consulting, maintenance and other services revenues are derived from a range of services, including system design and implementation and, to a lesser extent, software maintenance and support, and training. During the past two years, the Company has accelerated the growth of its services organization in anticipation of an increased mix of consulting, maintenance and other services revenues in both domestic and international markets, and continued market acceptance of its newer client/server product lines, which require longer implementation cycles. The Company believes its ability to offer a wide range of professional services provides it with a competitive advantage as well as additional revenue streams. Consulting, maintenance and other services revenues are generally more predictable and generate significantly lower gross margins than software revenues. In addition, consulting, maintenance and other services costs tend to be higher during periods of rapid expansion, particularly with the opening of new international offices where initial recruiting costs, training and other start-up expenses must be incurred in advance of anticipated revenues, and as a result of the reduced labor efficiencies associated with the introduction of products to a new customer base.

     The Company has pursued a strategy of addressing international markets by developing localized versions of its products and establishing international subsidiaries with direct sales and consulting capabilities. International revenues, which include revenues from international subsidiaries and export sales, represented 48% of total revenues for the three months ended March 31, 1998, and 55%, 43% and 39% of total revenues in fiscal years 1997, 1996 and 1995, respectively. Consulting, maintenance and other services in support of international software licenses typically have lower gross margins than those achieved domestically due to generally lower prevailing billing rates and/or higher costs in certain of the Company's international markets. Therefore, significant growth in the Company's international operations may result in further declines in gross margins on consulting, maintenance and other services.

     The Asia/Pacific region encountered unstable local economies and significant devaluation in its currencies during the last six months of 1997 and continuing into 1998. The economic situation in the region has resulted in slower payment of outstanding receivable balances and various requests for extended or modified payment terms. This region represented 4% of the Company's revenues for the three months ended March 31, 1998 and less than 10% of the Company's revenues and less than 2% of income from operations in fiscal year 1997. Asia/Pacific receivables, net of reserves, were approximately 9% of the Company's total net receivables as of March 31, 1998. To the extent the Asia/Pacific region grows in importance to the Company, or that the factors affecting the region begin to adversely affect retailers in other geographic locations, the Company's business, operating results and financial condition could be adversely affected.

     To the extent the Company's international operations expand, the Company expects that an increasing portion of its international software license and consulting, maintenance and other services revenues will be denominated in foreign currencies, subjecting the Company to fluctuations in foreign currency exchange rates. Historically, the Company's operations have not been materially adversely affected by fluctuations in foreign currency exchange rates, and the Company has not engaged in foreign currency hedging transactions. However, as the Company continues to expand its international operations, exposures to gains and losses on foreign currency transactions may increase. The Company may choose to limit such exposure by entering into forward foreign exchange contracts or engaging in similar hedging strategies. There can be no assurance that any currency exchange strategy would be successful in avoiding exchange-related losses. In addition, revenues of the Company earned in various countries where the Company does business may be subject to taxation by more than one jurisdiction, thereby adversely affecting the Company's earnings.

     Prior to 1998, the Company recognized revenue in accordance with the provisions of the American Institute of Certified Public Accountants ("AICPA") Statement of Position No. 91-1, Software Revenue Recognition ("SOP 91-1"). Under SOP 91-1, software license revenue is recognized upon the shipment of the product if collection is probable and the Company's remaining obligations under the license agreement are insignificant. Consulting services are generally billed on an hourly basis and revenues are recognized as the work is performed. Maintenance revenues from ongoing customer support are billed on a monthly basis and recorded as revenue in the applicable month. The AICPA has recently adopted Statement of Position No. 97-2, Software Revenue Recognition ("SOP 97-2"), that supersedes SOP 91-1. The Company adopted SOP 97-2 effective January 1, 1998. The adoption of SOP 97-2 did not have a significant impact on the Company's financial statements for the three months ended March 31, 1998. However, there can be no assurance that subsequent interpretations of this pronouncement by the Company's independent auditors or the Securities and Exchange Commission will not modify the Company's revenue recognition policies, or that such modifications will not have a material adverse effect on the operating results reported in any particular quarter. There can be no assurance that the Company will not be required to adopt changes in its software licensing or services practices to conform to SOP 97-2, or that such changes will not result in delays or cancellations of potential sales of the Company's products.

RESULTS OF OPERATIONS

     The following table sets forth certain selected financial information expressed as a percentage of total revenues for the periods indicated and certain gross margin data expressed as a percentage of software license or consulting, maintenance and other services revenues, as appropriate:

                                                    THREE MONTHS
                                                       ENDED             YEAR ENDED
                                                     MARCH 31,          DECEMBER 31,
                                                    ------------    --------------------
                                                    1998    1997    1997    1996    1995
                                                    ----    ----    ----    ----    ----
Revenues:
  Software licenses...............................   39%     47%     46%     51%     51%
  Consulting, maintenance and other services......   61      53      54      49      49
                                                    ---     ---     ---     ---     ---
          Total revenues..........................  100     100     100     100     100
                                                    ---     ---     ---     ---     ---
Cost of revenues:
  Software licenses...............................    1       1       1       1       1
  Consulting, maintenance and other services......   45      40      41      34      32
                                                    ---     ---     ---     ---     ---
          Total cost of revenues..................   46      41      42      35      33
                                                    ---     ---     ---     ---     ---
Gross profit......................................   54      59      58      65      67
                                                    ---     ---     ---     ---     ---
Operating expenses:
  Product development.............................   14      13      12      14      12
  Sales and marketing.............................   13      15      14      15      17
  General and administrative......................   10      10      11      10      13
                                                    ---     ---     ---     ---     ---
          Total operating expenses................   37      38      37      39      42
                                                    ---     ---     ---     ---     ---
Income from operations............................   17      21      21      26      25
  Other income (expense) -- net...................    1       2       2       1      (1)
                                                    ---     ---     ---     ---     ---
Income before income taxes........................   18      23      23      27      24
  Provision for income taxes(1)...................    7       9       9      11       9
                                                    ---     ---     ---     ---     ---
Net income(1).....................................   11%     14%     14%     16%     15%
                                                    ===     ===     ===     ===     ===
Gross margin on software licenses.................   96%     97%     97%     98%     99%
Gross margin on consulting, maintenance and other
  services........................................   27%     25%     24%     30%     34%

---------------

(1) The results for 1995 include a pro forma provision for U.S. federal income taxes at statutory rates.

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

  REVENUES

     Total revenues for the three months ended March 31, 1998 were $30.9 million, an increase of 83% over the $16.8 million reported in the comparable prior year period. Revenues consist of software licenses and consulting, maintenance and other services, which represented 39% and 61%, respectively, of total revenues during the three months ended March 31, 1998, and 47% and 53%, respectively in the comparable prior year period.

     Software Licenses. Software license revenues for the three months ended March 31, 1998 were $12.0 million, an increase of 53% over the $7.9 million reported in the comparable prior year period. Domestic and international software license revenues increased 106% and 12%, respectively, between the comparable periods. These increases resulted primarily from the Company's worldwide expansion of its sales and marketing staff, an increase in domestic sales of the MMS product line between such periods, and incremental sales of ODBMS and Retail IDEAS over the comparable prior year period.

     Consulting, Maintenance and Other Services. Consulting, maintenance and other services revenues for the three months ended March 31, 1998 were $18.8 million, an increase of 110% over the $9.0 million reported in the comparable prior year period. This increase resulted from increased software license sales and the introduction of client/server products that require longer implementation cycles. Although domestic consulting, maintenance and other services revenues increased 88% between the comparable periods, nearly 60% of total revenue growth occurred in the Company's international markets where the comparative increase was 135%.

  COST OF REVENUES

     Cost of software licenses was $505,000 for the three months ended March 31, 1998 and $200,000 in the comparable prior year period. Cost of software licenses represented 4% and 3% of software license revenues in the respective periods. The increase between such periods reflects the higher costs associated with ODBMS and Retail IDEAS that incorporate software technology licensed from third party suppliers. Consulting, maintenance and other services costs for the three months ended March 31, 1998 were $13.8 million, an increase of 107% over the $6.7 million reported in the comparable prior year period. The Company has expanded its consulting and customer support organizations as a result of, and in anticipation of continued, increased sales of new software licenses and increased demand from the existing client base for additional support and professional services. The Company increased the number of personnel in its consulting, maintenance and other services organization by 90% between the comparable periods, and as of March 31, 1998 the Company had approximately 500 employees involved in these functions. The Company anticipates that the dollar amount of consulting, maintenance and other services will continue to increase as the Company expands its operations.

  GROSS PROFIT

     Gross profit for the three months ended March 31, 1998 was $16.5 million, an increase of 66% over the $9.9 million reported in the comparable prior year period. Gross profit as a percentage of total revenues decreased from 59% in the three months ended March 31, 1997 to 54% in the comparable current year period. This decrease was primarily attributable to an increase in consulting, maintenance and other services revenues as a percentage of total revenues from 53% to 61% between the comparable periods. The Company did, however, increase gross margin on consulting, maintenance and other services revenues between the comparable periods from 25% in 1997 to 27% in 1998. The increase results from improved utilization rates and economies of scale between periods. There can be no assurance that the Company will successfully maintain or improve consulting, maintenance and other services margins, and such margins could be materially, adversely affected if revenues were to fall short of expectation, or if other factors were to significantly affect the utilization rates of the service personnel. Other factors include the continued rapid expansion of the Company's consulting infrastructure and the resulting high front-end recruiting, training and downtime costs, and the higher costs associated with the continued or increased use of outside contractors in international markets such as the United Kingdom to service the increased demand for installation work. The Company currently anticipates that quarterly consulting, maintenance and other services revenues as a percentage of total revenues will increase in 1998 compared to 1997, and accordingly, that overall gross profit as a percentage of total revenues will be reduced as a result of the significantly lower gross margins associated with consulting, maintenance and other services as compared to software licenses.

  OPERATING EXPENSES

     Product Development. Product development expenses for the three months ended March 31, 1998 were $4.3 million, an increase of 91% over the $2.2 million reported in the comparable prior year period. Product development expenses as a percentage of total revenues increased between the comparable periods from 13% in 1997 to 14% in 1998. The Company increased its product development staff by 36% between the comparable periods to continue development efforts on ODBMS, Win/DSS, Retail IDEAS and WCC, and to make further enhancements to the MMS product line. In addition, certain product development activities were conducted by the Company's services organization and by outside contractors during the three months ended March 31, 1998. Such activities were conducted primarily by the Company's internal product development staff in the comparable prior year period. The Company believes that a strong commitment to product development will be required in order to remain competitive. JDA has identified certain functions and design features in connection with early installations of ODBMS that it plans to add to the base code in order to shorten the deployment cycle and increase customer satisfaction. The Company currently expects product development expenses in 1998 to be between $18 million and $19 million as it incorporates these features into the ODBMS product and adds similar improvements to Win/DSS and other product lines. The Company believes its current process for developing software is essentially completed concurrent with the establishment of technological feasibility, and accordingly, no costs have been capitalized.

     Sales and Marketing. Sales and marketing expenses for the three months ended March 31, 1998 were $3.9 million, an increase of 55% over the $2.5 million reported in the comparable prior year period. Sales and marketing expenses as a percentage of total revenues decreased between the comparable periods from 15% in 1997 to 13% in 1998 due to the significant increase in total revenues. The increase in absolute dollars resulted from the Company's increased sales and marketing presence in both domestic and international markets. The Company increased its sales and marketing staff from 52 at March 31, 1997 to 76 at March 31, 1998. The Company anticipates that sales and marketing expenses may continue to increase in absolute dollars as the Company expands its operations.

     General and Administrative. General and administrative expenses for the three months ended March 31, 1998 were $3.1 million, an increase of 85% over the $1.7 million reported in the comparable prior year period. General and administrative expenses as a percentage of total revenues were 10% in each of the comparable periods. The increase in absolute dollars results from the addition of administrative personnel to support the Company's domestic and international growth. The Company anticipates that general and administrative expenses may continue to increase in absolute dollars as the Company expands its operations.

  PROVISION FOR INCOME TAXES

     The Company's effective income tax rate was 38% for the three months ended March 31, 1998 compared with a rate of 40% in the comparable prior year period. This rate reflects statutory federal, state and foreign tax rates, partially offset by a reduction for research and development expense tax credits.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  REVENUES

     Total revenues for 1997 were $91.8 million, an increase of 92% over the $47.8 million reported in 1996. Revenues consist of software licenses and consulting, maintenance and other services, which represented 46% and 54%, respectively, of total revenues during 1997, and 51% and 49%, respectively in 1996.

     Software Licenses. Software license revenues for 1997 were $42.0 million, an increase of 73% over the $24.3 million reported in 1996. Domestic and international software license revenues for 1997 increased 44% and 101%, respectively, over 1996. These increases resulted primarily from the Company's expanded sales and marketing efforts worldwide, the incremental sales of the Company's newer product lines such as ODBMS, Win/DSS and Retail IDEAS over the prior year, and an increase in average transaction size.

     Consulting, Maintenance and Other Services. Consulting, maintenance and other services revenues for 1997 were $49.7 million, an increase of 111% over the $23.5 million reported in 1996. This increase resulted from increased software license sales and the introduction of client/server products that require longer installation cycles. Although domestic consulting, maintenance and other services revenues increased 62% between the comparable years, nearly two-thirds of this revenue growth occurred in the Company's international markets where the comparative increase was 197%.

  COST OF REVENUES

     Cost of software licenses was $1.1 million and $438,000 in 1997 and 1996, respectively, representing 3% and 2% of software license revenues in the respective periods. Consulting, maintenance and other services costs for 1997 were $37.7 million, an increase of 130% over the $16.4 million reported in 1996. The Company has expanded its consulting and customer support organizations as a result, and in anticipation of, increased sales of new software licenses and increased demand from the existing client base for additional support and professional services. The Company increased the number of personnel in its consulting, maintenance and other services organization by 98% during 1997, and as of December 31, 1997, the Company had 430 employees involved in these functions.

  GROSS PROFIT

     Gross Profit for 1997 was $52.9 million, an increase of 71% over the $31.0 million reported in 1996. Gross profit as a percentage of total revenue decreased from 65% in 1996 to 58% in 1997. This decrease was primarily attributable to an increase in consulting, maintenance and other services revenues as a percentage of total revenues in 1997. In addition, the Company's gross margins on consulting, maintenance and other services revenues decreased from 30% in 1996 to 24% in 1997 as a result of the rapid expansion of the consulting infrastructure, including high front-end recruiting, training and downtime costs associated with the hiring of 213 consultants during 1997. Consulting, maintenance and other services margins were also reduced by the higher costs associated with the Company's use of up to 65 outside contractors in the United Kingdom during the second half of 1997 to service the increased demand for installation work in that market. The Company's objective is to improve its consulting, maintenance and other services margins during 1998 by gradually replacing these contractors with full-time staff and improving utilization rates and economies of scale, particularly with respect to the installation of the ODBMS client/server product.

  OPERATING EXPENSES

     Product Development. Product development expenses for 1997 were $11.4 million, an increase of 75% over the $6.5 million reported in 1996. Product development expenses as a percentage of total revenues decreased from 14% in 1996 to 12% in 1997. The increase in absolute dollars resulted from increases in the Company's product development staff to continue development efforts on ODBMS, Win/DSS, Retail IDEAS, and WCC, and to make further enhancements to the MMS product line.

     Sales and Marketing. Sales and marketing expenses for 1997 were $12.6 million, an increase of 74% over the $7.2 million reported in 1996. Sales and marketing expenses as a percentage of total revenues decreased from 15% in 1996 to 14% in 1997. The increase in absolute dollars results from the Company's increased sales and marketing presence in both domestic and international markets. The Company increased its sales and marketing staff from 49 as of December 31, 1996 to 73 as of December 31, 1997.

     General and Administrative. General and administrative expenses for 1997 were $9.5 million, an increase of 91% over the $5.0 million reported in 1996. General and administrative expenses as a percentage of total revenues were 11% and 10% in 1997 and 1996, respectively. The increase in absolute dollars results from the addition of administrative personnel to support the Company's domestic and international growth and from a $2.0 million increase in the allowance for doubtful accounts during 1997, including $1.0 million in specific reserves for receivables originating in the Asia/Pacific region.

  PROVISION FOR INCOME TAXES

     The Company's effective income tax rate was 40% for both 1997 and 1996. This rate reflects statutory federal, state and foreign tax rates, partially offset by a reduction for research and development expense tax credits.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  REVENUES

     Total revenues for 1996 were $47.8 million, an increase of 59% over the $30.1 million in 1995. The increase in total revenues was primarily due to increases in software licenses resulting from expanded sales and marketing efforts both domestically and internationally, combined with increases in consulting, maintenance and other services from associated implementations. To a lesser extent, the increase in total revenues in 1996 was also the result of the software license revenues generated by the Company's commercial release of its ODBMS software in September 1996 and revenues generated by JDA Canada which was acquired by the Company in August 1996.

     International revenues comprised 43% and 39% of total revenues in 1996 and 1995, respectively. This increase in international revenues as a percentage of total revenues was primarily attributable to increased revenues in Latin America, the Pacific Rim and Europe resulting from the Company's expanded sales and marketing efforts in those markets, including efforts in new geographic locations within those markets. The increase in international revenues in 1996 was also the result of the acquisition of JDA Canada in August 1996 and the related increase in revenues in Canada.

     Software Licenses. Software license revenues increased 59% to $24.3 million in 1996 from $15.3 million in 1995. The increase was primarily attributable to the expansion of the Company's sales and marketing efforts in all markets and, to a lesser extent, to the commercial release of ODBMS in September 1996 and the acquisition of JDA Canada in August 1996.

     Consulting Maintenance and Other Services. Consulting, maintenance and other services revenues increased 59% to $23.5 million in 1996 from $14.8 million in 1995. The increase was primarily attributable to increased software license revenues and associated implementations both domestically and internationally.

  COST OF REVENUES

     Cost of software licenses was $438,000 and $159,000 in 1996 and 1995, respectively, representing 2% and 1% of software license revenues in the respective periods. Cost of consulting, maintenance and other services was $16.4 million and $9.8 million, representing 70% and 66% of consulting, maintenance and other services revenues, in 1996 and 1995, respectively. The increase in these costs as a percentage of consulting, maintenance and other services revenues was primarily due to the increased percentage of consulting, maintenance and other service revenues attributable to international installations, which typically generate lower gross margins than those achieved domestically due to generally lower prevailing billing rates in certain of the Company's international markets.

  GROSS PROFIT

     Gross profit for 1996 was $31.0 million, an increase of 54% over the $20.1 million reported in 1995. Gross profit as a percentage of total revenues decreased from 67% in 1995 to 65% in 1996. This decrease resulted primarily from the higher mix of international consulting, maintenance and other services revenues, which typically have lower gross margins than those achieved domestically.

  OPERATING EXPENSES

     Product Development. Product development expenses increased by 84% from $3.5 million in 1995 to $6.5 million in 1996, representing 12% and 14%, respectively, of total revenues in those periods. Increased product development expenses were primarily a result of an increase in the number of product development personnel from 48 as of December 31, 1995 to 90 as of December 31, 1996. Significant product development efforts in 1995 included the continued development and initial beta release of ODBMS, continued enhancements to MMS and initial development of Win/DSS. Significant product development efforts in 1996 included the continued development of ODBMS and Win/DSS and continued enhancements to MMS.

     Sales and Marketing. Sales and marketing expenses increased 39% to $7.2 million in 1996 from $5.2 million in 1995, representing 15% and 17% of total revenues in those respective periods. Sales and marketing expenses increased in absolute dollars in 1996 due to continued additions to sales and marketing personnel and related expenses, but decreased as a percentage of total revenues due to the significant increase in total revenues.

     General and Administrative. General and administrative expenses increased by 27% to $5.0 million in 1996 from $3.9 million in 1995, representing 10% and 13% of total revenues in those periods, respectively. The increase in absolute dollars of general and administrative expenses in 1996 was primarily due to the continued addition of personnel and increased legal and accounting expenses.

  PROVISION FOR INCOME TAXES

     The Company's effective income tax rate was 40% in 1996. The effective rate reflects statutory federal, state and foreign tax rates, partially offset by a reduction for research and development expense tax credits. Prior to March 30, 1995, certain of JDA's predecessor companies elected S Corporation status. As a result, the Company's statement of income for the first quarter of 1995 does not contain a provision for federal income taxes. The 1995 Consolidated Statement of Income reflects a pro forma adjustment for federal income taxes and an effective rate of 38%.

QUARTERLY RESULTS OF OPERATIONS

     The following table sets forth certain unaudited consolidated statement of income data, both in absolute dollars and as a percentage of total revenues (except for gross margin data), for each of the Company's last five quarters. This data has been derived from unaudited consolidated financial statements that have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of the Company, include all adjustments (consisting only of normal adjustments) necessary for a fair presentation of such information. These unaudited quarterly results should be read in conjunction with the Company's consolidated financial statements and related notes and the other information included or incorporated by reference in this Prospectus. The consolidated results of operations for any quarter are not necessarily indicative of the results for any future period.

                                                                                 THREE MONTHS ENDED
                                                              ---------------------------------------------------------
                                                              MAR. 31,    DEC. 31,    SEPT. 30,    JUNE 30,    MAR. 31,
                                                                1998        1997        1997         1997        1997
                                                              --------    --------    ---------    --------    --------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Software licenses.........................................  $12,049     $14,552      $10,066     $ 9,557     $ 7,866
  Consulting, maintenance and other services................   18,844      15,603       13,609      11,540       8,978
                                                              -------     -------      -------     -------     -------
        Total revenues......................................   30,893      30,155       23,675      21,097      16,844
Cost of Revenues:
  Software licenses.........................................      505         454          258         233         200
  Consulting, maintenance and other services................   13,844      11,723       10,207       9,093       6,704
                                                              -------     -------      -------     -------     -------
        Total cost of revenues..............................   14,349      12,177       10,465       9,326       6,904
                                                              -------     -------      -------     -------     -------
Gross profit................................................   16,544      17,978       13,210      11,771       9,940
                                                              -------     -------      -------     -------     -------
Operating expenses:
  Product development.......................................    4,279       4,031        2,747       2,351       2,235
  Sales and marketing.......................................    3,896       3,822        3,235       3,059       2,517
  General and administrative................................    3,123       3,317        2,119       2,407       1,689
                                                              -------     -------      -------     -------     -------
        Total operating expenses............................   11,298      11,170        8,101       7,817       6,441
                                                              -------     -------      -------     -------     -------
Income from operations......................................    5,246       6,808        5,109       3,954       3,499
  Other income..............................................      329         366          321         364         356
                                                              -------     -------      -------     -------     -------
Income before income taxes..................................    5,575       7,174        5,430       4,318       3,855
  Provision for income taxes................................    2,091       2,870        2,171       1,728       1,542
                                                              -------     -------      -------     -------     -------
Net income..................................................  $ 3,484     $ 4,304      $ 3,259     $ 2,590     $ 2,313
                                                              =======     =======      =======     =======     =======
Basic and diluted earnings per share........................  $   .26     $   .33      $   .25     $   .20     $   .18
                                                              =======     =======      =======     =======     =======
Shares used to compute:
  Basic earnings per share..................................   13,236      13,151       13,112      13,040      13,007
  Diluted earnings per share................................   13,579      13,208       13,219      13,197      13,168
AS A PERCENTAGE OF TOTAL REVENUES:
Revenues:
  Software licenses.........................................       39%         48%          43%         45%         47%
                                                              -------     -------      -------     -------     -------
  Consulting, maintenance and other services................       61          52           57          55          53
                                                              -------     -------      -------     -------     -------
        Total revenues......................................      100         100          100         100         100
Cost of revenues:
  Software licenses.........................................        1           1            1           1           1
  Consulting, maintenance and other services................       45          39           43          43          40
                                                              -------     -------      -------     -------     -------
        Total cost of revenues..............................       46          40           44          44          41
                                                              -------     -------      -------     -------     -------
Gross profit................................................       54          60           56          56          59
                                                              -------     -------      -------     -------     -------
Operating expenses:
  Product development.......................................       14          13           11          11          13
  Sales and marketing.......................................       13          13           14          15          15
  General and administrative................................       10          11            9          11          10
                                                              -------     -------      -------     -------     -------
        Total operating expenses............................       37          37           34          37          38
                                                              -------     -------      -------     -------     -------
Income from operations......................................       17          23           22          19          21
  Other income..............................................        1           1            1           1           2
                                                              -------     -------      -------     -------     -------
Income before income taxes..................................       18          24           23          20          23
  Provision for income taxes................................        7          10            9           8           9
                                                              -------     -------      -------     -------     -------
Net income..................................................       11%         14%          14%         12%         14%
                                                              =======     =======      =======     =======     =======
Gross margin on software licenses...........................       96%         97%          97%         98%         97%
Gross margin on consulting, maintenance and other
  services..................................................       27%         25%          25%         21%         25%

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company has financed its operations primarily through cash generated from operations and public sales of equity securities and, to a lesser extent, borrowings under its bank line of credit. The Company had working capital of $55.3 million at March 31, 1998 compared with $48.4 million at December 31, 1997. Cash and cash equivalents at March 31, 1998 were $31.9 million, an increase of $4.6 million from the $27.3 million reported at December 31, 1997.

     Operating activities provided cash of $2.3 million during the three months ended March 31, 1998 and $2.1 million, $6.1 million, and $5.5 million in the years ended December 31, 1997, 1996 and 1995, respectively. The Company had net accounts receivable of $33.7 million and $32.4 million at March 31, 1998 and December 31, 1997, respectively, which represented 98 and 99 days of sales outstanding ("DSOs"). DSOs have historically been higher in the second and third quarters of each fiscal year as a result, the Company believes, of the seasonal cash flow requirements of its retail customers. DSOs may fluctuate significantly on a quarterly basis due to a number of factors including seasonality, shifts in customer buying patterns, the underlying mix of products and services, and the geographic concentration of revenues.

     Investing activities utilized cash of $3.9 million during the three months ended March 31, 1998, utilized cash of $12.4 million in fiscal year 1997, provided cash of $8.6 million in fiscal year 1996, and utilized cash of $16.1 million in fiscal year 1995. The activity in the three-month period represents capital expenditures to support the Company's growth. The fiscal year 1997 activity includes $10.8 million in capital expenditures to support the Company's growth and an initial payment of $1.6 million for the purchase of LIOCS and the fiscal year 1996 activity includes the redemption of $14.6 million in restricted short-term investments acquired during fiscal year 1995 and capital expenditures of $6.2 million.

     Financing activities provided cash of $6.0 million during the three months ended March 31, 1998 and $7.4 million, $15.4 million and $8.2 million during the years ended December 31, 1997, 1996 and 1995, respectively. The activity in the three-month period consists primarily of proceeds from the issuance of stock and related tax benefits. The fiscal year 1997 activity includes $8.0 million in proceeds from the issuance of stock and related tax benefits. The fiscal year 1996 activity includes the issuance of 2,182,866 shares of Common Stock for $25.3 million in an initial public offering on March 20, 1996, the net proceeds of which were offset by the repayment of stockholder notes and the redemption of preferred stock, and the issuance of 600,000 shares of Common Stock by the Company for $15.5 million in a secondary offering on November 26, 1996.

     Changes in the currency exchange rates of the Company's foreign operations had the effect of increasing cash by $205,000 during the three months ended March 31, 1998, and reducing cash by $743,000 in fiscal year 1997. The Company did not enter into any foreign exchange contracts or engage in similar hedging strategies during any of these periods.

     The Company may in the future pursue additional acquisitions of businesses, products and technologies, or enter into joint venture arrangements, that could complement or expand the Company's business. Any material acquisition or joint venture could result in a decrease to the Company's working capital depending on the amount, timing and nature of the consideration to be paid. In addition, any material acquisitions of complementary businesses, products or technologies could require the Company to obtain additional equity or debt financing. Although the Company is in negotiation for a credit facility which may include up to $35 million in funds which may be used for acquisitions by the Company, there can be no assurance that such financing will be available on acceptable terms, if at all.

     The Company maintains a $5.0 million line of credit with a commercial bank. The line of credit is collateralized by property and equipment, receivables and intangibles; accrues interest at the bank's reference rate, which approximates prime; and requires the Company to maintain certain current ratios and tangible net worth. The line of credit matures on July 1, 1998, and the Company intends to seek renewal at that time. There were no amounts outstanding on the line of credit as of March 31, 1998. The Company believes that its cash and cash equivalents, available borrowings under the bank line of credit and funds generated from operations will provide adequate liquidity to meet the Company's normal operating requirements for at least the next twelve months.

YEAR 2000 COMPLIANCE

     Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, in less than two years, computer systems and/or software used by many companies in a very wide variety of applications will experience operating difficulties unless they are modified or upgraded to adequately process information involving, related to or dependent upon the century change. Significant uncertainty exists in the software and other industries concerning the scope and magnitude of problems associated with the century change. The Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures and has established a project team to assess Year 2000 risks. The project team will coordinate the identification and implementation of changes to computer hardware and software applications that will ensure availability and integrity of the Company's financial systems and the reliability of its operational systems. The Company is also assessing the potential overall impact of the impending century change on the Company's business, operating results and financial condition.

     Based on the Company's assessment to date, the Company believes its current versions of its software products and services are "Year 2000 compliant," that is, they are capable of adequately distinguishing 21st century dates from 20th century dates. However, the Company believes some of the Company's customers are running earlier versions of the Company's software products that are not Year 2000 compliant, and the Company has been encouraging such customers to migrate to current product versions. Moreover, the Company's products are generally integrated into enterprise systems involving complicated software products developed by other vendors. The Company may in the future be subject to claims based on Year 2000 problems in others' products, custom modifications made by third parties to the Company's products, or issues arising from the integration of multiple products within an overall system. Although the Company has not been a party to any litigation or arbitration proceeding to date involving its products or services and related to Year 2000 compliance issues, there can be no assurance that the Company will not in the future be required to defend its products or services in such proceedings, or to negotiate resolutions of claims based on Year 2000 issues. The costs of defending and resolving Year 2000-related disputes, and any liability of the Company for Year 2000-related damages, including consequential damages, could have a material adverse effect on the Company's business, operating results and financial condition.

     The Company is currently reviewing its internal management information and other systems in order to identify and modify those products, services or systems that are not Year 2000 compliant. The total cost of these Year 2000 compliance activities has not been, and is not anticipated to be, material to the Company's financial condition or its operating results. These costs and the timing in which the Company plans to complete its Year 2000 modification and testing processes are based on management's best estimates. However, there can be no assurance that the Company will timely identify and remediate all significant Year 2000 problems, that remedial efforts will not involve significant time and expense, or that such problems will not have a material adverse effect on the Company's business, operating results and financial condition.

     The Company also faces risk to the extent that suppliers of products, services and systems purchased by the Company and others with whom the Company transacts business on a worldwide basis do not comply with Year 2000 requirements. In the event any such third parties cannot timely provide the Company with products, services or systems that meet the Year 2000 requirements on a timely basis, or in the event Year 2000 issues prevent such third parties from timely delivery of products or services required by the Company, the Company's operating results could be materially adversely affected. Also, no assurance can be given that Year 2000 problems within the Company's prospective customer base of retail organizations will not result in the deferral or cancellation of such organizations' decisions to license and implement information systems such as those offered by the Company. To the extent Year 2000 issues cause significant delays in, or cancellation of, decisions to purchase the Company's products or services, the Company's business, operating results and financial condition would be materially adversely affected.

                                    BUSINESS

     JDA Software Group, Inc. ("JDA" or the "Company") is a leading international provider of integrated enterprise-wide software products and services that address mission-critical management information needs of the retail supply chain. The Company offers a broad array of software products designed to provide integrated technology solutions for the collection, organization and analysis of data and the distribution of information throughout a retail organization. The Company's products include: merchandising, financial and decision support systems at the corporate level; point-of-sale, back office and distributed processing applications at the store level; and warehouse management and logistics systems at the distribution level. The Company offers products that operate on IBM AS/400-based and DOS-based platforms, as well as products that operate in the UNIX and Windows NT open client/server environments. JDA also offers a wide range of professional services through its consulting and customer support organizations including: project management, system planning, design and implementation, custom modifications, training and support services.

     The Company's products and services are marketed and sold primarily through JDA's direct sales force and through cooperative relationships with sales agents, distributors and other vendors, including IBM and Siemens Nixdorf. The Company's solutions have been licensed to more than 300 retail enterprises worldwide and address a wide variety of retail markets, including hard and soft lines retailers, warehouse operations, department stores and grocery stores. The Company's customers include many of the world's leading specialty retailers such as Bed, Bath and Beyond, Inc., CompUSA, Inc., Gucci SpA, LensCrafters, Inc., Office Depot International, Oshman's Sporting Goods, Inc., PETCO Animal Supplies, Inc., Planet Hollywood International, Royal Duty Free Shop, Inc., Sears Clothing Ltd., Staples, Inc., Stride Rite Children's Group, Inc., Virgin Entertainment Group, Inc. and Williams-Sonoma, Inc.

INDUSTRY BACKGROUND

     The retailing industry is experiencing rapid change, driven primarily by changing consumer preferences, intensifying competition and increasing globalization. Consumers' purchase patterns have shifted, with today's consumer choosing value, in the form of lower prices and improved convenience and personal service, over brand and retailer loyalty. The result for many retailers has been increased pressure on operating profits as they try to lower prices and increase marketing and promotions to increase traffic in stores in order to increase sales. In addition, new retail formats, such as the "category killer" format employed by retailers such as Staples and PETCO, have enjoyed broad market acceptance and are setting the standards for lower prices and improved customer service. To exploit international growth opportunities a number of retailers are seeking to apply their concepts outside their domestic markets. Despite the significant challenges in the retail industry, many retailers have successfully achieved efficiencies and reduced operating costs by improving inventory management, decentralizing the decision making process while centralizing purchasing and other administrative functions, deploying state of the art information technology and pursuing aggressive roll-out strategies to achieve economies of scale.

     To respond to today's competitive challenges, retailers must accelerate the rate at which they identify and respond to changing business conditions and consumer requirements. A retail organization's agility and ultimate success are dependent upon its ability to rapidly and cost-effectively collect, organize and analyze data, and disseminate information throughout the enterprise to facilitate effective business decisions. Such information provides a basis for critical product, marketing, inventory, pricing and human resource decisions. In addition, inventory management has become more complicated as retailers seek to reduce costs and improve margins while replenishing inventory on a just-in-time basis. Accordingly, retailers are demanding more sophisticated purchasing, inventory management and merchandising tools that enable them to distribute and manage goods efficiently. Retailers are also increasingly restructuring existing operations so that consumers interact effectively with the entire enterprise from a single store location. This requires store level personnel and decision makers throughout an enterprise to have a common base of readily available sales and inventory information and that in-store personnel have the ability to more rapidly respond to consumers' needs. To meet their increasing requirements for information, retailers seek information systems that are adept at handling large volumes of transactions, possess a high degree of reliability, accommodate peak load and seasonal requirements and rapidly capture and analyze data and distribute information throughout the geographically dispersed parts of the enterprise. Moreover, global retailers require applications that support the specialized requirements of international business, including local language support, multiple currencies, import/export costing and foreign tax and regulatory requirements. Retailers are also seeking solutions that address emerging technical and business issues, such as Year 2000 compliance and the increased prevalence of electronic commerce.

     Historically, information technology in the retail supply chain has consisted largely of separate legacy applications at the corporate, store and distribution levels. These legacy applications have primarily been host-centric systems that operate on mainframe or mid-range computers. These systems, developed and modified internally over many years or licensed from third parties, represent considerable investments by retailers and have provided benefits within their distinct roles. However, they generally do not have the flexibility to support diverse and changing operations within a customer's business or to respond effectively to changing technologies. Additionally, these solutions have only targeted distinct levels of the retail supply chain such as the corporate or in-store levels, and have not generally provided the full benefits of integration, which allows information to be distributed effectively throughout the retail enterprise. Despite these limitations, many host-centric systems are still being widely deployed for retail applications because of their strengths in particular segments, as well as to preserve significant hardware and software investments. Furthermore, retailers have historically been cautious in adopting new technologies due to the real-time, transaction-intensive nature of retailing and the economic consequences of disruptions to their operations.

     Despite their reservations, retailers are recognizing the strategic imperative of employing technology to cut costs, reduce inefficiencies and enhance sales in an increasingly competitive environment dominated by value-conscious consumers. The development of distributed client/server computing has created a technological framework for software applications that are adaptable, integrated and tailored for the retail supply chain. Additionally, improved hardware price/performance and database capabilities on platforms such as the IBM AS/400 have improved the capabilities of the information systems that can leverage retailers' existing hardware investments. As a result, retailers are demanding highly functional, easy to use and scaleable software applications that can be economically and rapidly implemented and adapted for changes in their mission-critical business functions. The Company believes that the adoption of new information technologies by retailers will accelerate as competitive pressures increasingly necessitate the ability to change business practices quickly and to empower employees with the information and tools to respond to consumer requirements.

JDA SOLUTION

     JDA is a leading international provider of integrated enterprise-wide software products and related services that address mission-critical management information needs throughout the retail supply chain. The Company's product suite is designed to provide integrated technology solutions for the collection, organization, distribution and analysis of data throughout a retail organization. At the corporate level, the Company offers two merchandise management systems, Merchandise Management System ("MMS") for the IBM AS/400 platform, and Open Database Merchandising System ("ODBMS") for open client/server environments, that distribute data throughout the retail enterprise and enable management to make more informed and timely decisions, respond more rapidly to changes in the competitive environment, monitor store-level activity and achieve greater operating efficiencies. The Company's in-store systems, DOS-based Distributed Store System ("DSS") and Windows-based Win/DSS, register transactions at the point-of-sale, capture individual consumer profiles and demographic information, and leverage enterprise-wide information such as stock availability, pricing and inventory replenishment by bringing it to the store level. The Company also offers Warehouse Control Center ("WCC") for management of the storage and flow of inventory within the warehouse or distribution center. The Company also offers Retail IDEAS, a multi-platform client/server data warehouse system that provides retailers with powerful application tools for analyzing their business, monitoring strategic plans and supporting tactical actions. Finally, the Company provides a wide range of professional services designed to enable customers to rapidly achieve the benefits of the Company's software products. These services, known as Optimum Pathways, include project management, system planning, design and implementation, custom modifications, training and support services.

     The Company's solutions are designed to provide the following benefits to retailers:

     Enhanced Decision Making Capabilities. The Company's products are designed to identify and highlight the most relevant information from large volumes of transaction and work-flow data. By collecting and distributing valuable enterprise-wide information, the Company's solutions enable retailers to make more informed and timely decisions, to quickly adapt their products and operations to changes in competition and consumer preferences, and to maximize operational efficiencies.

     Fully Integrated Adaptable Solutions. The Company offers an integrated suite of software products that enables retailers to respond to consumer demand at the point-of-sale and distribute that information throughout the enterprise. These products link point-of-sale level information with the centralized merchandising and financial functions that ultimately affect decisions with suppliers and vendors. The Company's integrated corporate, in-store and distribution products operate a range of applications and function seamlessly with each other's databases, enabling greater speed, data integrity and ease of modification. The Company's newer products, ODBMS and Win/DSS, are designed to be adaptable and easily configured by customers to meet their specialized and evolving needs.

     Improved Inventory Planning and Distribution Logistics. The Company's enterprise-wide solutions are designed to help retailers achieve operating efficiencies by automating the collection and analysis of data from key functions, such as the management of inventory, distribution and merchandising, and providing decision makers with access to critical supply chain information. JDA provides retailers with tools for vendor analysis, stock status monitoring, sales capture and analysis, merchandise allocation and replenishment, purchase order management, distribution center management and other important activities that enable retailers to improve gross margins and return on inventory investment through increased inventory turnover, reduced inventory investment, reduced clearance mark-downs and more efficient management of ordering and distribution.

     Increased Responsiveness to Consumer Needs. The Company's solutions help retailers better understand and fulfill consumer needs. With the Company's enterprise systems, retailers can explore "what if" merchandising plans, track and analyze performance, and adjust quickly to market changes and consumer purchase patterns, all to help ensure that the appropriate pricing and merchandise mix is available to the consumer at the point-of-sale. The Company's in-store software products provide enterprise information at the point-of-sale enabling store level personnel to track the preferences of individual consumers and provide a higher level of personalized service.

     Ease of Implementation. The Company's products are specifically designed to meet the needs of the retail industry, and the Company's consulting, maintenance and other services organization is primarily comprised of individuals who are trained for and experienced with system implementations in the retail environment. The Company's newer products, ODBMS and Win/DSS, are designed to be easily configured by customers to meet their specialized and evolving needs. As a result, the Company believes it offers rapid, low cost implementations, which are generally accomplished within three to twelve months.

COMPANY STRATEGY

     JDA's objective is to strengthen its position by providing a comprehensive suite of software solutions that address the mission-critical management information needs of the retail supply chain. Key elements of the Company's strategy to achieve this objective are as follows:

     Leverage Retail Application Knowledge Base. The Company intends to continue to leverage its retail industry knowledge base to provide comprehensive integrated solutions to retailers. The Company believes its in-depth understanding of retailers' requirements accumulated from its twelve-year history and over 300 retail customers differentiates it from competitors and provides a significant advantage in securing new customers. The Company further augments its knowledge through ongoing customer consulting engagements and interaction with its user group.

     Expand Product Sales to Existing Customers. The Company's products are designed to meet the enterprise-wide needs of the retail supply chain. Although most organizations initially deploy one or more of the Company's products in an organization, the Company believes that initial customer success can lead to opportunities for additional sales of products to other parts of the organization. The Company has a significant installed base of customers from its twelve-year history to which it intends to market and sell additional products and services. In addition, the Company believes that references from its installed base will also provide assistance in making additional sales to new customers.

     Provide High Quality Professional Services. The Company believes that its high-quality consulting, implementation, support and training services enable the Company to achieve a high level of customer satisfaction, strong customer references and long-term relationships as well as facilitate software improvements based on customer feedback. With the release of its new client/server products, the Company intends to continue to invest in its professional services organization to provide better service to its customers. The Company also plans to continue to provide innovative offerings such as Direct Path, a streamlined approach for implementing MMS within three months in order to help respond to customers' Year 2000 requirements well into 1999. In addition, the Company plans to leverage its cooperative relationships with IBM's Global Services Division and Siemens Nixdorf to compliment its internal professional services organization in international markets.

     Expand Presence in International Markets. The Company intends to expand its international presence by continuing to develop localized versions of its products and investing directly in strategic markets by establishing additional international operations with local direct sales and consulting personnel, and through cooperative relationships with companies with established international presence, such as IBM and Siemens Nixdorf. To date, the Company has established international offices in Australia, Canada, Chile, France, Germany, Mexico, Singapore, South Africa and the United Kingdom, and plans to continue to expand its worldwide infrastructure in order to provide additional localized products and implementation services.

     Enhance Solutions for Evolving Customer Needs. The Company will continue to develop and offer products and services that address emerging technological and financial issues confronting retailers such as Year 2000 compliance, adoption of a common Eurocurrency, and the growth of electronic commerce. JDA's Direct Path implementation methodology for MMS is designed to quickly address the requirements of retailers whose systems are not yet Year 2000 compliant. Eurocurrency functionality has been incorporated into the Company's open client/server products and the Company currently plans to add Eurocurrency functionality to its IBM AS/400 products. JDA is implementing a development strategy to Web-enable ODBMS, MMS and Retail IDEAS. The Company continues to work on adding additional features and functionality to its product suite.

     Further Develop and Leverage Strategic Relationships. The Company intends to continue to establish strategic business relationships for the development of products that complement the Company's current software solutions or enhance the delivery of professional services. The Company has a number of cooperative relationships with system integrators, other software vendors and retail systems consulting groups, including, among others, IBM, Siemens Nixdorf, Lawson Software ("Lawson"), Ernst & Young and Andersen Consulting. The Company believes these relationships can provide the Company with greater access to international markets, greater market presence and a greater opportunity to increase its customer base and sales.

     Acquire Complementary Businesses, Products and Technologies. The Company intends to pursue acquisition opportunities for complementary businesses, products and technologies in order to add to its current product offerings and increase its market share. The Company believes that such acquisitions will also assist its efforts to leverage its installed base.

PRODUCTS

     The Company offers a suite of software products which collects, organizes and analyzes data and distributes information throughout a retail organization. The Company's products are designed to provide an end-to-end supply chain solution for the mission-critical components of retailing operations -- from the planning and purchasing functions through the distribution and final sale of goods. The Company offers merchandising, financial and decision support systems at the corporate level, point-of-sale, back office and distributed processing applications at the store level, and warehouse management and logistics systems at the distribution level. The Company also offers a data warehouse system for the analysis of information throughout the retail supply chain.

     The following chart summarizes certain key functions of the retail enterprise addressed by the Company's products:

      [CHART DEPICTING CERTAIN FEATURES AND FUNCTIONALITY OF JDA PRODUCTS] Merchandise Management Systems

     The Company's merchandise management systems process high volumes of information to provide decision support for inventory control, cost and price management, purchase order management, automated replenishment, merchandise planning, transfer management and allocation. Merchandise management systems distribute data throughout the retail enterprise and enable management to make more informed and timely decisions, respond more rapidly to changes in the competitive environment, monitor store-level activity and achieve greater operating efficiencies. The Company's merchandise management systems can be integrated with in-store, warehouse and logistics products designed by the Company or by third parties. The Company offers two merchandise management systems: MMS for the IBM AS/400 platform and ODBMS for open client/server environments. Both systems are comprised of functional modules that are selected by the customer and can be configured to fit the customer's unique requirements.

     MMS was first introduced in 1986 and was specifically designed to take advantage of the IBM AS/400 database and operating environment. MMS can be configured by the retailer to adapt to changing strategies and prevailing competitive conditions by performing product price analyses based upon key data such as gross margin, sales velocity and competitive prices. The product can then recommend and automate price changes based on the retailer's specifically defined pricing strategies. To date, the Company has performed over 250 MMS implementations worldwide. The Company has continued to invest in the development and enhancement of MMS to address the requirements of a broad spectrum of retailing formats and processes.

     ODBMS, which was commercially released in September 1996, offers the same core functionality of MMS, excluding the general ledger, accounts payable and accounts receivable modules of MMS's retail sales accounting system, and also offers, through its open client/server architecture, enhanced adaptability and scaleability. ODBMS is capable of operating with Oracle and Informix relational database management systems running on Windows NT and the most popular UNIX platforms. ODBMS is designed to support the information requirements of international, multi-format retail organizations and features support for multiple concurrent languages and currencies, user-specific nomenclature and user-defined data structures and hierarchies. Thus, an international retailer can centrally establish a product margins objective and apply it to local market rules, including currency conversions, applicable taxation and rounding algorithms, to determine final pricing at each location. The Company is party to a co-marketing agreement with Lawson to develop interfaces between ODBMS and Lawson's client/server business applications, which provide financial, human resource, procurement and supply-chain management for the retail industry, and which are Web-deployable.

     License fees for the Company's merchandise management systems vary depending upon a number of factors, including the size and complexity of the retail operation and the modules chosen. License fees have generally ranged from $250,000 to $750,000 for MMS, and from $500,000 to in excess of $1.0 million for ODBMS.

  In-Store Systems

     The Company offers two in-store systems: DSS for DOS-based platforms and Win/DSS for the Windows environment. The Company's in-store systems are designed to enable a retailer to capture and analyze in-store operations information and transmit such information to corporate-level systems for sales and other analysis. These systems also allow store-level personnel to access valuable enterprise-wide information to better serve the consumer at the point-of-sale. DSS and Win/DSS are comprised of functional modules that are selected by the customer and can be configured to fit the customer's unique requirements.

     DSS can be licensed independently and utilized with a customer's existing merchandise management system, or it can work in concert with the Company's MMS merchandise management system, to provide the retailer the ability to manage information through a wide range of retail operations. A typical installation of DSS enables the retailer to perform a number of individual store-level functions and support back office, store inventory and point-of-sale operations. For example, store managers can use DSS to measure the results of a store promotional event. In addition, DSS enables retailers to track the preferences of individual consumers and provide a higher level of personalized service.

     Win/DSS incorporates the core functionality of DSS with the enhanced capabilities of the Windows platforms. Win/DSS incorporates an object-oriented software design that is capable of arranging retail business processes to adapt to a retailer's specialized and evolving requirements. For example, a retailer can utilize the Win/DSS multi-tasking capabilities by configuring its point-of-sale systems to simultaneously run credit authorizations, process transactions and update store inventory records. In addition, to reflect a more service-oriented workflow, the customer service desk in the same store can be configured to provide ready access to personal information and purchase histories of individual consumers. Business information process flows can be adapted to reflect changing store strategies during special promotions or periods of peak consumer traffic.

     License fees for the Company's in-store systems vary depending upon a variety of factors, including the size and complexity of the retail operation and the modules chosen, and generally have ranged from $50,000 to in excess of $600,000.

  Warehouse and Logistics Systems

     The Company offers warehouse and logistics systems for client/server and IBM AS/400 environments. WCC is a client/server system that combines the latest automation tools, bar coding and radio frequency technologies with the benefits of a client/server architecture. The product was acquired from LIOCS Corporation in April 1997 and became commercially available in December 1997. WCC is a stand-alone system that can be integrated with ODBMS or software supplied by third-party vendors. WCC provides a variety of functions including receipt scheduling, license plate labeling, system-directed putaway, and lot and serial number tracking. For the IBM AS/400 platform, the Company offers warehouse management, merchandise receiving and wholesale order entry modules as part of its MMS merchandise product. License fees for these modules have generally ranged from $50,000 to $230,000.

  Data Warehouse System

     Retail IDEAS is a data warehouse system developed jointly with Silvon Software, Inc. ("Silvon") that provides a comprehensive set of tools for analyzing business results, monitoring strategic plans and enabling tactical decisions. Retail IDEAS is currently available on the IBM AS/400 and Windows NT platforms, and is under development for UNIX platforms. Retail IDEAS is designed as a packaged offering that enables retailers to monitor vendor performance, promotional effectiveness and distribution center productivity, and to analyze financial measurements related to sales and inventory, margins and profitability, merchandise categories and items, open and suggested orders, and promotional and pricing events. The product integrates with the Company's MMS product and may also be used with non-JDA transactional systems. Integration with ODBMS is under development.

CONSULTING, MAINTENANCE AND OTHER SERVICES

     The Company provides a wide range of professional services designed to enable customers to rapidly achieve the benefits of the Company's software products. These services, known as Optimum Pathways, include project management, system planning, design and implementation, custom modifications, training and support services. The Company believes that its Optimum Pathways consulting services facilitate a customer's early success with its products, strengthen its relationship with the customer, and add to the Company's industry-specific knowledge base for use in future implementation and product development efforts. Although the Company's service offerings are optional, the Company has found that substantially all of its customers utilize some or all of its services to some degree in connection with the implementation and ongoing support of the Company's software products. The Company believes its ability to provide these services provides a competitive advantage, which is expected to be enhanced by a developing cooperative relationship with IBM Global Services Division to jointly support, distribute and implement ODBMS. As of March 31, 1998, the Company had approximately 500 employees in its consulting, maintenance and other services organization. The Company is pursuing a strategy to increasingly utilize third-party consultants, such as those from major systems integrators, to assist in certain large-scale implementations and for extensive business process re-engineering projects.

  Consulting Services

     The Company's consulting services group consists of business consultants, systems analysts and technical personnel with extensive retail industry experience that are devoted to assisting retailers in all phases of systems development, including systems planning and design, customer-specific configuration of application modules, and on-site implementation or conversion from existing systems. Consulting services are generally billed on a time and expenses basis. The Company's consulting engagements have typically taken between six months and one year for merchandise management systems, between three and six months for in-store systems, between three and six months for warehouse and logistic systems, and between two and three months for data warehouse systems. Given the complexity of platforms on which the Company's ODBMS and Win/DSS systems operate and the increased ability of the customer to configure these new products to its work flows and processes, the implementation of such systems generally requires increased levels of consulting services, as well as longer periods of time. In order to satisfy the demands of both existing and future customers, the Company plans to substantially increase its consulting services personnel to support anticipated growth in product implementations. To the extent anticipated revenues fail to materialize following the hiring and training of such personnel, the Company's operating results would be adversely affected.

  Education and Training

     The Company offers comprehensive education and training programs to its customers, associates and business partners. The Company initiated JDA University in 1997 as a formal education program that combines lectures, demonstrations and hands-on exercise sessions for each of JDA's software solutions. JDA

University features a curriculum for each JDA system, and a full-time administration consisting of professional instructors and course developers. The JDA University curriculum ranges from introductory to advanced levels and includes application training on JDA systems, technical courses on design and data models for such systems, and developer courses for programmers and designers. Classes are offered at in-house facilities as well as at customer locations. Approximately 2,700 individuals attended JDA University during 1997.

  Customer Support Services

     The Company believes that providing business solutions along with a high level of on-going support to its customers is a critical element in establishing long-term relationships and maintaining a high level of customer satisfaction. The Company offers a comprehensive support program that includes maintenance, on-line support and help desk services. The standard maintenance support program includes new releases and unspecified upgrades of products. Standard support programs have historically been purchased by the majority of the Company's customers and are generally annual contracts that are paid on a monthly basis. For clients who have licensed DSS or Win/DSS, the Company offers a program, known as Optimum Store Support, that features help desk services, 24 hours a day, 7 days per week, and field upgrade support.

CUSTOMERS

     The Company has licensed its software products to more than 300 retail customers worldwide in a wide variety of retail markets, including hard and soft lines retailers, warehouse operations, department stores and grocery stores. The Company generally targets customers having from 50 to over 500 store locations, with annual sales in excess of $100 million.

     The following is a partial list of the Company's customers that have purchased at least $500,000 of the Company's products or services through March 31, 1998:

APPAREL
Bally Management Ltd.
  (Switzerland)
Big M, Inc.
CHANEL, Inc.
Columbia Sportswear
  Company
Filenes Basement Corp.
Footstar, Inc.
Foschini Group (Pty) Ltd.
  (South Africa)
Gucci SpA (Italy)
Guess?, Inc.
InWear Group A/S
  (Denmark)
Johnson's S.A. (Chile)
Moregro Retail Group, Ltd.
  (South Africa)
Mothercare, U.K., Ltd. (UK)
Sainsbury's Savacentro,
  Ltd. (UK)
Sears Clothing Ltd. (UK)
Stride Rite Children's
  Group, Inc.
Today's Man
Wilsons The Leather Experts

AUTOMOTIVE
Chief Auto Parts, Inc.
CSK Auto, Inc.
The Retail Operations Division
  of Bridgestone/ Firestone, Inc.
Western Auto Supply
  Company

CONVENIENCE STORES
Fina Plc. (UK)
Petro-Canada (Canada)

CRAFTS & TOYS
Frank's Nursery & Crafts, Inc.
Lewiscraft (Canada)

DEPARTMENT STORES
Almacenes Paris Commercial
  S.A. (Chile)
Beijing Wang Fu Jing Retail
  Management Co. Ltd.
  (China)
Cativen (Venezuela)
Royal Duty Free Shop, Inc.
  (Philippines)
Specialty Department
  Stores, Inc.

DRUG & COSMETICS
A.S. Watson & Co. Limited
  (Hong Kong)
Bath & Body Works
Beauty Brands, Inc.
Farmatodo, C.A. (Venezuela)
MedMax, Inc.

FOOD
Calgary Co-operative Assoc.
  Ltd. (Canada)
Chedraui (Mexico)
Laura Secord, Inc. (Canada)
Provigo, Inc. (Canada)
Santa Isabel (Chile)
Starbucks Corporation
Whole Foods Market, Inc.

FURNITURE, APPLIANCES &
ELECTRONICS
ABC Carpet & Home, Inc.
British Gas Energy
  Centres, Ltd. (UK)
CompUSA, Inc.
Grupo Elektra (Mexico)
Heilig-Meyers Company
Onking Chain-Store Co. Ltd.
  (Taiwan)
Sun Television &
  Appliances, Inc.
Tandy Corporation

GENERAL MERCHANDISE
PETCO Animal Supplies, Inc.
Sky Connection Limited
  (Hong Kong)
Kingfisher Group (UK)

HOME IMPROVEMENT
Eagle Hardware &
  Garden, Inc.
Great Mills (Retail)
  Ltd. (UK)
Intergamma BV (Netherlands)
Sodimac Chile (Chile)
Westlake ACE Hardware, Inc.
Wolohan Lumber, Inc.

HOUSEWARES
Bed, Bath & Beyond, Inc.
Lechters, Inc.
Robert Dyas Ltd. (UK)
Williams-Sonoma, Inc.

JEWELRY & CATALOG SHOWROOMS
Asprey Plc. (UK)
Carlyle & Co. Jewelers
Helzberg Diamonds, Inc.

LUGGAGE, CARDS & GIFTS
Birthdays Ltd. (UK)
Carlton Retail, Inc.
Factory Card Outlet Corp.
Party City Corporation

MUSIC, BOOKS, VIDEOS &
  SOFTWARE
Books-A-Million, Inc.
Guitar Center, Inc.
HMV Group (UK)
Rogers Video
Virgin Entertainment
  Group, Inc.

OFFICE PRODUCTS
Maxi-Papier-Market GMBH
  (Staples-Germany)
Office Depot International
Staples, Inc. (UK and US)

OPTICAL & CAMERA
Black Photo Corporation
  (Canada)
LensCrafters, Inc.
Sunglass Hut
  International, Inc.
Vantios Group (UK)
Wolf Camera & Video

SPORTING GOODS
Gart Sports
JumboSports, Inc.
Mountain Equipment Co-op
  (Canada)
Oshman's Sporting Goods, Inc.
West Marine, Inc.

THEME RETAIL
MCA/Universal Studios
MGM Grand, Inc.
Planet Hollywood International

SALES AND MARKETING

     The Company's worldwide sales effort is conducted primarily through a direct sales force located in Phoenix, Arizona and through international operations in Australia, Brazil, Canada, Chile, France, Germany, Mexico, Singapore and the United Kingdom. Internationally, in addition to its direct sales force, the Company leverages its cooperative relationships with sales agents, distributors, and other vendors, including IBM in China, Columbia, India, the Middle East and Scandinavia. Additional relationships with system integrators, other major hardware vendors and the retail systems consulting groups of major accounting firms are also components of the Company's sales and marketing strategy. The Company believes these relationships provide important product endorsements and valuable feedback as well as sales referrals.

     While the sales cycle varies substantially from customer to customer, it typically requires six to nine months from generation of the sales lead to execution of a license agreement. Because of the complexity and technical nature of the Company's systems, consulting and product development employees often participate directly in the sales cycle and educate prospective customers on the advantages of using the Company's solutions.

     The Company's marketing activities are directed at increasing market awareness of the Company's products and services and identifying prospective customers. The execution of major agreements with customers, when agreed to by the customer, are accompanied by press announcements and public relations activities. The Company combines attendance at key trade shows with a limited amount of focused advertising and direct mail campaigns to generate prospects. In addition to these activities, the Company's marketing personnel provide extensive support to the sales organization, including responding to requests for proposals, conducting product demonstrations and determining hardware specifications. The marketing organization is also responsible for corporate communications and development of sales tools and marketing materials. As of March 31, 1998, the Company's sales and marketing organization consisted of 37 sales and marketing personnel in the United States and 39 sales and marketing personnel in the rest of the world.

PRODUCT DEVELOPMENT AND JDA TECHNOLOGY

     The Company has invested and expects to continue to invest substantial resources in research and development. The Company believes that its future performance will depend in large part on its ability to maintain and enhance its current products, develop new products that achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. The Company intends to continue development efforts towards new products, such as its recently released ODBMS product, and enhancements that address emerging requirements for highly adaptable applications utilizing the advantages of client/server technologies across multiple platforms. In addition, the Company continues to devote significant resources to modify its MMS product line to take advantage of recent client/server enhancements to the IBM AS/400 platform.

     The Company's software design philosophy is to develop products with broad, enterprise-wide retailing functionality that is applicable to the majority of retailers' needs. At the same time, the Company's objective is to design products that are easily tailored to the specific work flows and business processes of the individual retailer and are readily adapted to changing conditions, reducing the amount of software modification required.

     The Company has established a design framework, known as the Advanced Retail Architecture ("ARA"), based on the principles of open systems and object-oriented technologies, for developing new products and modules. This architecture is designed to protect the Company's investment in product development, as well as its customers' software investment, from changes in underlying technology and front-end interfaces. The Company believes products designed to ARA specifications can support multiple platforms and accommodate platform changes or new platforms generally without significant modification to the JDA application. The Company's products designed within the ARA framework are ODBMS, Win/DSS and WCC. The Company intends to apply ARA to the development of new products and the enhancement of existing products to the extent feasible. However, the Company's ability to take advantage of the full scope of ARA design objectives is limited by the proprietary nature of the IBM AS/400-based and DOS-based platforms upon which MMS and DSS operate.

     As of March 31, 1998, there were 140 employees on the Company's product development staff. The Company's product development expenditures in 1997, 1996 and 1995 were $11.4 million, $6.5 million and $3.5 million, and represented 12%, 14% and 12% of total revenues, respectively. The Company's product development expenditures were $4.3 million or 14% of total revenues for the three months ended March 31, 1998, and the Company currently expects total product development expenses in 1998 to be between $18 million and $19 million. The Company's ongoing product development efforts include projects related to shortening the implementation cycle and facilitating the integration of its products.

     The Company's newer software products, ODBMS, Win/DSS, Retail IDEAS and WCC, which are designed for open client/server environments, have all been commercially released within the last 18 months. To date, only a limited number of customers have licensed or implemented the Company's client/server products. The market for these products is new and evolving, and the Company believes that retailers may generally be more cautious than other businesses in adopting client/server technologies. Consequently, it is difficult to assess or predict with any assurance the growth rate, if any, and size of the market for the Company's client/server products, and there can be no assurance that this market will continue to develop. Potential and existing customers may find it difficult, or be unable, to successfully implement the Company's client/server products, or may not purchase such products for a variety of reasons, including: the customer's inability to obtain hardware, software, networking infrastructure, or sufficient internal staff required to implement, operate and maintain an open client/server solution; the generally longer time periods and greater cost required to implement such products as compared to IBM AS/400-based products; and limited implementation experience with such products by the Company's service personnel or third-party implementation providers. Furthermore, the Company must overcome significant obstacles to successfully market its client/server solutions, including limited experience of the Company's sales and consulting personnel in the client/server market and limited existing reference accounts in this market. If the market for the Company's client/server products fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve market acceptance, the Company's business, operating results and financial condition will be materially adversely affected.

     The computer software industry is subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, the Company's position in its existing markets or other markets that it may enter could be eroded rapidly by technological advancements not embraced by the Company. The life cycles of the Company's products are difficult to estimate. The products must keep pace with technological developments, conform to evolving industry standards and address increasingly sophisticated customer needs. In particular, the Company believes that it must continue to respond quickly to users' needs for broad functionality and multi-platform support and to advances in hardware and operating systems. Introduction of new products embodying new technologies and the emergence of new industry standards could render the Company's products obsolete and unmarketable. There can be no assurance that the Company will not experience future difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that new products and product enhancements will meet the requirements of the marketplace and achieve market acceptance. If the Company is unable to develop and introduce products in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition would be materially adversely affected.

     In addition, the Company strives to achieve compatibility between those products and retailing systems platforms which management believes are, or will become, popular and widely adopted. The Company invests substantial resources in development efforts aimed at achieving such compatibility. Any failure by the Company to anticipate or respond adequately to technology or market developments could result in a loss of competitiveness or revenue.

COMPETITION

     The markets for retail information systems are highly competitive. The Company believes the principal competitive factors in such markets are product quality, reliability, performance and price, vendor and product reputation, retail industry expertise, financial stability, features and functions, ease of use and quality of support. A number of companies offer competitive products addressing certain of the Company's target markets. In the enterprise systems market, the Company competes with in-house systems developed by the Company's targeted customers and with third-party developers such as Intrepid Systems ("Intrepid"), Island Pacific, Radius PLC, Retek (a subsidiary of HNC Software, Inc.), STS Systems and Richter Management Services. In addition, the Company believes that new market entrants may attempt to develop fully integrated enterprise level systems targeting the retail industry. In particular, SAP AG has announced the availability of an integrated client/server enterprise system competitive with the Company's products, and Intrepid has announced the formation of a joint development and marketing relationship with PeopleSoft, Inc., a provider of enterprise applications software, to develop products that are expected to compete directly with ODBMS.

     In the in-store systems market, which is more fragmented than the enterprise market, the Company competes with major hardware original equipment manufacturers such as ICL, NCR and IBM, as well as software companies such as CRS Business Computers, Datavantage, STS Systems, Trimax and GERS Retail Systems. In the distribution and warehouse management systems market, the Company's WCC product competes with products from Catalyst International, Inc., EXE and McHugh Freeman. The Retail IDEAS product competes with products from Microstrategy and Intrepid, among other vendors. In the market for consulting services, the Company is pursuing a strategy of forming informal working relationships with leading retail systems integrators such as Andersen Consulting and Ernst & Young LLP, and other similar major systems integrators. These integrators, as well as independent consulting firms such as IBM Global Services Division, also represent potential competition to the Company's consulting services group.

     Many of the Company's existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and other resources than the Company, each of which could provide them with a significant competitive advantage over the Company. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition would not have a material adverse effect on the Company's business, operating results and financial condition.

PROPRIETARY RIGHTS

     The Company's success and ability to compete is dependent in part upon its proprietary technology, including its software source code. To protect its proprietary technology, the Company relies on a combination of trade secret, nondisclosure and copyright law, which may afford only limited protection. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. The Company presently has no patents or patent applications pending. The source code for the Company's proprietary software is protected both as a trade secret and as a copyrighted work. Although the Company relies on the limited protection afforded by such intellectual property laws, it also believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable maintenance are also essential to establishing and maintaining a technology leadership position. The Company generally enters into confidentiality or license agreements with its employees, consultants and customers, and generally controls access to and distribution of its software, documentation and other proprietary information. The terms of the Company's license agreements with its customers often require the Company to provide the customer with a listing of the product source code. Although the license agreements place restrictions on the use by the customer of the Company's source code and do not permit the re-sale, sublicense or other transfer of such source code, there can be no assurance that unauthorized use of the Company's technology will not occur.

     Despite the measures taken by the Company to protect its proprietary rights, unauthorized parties may attempt to reverse engineer or copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results and financial condition.

     Certain technology used by the Company's products is licensed from third parties, generally on a non-exclusive basis. These licenses generally require the Company to pay royalties and fulfill confidentiality obligations. The Company believes that alternative resources exist for each of the material components of technology licensed by the Company from third parties. However, the termination of any such licenses, or the failure of the third-party licensors to adequately maintain or update their products, could result in delays in the Company's ability to ship certain of its products while it seeks to implement technology offered by alternative sources. Any required replacement licenses could prove costly. Also, any such delay, to the extent it becomes extended or occurs at or near the end of a fiscal quarter, could result in a material adverse effect on the Company's operating results. While it may be necessary or desirable in the future to obtain other licenses relating to one or more of the Company's products or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms, if at all.

     In the future, the Company may receive notices claiming that it is infringing the proprietary rights of third parties, and there can be no assurance that the Company will not become the subject of infringement claims or legal proceedings by third parties with respect to current or future products. In addition, the Company may initiate claims or litigation against third parties for infringement of the Company's proprietary rights or to establish the validity of the Company's proprietary rights. Any such claim could be time consuming, result in costly litigation, cause product shipment delays or force the Company to enter into royalty or license agreements rather than dispute the merits of such claims. Moreover, an adverse outcome in litigation or similar adversarial proceedings could subject the Company to significant liabilities to third parties, require the expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require the Company to cease the marketing or use of certain products, any of which could have a material adverse effect on the Company's business, operating results and financial condition. To the extent the Company desires or is required to obtain licenses to patents or proprietary rights of others, there can be no assurance that any such licenses will be made available on terms acceptable to the Company, if at all. As the number of software products in the industry increases and the functionality of these products further overlaps, the Company believes the software developers may become increasingly subject to infringement claims. Any such claims against the Company, with or without merit, as well as claims initiated by the Company against third parties, could be time consuming and expensive to defend, prosecute or resolve.

EMPLOYEES

     As of March 31, 1998, the Company had approximately 780 employees, of which approximately 450 were located in the United States. The Company has never had a work stoppage and none of its employees are represented by a collective bargaining agreement. The Company believes its relations with its employees are good.

     The Company's future operating results depend in significant part upon the continued service of its key technical and senior management personnel. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will retain its key managerial or technical personnel or that it can attract, assimilate and retain such personnel in the future. The Company has at times experienced, and continues to experience, difficulty recruiting qualified personnel and there can be no assurance that the Company will not experience such difficulties in the future. The Company actively recruits qualified product development, consulting and sales and marketing personnel. If the Company is unable to hire and retain qualified personnel in the future, such inability could have a material adverse effect on the Company's business, operating results and financial condition.

                                   MANAGEMENT

     The directors and executive officers of the Company, and their ages as of March 31, 1998, are as follows:

                   NAME                     AGE                       POSITION(S)
                   ----                     ---                       -----------
Brent W. Lippman..........................   41    Chief Executive Officer and Director
Kristen L. Magnuson.......................   41    Senior Vice President and Chief Financial Officer
Kenneth J. Desmarchais....................   39    Senior Vice President of Research and Development
J. Timothy Davis..........................   47    Senior Vice President of Worldwide Consulting
                                                   Services
Hamish Brewer.............................   36    Senior Vice President of International
James D. Armstrong........................   47    Co-Chairman of the Board
Frederick M. Pakis........................   44    Co-Chairman of the Board
Kurt R. Jaggers(1)........................   39    Director
William C. Keiper(1)......................   47    Director

------------
(1) Member of Audit and Compensation Committees.

     BRENT W. LIPPMAN serves on the Company's Board of Directors and was promoted to Chief Executive Officer in October 1997. Mr. Lippman previously served as the Company's Chief Operating Officer during 1997, as Senior Vice President of Sales and Marketing during 1996, as Vice President of Marketing from 1991 to 1995, and as Director of Marketing upon joining the Company in 1990. Prior to joining the Company, Mr. Lippman served as a Sales Manager with Sterling Software, Inc., a publicly-held software company, from 1984 to 1990, and as a Senior Systems Consultant for Wang Laboratories from 1983 to 1984. Mr. Lippman received a Bachelor of Science Degree in Operations Research and a Masters of Business Administration Degree from Case Western Reserve University.

     KRISTEN L. MAGNUSON has served as the Company's Senior Vice President and Chief Financial Officer since joining the Company in September 1997. Prior to joining the Company, Ms. Magnuson served as Vice President of Finance and Planning for Michaels Stores, Inc., a $1.4 billion publicly-held arts and craft retailer from 1990 to 1997, as Senior Vice President and Controller of MeraBank FSB, an $8 billion financial institution, from 1987 to 1990, and various positions in the audit department of Ernst & Young from 1978 to 1987. Ms. Magnuson is a Certified Public Accountant and received a Bachelor of Business Administration Degree in Accounting from the University of Washington.

     KENNETH J. DESMARCHAIS has served as the Company's Senior Vice President of Research and Development since June 1997. Mr. Desmarchais previously served as the Company's Vice President of Technology from 1995 to 1997, as Director of Technology from 1992 to 1995, as Manager of New Product Development from 1990 to 1992 and as a Project Manager from 1988 to 1990. Prior to joining the Company, Mr. Desmarchais served as a Project Manager with JDA Canada from 1986 to 1987, and as an Advisory Systems Engineer with IBM Canada from 1980 to 1985. Mr. Desmarchais received a Bachelor of Science Degree in Computer Science from Ryerson Polytechnic Institute in Toronto, Ontario.

     J. TIMOTHY DAVIS has served as the Company's Senior Vice President of Worldwide Consulting Services since October 1997. Mr. Davis previously served as the Company's Vice President of North American Consulting Services from 1996 to 1997. Prior to joining the Company, Mr. Davis served as Vice President and Senior Manager with Price Waterhouse's Management Horizons Division from 1991 to 1995, as a Managing Associate with Coopers & Lybrand from 1983 and 1990, and as Director of Financial Systems Planning and Analysis for Zale Corporation, a publicly-held retail jewelry corporation, from 1980 to 1982. Mr. Davis received a Bachelor of Science Degree in Business and Public Administration from the University of Texas.

     HAMISH BREWER was promoted to Senior Vice President of International in January 1998. Mr. Brewer previously served as Vice President of the Company's European, Middle East and African operations from 1996 to 1997, as Sales Director of the Company's European, Middle East and African operations from 1995 to 1996, and as a Marketing Representative from 1994 to 1995. Prior to joining the Company, Mr. Brewer served as a Retail Marketing Specialist with IBM from 1986 to 1994, and in various operational positions with a privately-held retail sales organization located in England. Mr. Brewer received a Bachelor of Science and a Bachelor of Commerce Degree from the University of Birmingham in England.

     JAMES D. ARMSTRONG has been a director of the Company since 1985 and currently serves as Co-Chairman of the Board with Mr. Pakis. Mr. Armstrong co-founded the Company in 1985 and served as its Chief Executive Officer until October 1997. Mr. Armstrong founded JDA Software Services, Ltd., a Canadian software development company, in 1978 and served as its President until 1987. Mr. Armstrong also served as a director of Mark's Work Wearhouse, a publicly-held Canadian specialty retailing company from 1985 to 1987. Mr. Armstrong attended Ryerson Polytechnic Institute in Toronto, Ontario.

     FREDERICK M. PAKIS has been a director of the Company since 1985 and currently serves as Co-Chairman of the Board with Mr. Armstrong. Mr. Pakis co-founded the Company in 1985 and served as its President until October 1997. Mr. Pakis served as a Retail Consulting Manager with Touche Ross & Co. from 1981 to 1985, and as Director of Corporate Planning for the Sherwin Williams Company, a home improvement specialty store company from 1976 to 1981. Mr. Pakis has served on the Board of Directors of Advanced Food Systems, Inc., a privately-held food manufacturing and distribution company since October 1997. Mr. Pakis attended the United States Military Academy at West Point, received a Bachelor of Science Degree in Operations Research from Case Western Reserve University and a Master of Business Administration Degree from the London School of Business, where he studied as a Sloan Fellow.

     KURT R. JAGGERS has served as a director of the Company since March 1995. Mr. Jaggers has served as a Managing Director of TA Associates, an equity investment firm since 1997. He has also served as a Principal for TA Associates from 1993 to 1997, and in various advisory capacities with that firm from 1990 to 1993. Mr. Jaggers currently serves on the Board of Directors of Invitrogen and International Microcircuits, two privately-held technology companies. Mr. Jaggers attended Stanford University, receiving a Bachelor of Science and a Master of Science Degree in electrical engineering, and a Master of Business Administration Degree.

     WILLIAM C. KEIPER joined the Company as a director on April 22, 1998. Mr. Keiper has served as a Managing Director of Software Equity Group, L.L.C., a software industry mergers, acquisitions and strategic consulting firm based in Phoenix, Arizona, since January 1998. From January 1993 until October 1997, Mr. Keiper served in various positions with Artisoft, Inc., a publicly-held software company that provides local area network, PC communications and computer telephony solutions. Mr. Keiper served as the President and Chief Operating Officer of Artisoft, Inc. from January 1993 until June 1993, Chief Executive Officer from June 1993 until October 1997, and Chairman of the Board from October 1995 until October 1997. From 1986 through January 1993, Mr. Keiper held various positions at MicroAge, Inc., a publicly-held distributor of personal computer hardware and software, including serving as President and Chief Operating Officer.

     Crawford L. Cole resigned from the Company's Board of Directors effective April 22, 1998.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
                      FOR NON-U.S. HOLDERS OF COMMON STOCK

     The following discussion concerns the material United States federal income tax consequences of the ownership and disposition of shares of Common Stock applicable to Non-U.S. Holders of shares of Common Stock. In general, a "Non-U.S. Holder" is any holder other than (i) a citizen or an individual considered under the U.S. tax laws to be a resident of the U.S., (ii) a corporation or partnership created or organized in the U.S. or under the laws of the U.S. or any State, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust for which a court within the U.S. is able to exercise primary supervision over the administration of the trust, and for which one or more U.S. fiduciaries has the authority to control all substantial decisions of the trust. The discussion is based on current law, which is subject to change retroactively or prospectively, and is for general information only. The discussion does not address all aspects of federal income taxation and does not address any aspects of federal estate taxation or of state, local or foreign tax laws. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. Holder (including the fact that in the case of a Non-U.S. Holder that is a partnership, the U.S. tax consequences of holding and disposing of shares of Common Stock may be affected by certain determinations made at the partner level). Accordingly, prospective investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of holding and disposing of shares of Common Stock.

     Dividends. Dividends, if any (see "Dividend Policy"), paid to a Non-U.S. Holder generally will be subject to United States withholding tax at a 30% rate (or a lower rate as may be prescribed by an applicable tax treaty) unless the dividends are effectively connected with a trade or business of the Non-U.S. Holder within the U.S. Dividends effectively connected with a trade or business will generally not be subject to withholding (if the Non-U.S. Holder complies with applicable U.S. Internal Revenue Service ("IRS") reporting requirements) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of a Non-U.S. Holder which is a corporation, such effectively connected income also may be subject to the branch profits tax (which is generally imposed on a foreign corporation on the deemed repatriation from the U.S. of effectively connected earnings and profits) at a 30% rate or, if available, a lower treaty rate. Under currently effective U.S. Treasury regulations, dividends paid to an address outside the U.S. are presumed to be paid to a resident of such country for purposes of the withholding tax. Under interpretations of currently effective U.S. Treasury regulations, the same presumption applies to determine the applicability of a reduced rate of withholding under a tax treaty. Thus, non-U.S. holders receiving dividends at addresses outside the U.S. are not currently required to file tax forms to obtain the benefit of an applicable treaty rate. Recently finalized U.S. Treasury Regulations applicable to dividends paid after December 31, 1999 (the "Final Regulations") generally provide that the status of a payee as a Non-U.S. Holder would be made based upon a withholding certificate. In addition, the Final Regulations establish certain presumptions upon which the Company may generally rely to determine whether, in the absence of a certification, a holder should be treated as a Non-U.S. Holder for purposes of the 30% withholding tax described above. The presumptions would not apply for purposes of granting a reduced rate of withholding under a treaty. Under the Final Regulations, to obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder will generally be required either (i) to provide an IRS Form W-8 certifying such Non-U.S. Holder's entitlement to benefits under a treaty together with, in certain circumstances, additional information or (ii) satisfy certain other applicable certification requirements. The Final Regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty and for purposes of the 30% withholding tax described above, dividends paid to a Non-U.S. Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity.

     Dispositions of Common Stock. Generally, a Non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the disposition of such holder's shares of Common Stock unless (i) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder with the U.S. (in which case the branch profits tax may also apply); (ii) the Non-U.S. Holder is an individual who holds the shares of Common Stock as a capital asset and is present in the U.S. for 183 days or more in the taxable year of the disposition and to whom such gain is U.S. source; (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain former U.S. citizens or residents; or (iv) the Company is or has been a "U.S. real property holding corporation" for federal income tax purposes (which the Company does not believe that it is or is likely to become) at any time during the five-year period ending on the date of disposition (or such shorter period that such shares were held).

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Dividends. The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to and the tax withheld, if any, with respect to such holder. These information reporting requirements apply regardless of whether withholding was reduced by an applicable tax treaty. Copies of these information returns may also be available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides. Dividends that are subject to U.S. withholding tax at the 30% statutory rate or at a reduced tax treaty rate and dividends that are effectively connected with the conduct of a trade or business in the U.S. (if certain certification and disclosure requirements are met) are exempt from backup withholding of U.S. federal income tax. In general, backup withholding at a rate of 31% and information reporting will apply to other dividends paid on shares of Common Stock to holders that are not "exempt recipients" and fail to provide in the manner required certain identifying information (such as the holder's name, address and taxpayer identification number). Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. For dividends paid after December 31, 1999, the Final Regulations provide certain presumptions and other rules under which Non-U.S. Holders may be subject to backup withholding and related information reporting in the absence of required certifications.

     Dispositions of Common Stock. The payment of the proceeds from the disposition of shares of Common Stock through the U.S. office of a broker will be subject to information reporting and backup withholding unless the holder, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. Generally, the payment of the proceeds from the disposition of shares of Common Stock to or through a non-U.S. office of a broker will not be subject to backup withholding and will not be subject to information reporting. In the case of the payment of proceeds from the disposition of shares of Common Stock through a non-U.S. office of a broker that is a U.S. person or a "U.S.-related person," existing regulations require information reporting (but not backup withholding) on the payment unless the broker receives a statement from the owner, signed under penalties of perjury, certifying, among other things, its status as a Non-U.S. Holder, or the broker has documentary evidence in its files that the owner is a Non-U.S. Holder, the broker has no actual knowledge to the contrary and ceratin other requirements are satisfied. For tax purposes, a "U.S.-related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) effective after December 31, 1999, certain brokers that are foreign partnerships with U.S. partners or that are engaged in a U.S. trade or business.

     Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom and the procedures for obtaining such an exemption, if available.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below for whom Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Hambrecht & Quist LLC are acting as U.S. Representatives, and the International Underwriters named below for whom Morgan Stanley & Co. International Limited, Donaldson, Lufkin & Jenrette International and Hambrecht & Quist LLC are acting as International Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of shares of Common Stock set forth opposite the names of such Underwriters below:

                                                                NUMBER OF
                            NAME                                 SHARES
                            ----                                ---------
U.S. Underwriters:
  Morgan Stanley & Co. Incorporated.........................      480,000
  Donaldson, Lufkin & Jenrette Securities Corporation.......      240,000
  Hambrecht & Quist LLC.....................................      240,000
  Adams, Harkness & Hill, Inc. .............................       40,000
  A.G. Edwards & Sons, Inc. ................................       80,000
  Jefferies & Company, Inc. ................................       40,000
  Edward D. Jones & Co., L.P. ..............................       80,000
  Lazard Freres & Co. LLC...................................       80,000
  Pacific Growth Equities, Inc. ............................       40,000
  Piper Jaffray Inc. .......................................       80,000
  Prudential Securities Incorporated........................       80,000
  Wheat, First Securities, Inc. ............................       40,000
                                                                ---------
     Subtotal...............................................    1,520,000
                                                                ---------
International Underwriters:
  Morgan Stanley & Co. International Limited................      240,000
  Donaldson, Lufkin & Jenrette International................      120,000
  Hambrecht & Quist LLC.....................................      120,000
                                                                ---------
     Subtotal...............................................      480,000
                                                                ---------
          Total.............................................    2,000,000
                                                                =========

     The U.S. Underwriters and the International Underwriters, and the U.S. Representatives and the International Representatives, are collectively referred to as the "Underwriters" and the "Representatives," respectively. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken.

     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares (as defined herein) for the account of anyone other than a United States or Canadian Person (as defined herein) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares for the account of any United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person. With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter apply only to it in its capacity as a U.S. Underwriter and (ii) made by it in its capacity as an International Underwriter apply only to it in its capacity as an International Underwriter. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of Common Stock to be purchased by the Underwriters under the Underwriting Agreement are referred to herein as the "Shares."

     Pursuant to the Agreement between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of Shares as may be mutually agreed. The per share price of any Shares so sold shall be the public offering price set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

     Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the date six months after the closing date for the sale of the Shares to the International Underwriters, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

     The Underwriters initially propose to offer part of the shares of Common Stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of $1.42 a share under the public offering price. Any Underwriter may allow, and such dealers may reallow, a concession not in excess of $.10 a share to other Underwriters or to certain dealers. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the Representatives.

     The Company has granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 300,000 additional shares of Common Stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Common Stock offered hereby. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of Common Stock set forth next to the names of all U.S. Underwriters in the preceding table.

     Each of the Company and the directors and executive officers of the Company has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of this Prospectus, subject to certain exceptions,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     In order to facilitate the offering of the Common Stock, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position in the Common Stock for their own account. In addition, to cover over-allotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Common Stock in the offering, if the syndicate repurchases previously distributed Common Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Underwriters and dealers may engage in passive market making transactions in the Common Stock in accordance with Rule 103 of Regulation M promulgated by the Securities and Exchange Commission. In general, a passive market maker may not bid for, or purchase, the Common Stock at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the Common Stock during a specified two month prior period, or 200 shares, whichever is greater. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of the Common Stock above independent market levels. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

     The validity of the securities offered hereby has been and general corporate legal matters will be passed upon for the Company by Gray Cary Ware & Freidenrich LLP, Austin, Texas. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Brobeck, Phleger & Harrison LLP, Austin, Texas.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference and has been so incorporated in reliance upon such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 and, in connection therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549. In addition, copies of such materials filed electronically by the Company with the Commission may be obtained from the web site that the Commission maintains at http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus concerning the contents of any documents referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description, and each such statement shall be deemed qualified in its entirety by such reference.

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

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